Exhibit 10.1

Execution Version

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, this exhibit omits certain information, identified by [***],

that is not material and that the registrant treats as private or confidential.

SECURITIES PURCHASE AGREEMENT

DATED AS OF AUGUST 14, 2022

AMONG

Faraday Future Intelligent Electric Inc.,

as the Issuer

FF SIMPLICITY VENTURES LLC

as administrative agent and collateral agent,

and

THE PURCHASERS

FROM TIME TO TIME PARTY HERETO

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-ii-

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-iv-

ANNEXES, EXHIBITS AND SCHEDULES

ANNEXES

Annex A	-	Definitions
Annex B	-	Commitment Annex
Annex C	-	Closing Checklist

EXHIBITS

Exhibit A	-	Assignment Agreement
Exhibit B	-	Payment Notification
Exhibit C	-	Convertible Note
Exhibit D	-	Warrant
Exhibit E	-	Joinder

SCHEDULES

Schedule 3.1	-	Existence, Organizational Identification Numbers, Foreign Qualification, Prior Names
Schedule 3.4	-	Capitalization
Schedule 3.6	-	Litigation
Schedule 3.9	-	Labor Matters
Schedule 3.13	-	Taxes
Schedule 3.14	-	ERISA
Schedule 3.17	-	Intellectual Property
Schedule 3.18	-	Real Estate
Schedule 3.20	-	Bank Accounts
Schedule 3.23	-	Outstanding Debt
Schedule 4.12	-	Post-Closing Tax Liens
Schedule 5.2	-	Liens
Schedule 5.3	-	Contingent Obligations
Schedule 5.8	-	Investments
Schedule 5.9	-	Affiliate Transactions
Schedule 13.6	-	Certain Related Transactions

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SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT dated as of August 14, 2022, is by and among, Faraday Future Intelligent Electric Inc. (the “Issuer”), the other Credit Parties from time to time party hereto, the financial institutions or other entities from time to time parties hereto, each as a “Purchaser” and collectively the “Purchasers”, and FF SIMPLICITY VENTURES LLC, a Delaware limited liability company (“FSV”), as administrative agent and collateral agent (in such capacity, the “Agent”).

RECITALS:

WHEREAS, the Issuer wishes to sell to the Purchasers, and the Purchasers have agreed to purchase from the Issuer, senior secured convertible promissory notes issued by the Issuer to the Purchasers in an aggregate principal amount as indicated on the Commitment Annex (each a “Bridge Note” and collectively, the “Bridge Notes”) upon and subject to the terms and conditions set forth in this Agreement;

WHEREAS, the Issuer wishes to sell to the Purchasers, and the Purchasers may purchase from the Issuer, on any Subsequent Closing Date, Incremental Notes in an aggregate principal amount of up to $300,000,000, less the principal amount of any Bridge Notes and Additional Incremental Debt, upon and subject to the terms and conditions set forth in this Agreement; provided, however, as of the date hereof, the Purchasers have agreed to purchase from the Issuer an aggregate principal amount of Incremental Notes on a Subsequent Closing Date as indicated on the Commitment Annex;

WHEREAS, each of the Issuer’s Subsidiaries (other than Excluded Subsidiaries) is willing to guaranty all of the Obligations;

WHEREAS, each of the Issuer and each Guarantor are willing to secure all of the Obligations by granting to the Agent, for the benefit of the Secured Parties, a first priority perfected Lien upon substantially all of its personal and real property; and

WHEREAS, the guaranties made to the Agent and the Purchasers and the liens granted to the Agent, for the benefit of the Secured Parties, are each a condition and inducement to the Agent and the Purchasers to enter into the transactions contemplated hereunder and under the other Financing Documents.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Credit Parties, the Purchasers, and the Agent agree as follows:

Article 1
DEFINITIONS

Section 1.1  Certain Defined Terms.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms on Annex A to this Agreement.

Section 1.2  Accounting Terms and Determinations.

Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including without limitation determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP consistently applied. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value.”

Section 1.3  Other Definitional Provisions and References.

References in this Agreement to “Articles”, “Sections”, “Annexes”, “Exhibits” or “Schedules” shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. “Include”, “includes” and “including” shall be deemed to be followed by “without limitation”. Except as otherwise specified or limited herein, references to any Person include the successors and assigns of such Person. References “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively. Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among the parties hereto shall be made in lawful money of the United States and in immediately available funds. Time is of the essence for each performance obligation of each Credit Party under this Agreement and each Financing Document. All amounts used for purposes of financial calculations required to be made herein shall be without duplication. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations. References to any statute or act, without additional reference, shall be deemed to refer to federal statutes and acts of the United States. References to any agreement, instrument or document shall include all schedules, exhibits, annexes and other attachments thereto. Unless otherwise expressly provided herein or in any other Financing Document, references to agreements and other contractual instruments, including this Agreement and the other Financing Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Financing Document. References to any statute or regulation may be made by using either the common or public name thereof or a specific cite reference and, except as otherwise provided with respect to FATCA, are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

Article 2

PURCHASE AND SALE

Section 2.1  Notes; Repayment of Notes.

(a) Commitment, Purchase, Sale and Issuance of the Notes.

(i)  Effective as of the Closing Date, each Purchaser hereby commits to acquire from the Issuer the principal amount of Bridge Notes in an amount equal to the Bridge Note Commitment Amount set forth opposite such Purchaser’s name on the Commitment Annex, with respect to the Initial Bridge Notes, subject only to the conditions set forth in Section 7.1 and Section 7.2, with respect to the Second Bridge Notes, Section 7.3 and with respect to the Third Bridge Notes, Section 7.4.

(ii)  On each Subsequent Closing Date, the Issuer shall issue and sell to each Purchaser, and each Purchaser shall acquire from the Issuer, and hereby commits to acquire, subject only to the conditions contained in the definition of Subsequent Closing Date, senior secured convertible promissory notes issued by the Issuer to each Purchaser in the principal amount set forth opposite such Purchaser’s name on the Commitment Annex (each an “Incremental Note” and collectively, the “Incremental Notes”); provided, however, the Issuer may also in its sole discretion sell to the Purchasers, and each Purchaser may in its sole discretion, purchase from the Issuer, on any Subsequent Closing Date, additional Incremental Notes, upon and subject to the terms and conditions contained in the definition of Subsequent Closing Date; provided, however, notwithstanding anything to the contrary set forth above or set forth herein, the aggregate principal amounts of the Bridge Notes, Incremental Notes and principal amounts under the Additional Incremental Debt (collectively, the “Tranche A Notes”) shall not in any event exceed $300,000,000. After the Closing Date, the Issuer shall be permitted to identify Persons that desire to provide commitments to purchase Bridge Notes or Incremental Notes under this Agreement and, upon execution and delivery by the Issuer, such Person and the Agent (which the Agent agrees to promptly execute) of joinder documentation in substantially the form of Exhibit E (or other form reasonably acceptable to the Issuer, such Person and the Agent), such Person shall become a Purchaser hereunder for all purposes and the Commitment Annex will be deemed amended to reflect such Person’s additional commitment in respect of Bridge Notes or Incremental Notes, as applicable.

(b) Closing.

(i)  The purchase and issuance of the Initial Bridge Notes shall take place upon the satisfaction of all the conditions set forth in Section 7.2 hereof (the “Initial Bridge Closing”); provided however, if such conditions are not satisfied on or prior to August 22, 2022, such commitment to purchase and issue such Initial Bridge Notes and all other commitments under this Agreement to purchase any Bridge Notes shall automatically terminate. At the Initial Bridge Closing, each applicable Purchaser shall purchase the Initial Bridge Notes in accordance with its Initial Bridge Note Commitment Percentage and disburse the net proceeds (with netting to account for the amounts described in in Section 2.4(e)) from the purchase of the Initial Bridge Notes pursuant to the Notice of Issuance and Disbursement Authorization delivered by the Issuer.

(ii)  The purchase and issuance of the Second Bridge Notes shall take place on the twentieth (20th) Business Day following the Initial Bridge Closing, so long as all the conditions set forth in Section 7.3 hereof have been satisfied (the “Second Bridge Closing”); provided however, if such conditions are not satisfied on such twentieth (20th) Business Day, such commitment to purchase and issue such Second Bridge Notes and all other commitments under this Agreement to purchase any Bridge Notes shall automatically terminate. At the Second Bridge Closing, each applicable Purchaser shall purchase the Second Bridge Notes in accordance with its Second Bridge Note Commitment Percentage and disburse the net proceeds (with netting to account for the amounts described in in Section 2.4(e)) from the purchase of the Second Bridge Notes pursuant to the Notice of Issuance and Disbursement Authorization delivered by the Issuer.

(iii) The purchase and issuance of the Third Bridge Notes shall take place on October 11, 2022, so long as all the conditions set forth in Section 7.4 hereof have been satisfied (the “Third Bridge Closing”); provided however, if such conditions are not satisfied on October 11, 2022, such commitment to purchase and issue such Third Bridge Notes and all other commitments under this Agreement to purchase any Bridge Notes shall automatically terminate. At the Third Bridge Closing, each applicable Purchaser shall purchase the Third Bridge Notes in accordance with its Third Bridge Note Commitment Percentage and disburse the net proceeds (with netting to account for the amounts described in in Section 2.4(e)) from the purchase of the Third Bridge Notes pursuant to the Notice of Issuance and Disbursement Authorization delivered by the Issuer.

(iv) The purchase and issuance of the Incremental Notes shall take place on a Subsequent Closing Date. On each Subsequent Closing Date, each applicable Purchaser shall purchase the Incremental Notes in accordance with their Incremental Note Commitment Percentage by depositing the net proceeds thereof (with netting to account for the amounts described in in Section 2.4(e)) to the Issuer in accordance with the Notice of Issuance and Disbursement Authorization delivered by the Issuer to such Purchaser or pursuant to other arrangements as shall have been agreed between such Purchaser and the Issuer and, in each case, the Issuer shall deliver the Incremental Notes to the applicable Purchasers upon receipt of the applicable funds.

(v) Each Credit Party acknowledges and agrees that (i) no notices or documentation that constitute material non-public information shall be sent to the Agent following any Bridge Closing until the following Bridge Closing (other than, for the avoidance of doubt, any notices or information relating to such following Bridge Closing, which shall be sent either after the market closes or on a day other than a Business Day), and (ii) if any notices or documents sent by any Credit Party to the Agent contain any material non-public information, such notices or documents must be sent either after the market closes or on a day other than a Business Day and the Issuer shall file an 8-K immediately following the day such information was delivered before the market opens (unless the Agent has agreed to accept such information); provided that, any notice or other documentation withheld and not disclosed to the Agent or the Purchasers as a result of this paragraph shall not result in a violation of any other provision of the Financing Documents that may require the disclosure of such notice or documentation; provided further that, such notice or other documentation shall be disclosed to Agent on the applicable Bridge Closing in accordance with such other provision.

(c) Commitments.

(i) Each Purchaser’s obligation to purchase the Bridge Notes shall be limited to such Purchaser’s applicable Bridge Note Commitment Percentage, and no Purchaser shall have any obligation to fund any portion of the Bridge Notes required to be funded by any other Purchaser, but not so funded. The Issuer shall not have any right to reborrow any portion of the Bridge Notes which are repaid or prepaid from time to time.

(ii) Each Purchaser is obligated to purchase its Incremental Note Commitment Percentage of Incremental Notes on the applicable Subsequent Closing Date. No Purchaser shall have any other obligation to fund any additional Incremental Notes and the purchase of any such additional Incremental Notes shall be at the sole and absolute discretion of each Purchaser. The Issuer shall not have any right to reborrow any portion of the Incremental Notes which is repaid or prepaid from time to time.

(iii) Notwithstanding anything to the contrary contained herein, if the conditions set forth in (a) Section 7.2 are not satisfied on or before August 22, 2022, (b) Section 7.3 are not satisfied on the Second Bridge Closing or (c) Section 7.4 are not satisfied on the Third Bridge Closing, all commitments and obligations to purchase and issue any remaining Bridge Notes shall terminate.

(d) Maturity Date. Subject to acceleration upon the occurrence and during the continuance of an Event of Default under this Agreement or termination of this Agreement, and subject to the application of any prepayments in accordance with the terms hereof, the Notes shall become due and payable, and the Issuer shall repay the Notes through, a payment equal to the full outstanding balance of the Notes on the Maturity Date.

(e) Optional Prepayments of Notes. The Issuers may, from time to time, prepay the principal amount owing under the Notes, so long as: (A) Borrowing Agent shall have provided at least fifteen (15) Business Days prior written notice to Agent of such prepayment and with delivery to the Purchasers of an appropriately completed Payment Notification (which notice, once given, shall be irrevocable but may be conditioned on the consummation of other transactions), (B) such prepayment shall be accompanied by the payment of any Premium Payment Amount set forth herein, (C) the Equity Conditions (as defined in the Note) are met during each Business Day of such fifteen (15) Business Day notice period, and (D) the Issuers have waived the restriction on transfer set forth in Section 3(f) under the Notes.

(f) Optional Purchase of Additional Note. Each Purchaser has the option upon written notice to the Issuer to purchase from time to time for twelve (12) months from the Effective Date, and if such option is exercised, the Issuer shall issue to such Purchaser additional convertible senior secured notes and warrants on the same terms as the Incremental Notes in an amount not to exceed the initial principal amount of the Bridge Notes and Incremental Notes issued to such Purchaser pursuant to the terms hereof (the “Tranche B Notes”); provided, that (i) if at the end of such twelve (12) month period all of the Tranche B Notes have not been purchased, then each of the Purchasers that purchased any Tranche B Notes hereunder will have the option in one additional round completed on the date that is fifteen (15) Business Days after the end of such twelve (12) month period to purchase any remaining amount of Tranche B Notes based on each participating Purchasers’ respective pro rata share of the Tranche B Notes previously purchased by such Purchaser and (ii) if during such twelve (12) month period (x) the Purchasers have not fully exercised the option for the Tranche B Notes and (y) the Issuer proposes to issue additional Debt, the Issuer will first offer the Purchasers the pro rata opportunity, together with all holders of Additional Incremental Debt then outstanding, based on the aggregate amount of Tranche A Notes then outstanding (provided that in the event the Purchasers and/or holders of Additional Incremental Debt do not exercise the option in full, participating Purchasers, together with participating holders of Additional Incremental Debt, will have the option in one additional round completed promptly to purchase any remaining amount based on the participating Purchasers’ and holders’ respective pro rata share of Tranche A Notes to provide all of such Debt (the “First Offer Financing”) by providing a written notice thereof containing the material terms thereof (which, in the case of any First Offer Financing, that will be marketed or syndicated, may consist of estimated market clearing terms as determined by the underwriters or arrangers of such financing); provided, further, that if the Purchasers decline to offer to provide all of the First Offer Financing or fail to timely accept the First Offer Notice Terms in accordance with the following sentence, any purchase option under the Tranche B Notes exercised after (but not before) the closing of any First Offer Financing on the First Offer Notice Terms (or substantially similar terms) shall be junior in right of security to such Debt financing (subject to intercreditor arrangements to be reasonably agreed by the Issuer and the Agent). The Purchasers shall, within ten (10) Business Days of such notice from the Issuer of the First Offer Financing (the “First Offer Decision Date”), either (x) decline to offer to provide such First Offer Financing or (y) accept such offer to provide all of such First Offer Financing on the terms of such First Offer Financing (the “First Offer Notice Terms”). If the Purchasers timely accept the First Offer Notice Terms, the parties agree to promptly consummate the transaction contemplated by such First Offer Notice Terms. If the Purchasers reject the First Offer Notice Terms or fail to timely accept the First Offer Notice Terms, the Issuer may consummate the First Offer Financing on the First Offer Notice Terms (or substantially similar terms) with any other Person(s) so long as of such Debt financing has been consummated within sixty (60) days of the First Offer Decision Date (or within ninety (90) days of the First Offer Decision Date, so long as a term sheet setting forth the terms of such Debt financing has been executed with such Person(s) within sixty (60) days of the First Offer Decision Date) without again complying with this Section.

Section 2.2  Premium Payment Amount

In the event that (a) any Note is prepaid, repaid, reduced, refinanced, or replaced in whole or in part before the Maturity Date (other than pursuant to a mandatory prepayment made under Section 2.3(b), (d) or (e)), (b) the Obligations are accelerated (whether pursuant to the terms of this Agreement, by operation of law, or otherwise), (c) any Note is satisfied as a result of a foreclosure sale or by any other means, or (d) an Event of Default occurs under Section 8.1(f) or 8.1(g), then, on the effective date of such prepayment, repayment, reduction, refinancing, replacement, acceleration, sale or such Event of Default, the Issuer shall pay to the Purchasers, in addition to all other Obligations, an amount equal to the percentage (the “Premium Percentage”) of the principal amount of the Note(s) being prepaid, repaid, refinanced, replaced, accelerated, or subject to a sale through foreclosure or otherwise or an Event of Default under Section 8.1(f) or 8.1(g) (or required or deemed to be prepaid, repaid, refinanced, replaced, or subject to an acceleration, sale or such Event of Default), determined in accordance with the following chart:

Date of Redemption	Premium Percentage
Initial Bridge Closing through and including the first anniversary of the Initial Bridge Closing	10%
After the first anniversary of the Initial Bridge Closing through and including the second anniversary of the Initial Bridge Closing	5%
After the second anniversary of the Initial Bridge Closing	0%

Any Premium Payment Amount payable in accordance with this Section 2.2 shall be presumed to be equal to the liquidated damages sustained by the Purchasers as the result of the occurrence of any event triggering the prepayment of such Premium Payment Amount and the Issuer agrees that it is reasonable under the circumstances currently existing. The parties hereto acknowledge that the Premium Payment Amount shall survive acceleration of the Obligations and/or the occurrence of any insolvency proceeding, and shall automatically accrue to the principal amount of the Notes and shall constitute part of the Obligations for all purposes herein. If any Note is accelerated for any reason pursuant to the terms herein, the Premium Payment Amount shall be calculated as if the date of acceleration of such Note was the date of prepayment of such Note. THE ISSUER EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT PREMIUM IN CONNECTION WITH ANY ACCELERATION. The Issuer expressly agrees that: (A) the Premium Payment Amount is reasonable and is the product of an arm's length transaction between sophisticated business people, ably represented by counsel; (B) the Premium Payment Amount shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Purchasers and the Issuer giving specific consideration in this transaction for such agreement to pay the Premium Payment Amount; (D) the Issuer shall be estopped hereafter from claiming differently than as agreed to in this paragraph; (E) their agreement to pay the Premium Payment Amount is a material inducement to the Purchasers to purchase the Notes; and (F) the Premium Payment Amount represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Purchasers and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Purchasers or profits lost by the Purchasers as a result of such event triggering payment of the Premium Payment Amount.

Section 2.3  Mandatory Payments.

There shall become due and payable and the Issuer shall prepay the Notes in the following amounts and at the following times, and, in each case, subject to Section 2.3(i) (and including any Premium Percentage solely in the case of Sections 2.3(g)):

(a) [Reserved].

(b) Casualty and Other Insurance Proceeds. Within five (5) Business Days after any Credit Party or any Subsidiary (or the Agent as loss payee or assignee) receives any Major Casualty Proceeds in excess of (x) $750,000, and following a Threshold Reset Event, $1,500,000, in the aggregate in any fiscal year and (y) $2,500,000, and following a Threshold Reset Event, $5,000,000, in the aggregate prior to the Maturity Date, an amount equal to one hundred percent (100%) of such Major Casualty Proceeds.

(c) [Reserved].

(d) Asset Disposition Proceeds. Within five (5) Business Days after any Credit Party or any Subsidiary receives Net Cash Proceeds of any Asset Disposition in excess of (x) $750,000, and following a Threshold Reset Event, $1,500,000, in the aggregate in any fiscal year and (y) $2,500,000, and following a Threshold Reset Event, $5,000,000, in the aggregate prior to the Maturity Date, an amount equal to one hundred percent (100%) of such Net Cash Proceeds of such Asset Disposition.

(e) Extraordinary Receipts. Within five (5) Business Days of the receipt by any Credit Party or any Subsidiary of Net Cash Proceeds in respect of any Extraordinary Receipt in excess of (x) $750,000, and following a Threshold Reset Event, $1,500,000, in the aggregate in any fiscal year and (y) $2,500,000, and following a Threshold Reset Event, $5,000,000, in the aggregate prior to the Maturity Date, an amount equal to such Net Cash Proceeds of such Extraordinary Receipt.

(f) [Reserved.]

(g) Change of Control. Within five (5) Business Days of the occurrence of a Change of Control, an amount equal to all of the outstanding Obligations.

(h) Reinvestment Rights. With respect to any Major Casualty Proceeds or Net Cash Proceeds that are subject to Section 2.3(b) or Section 2.3(d), at the option of any of the Credit Parties or any Subsidiary, any Credit Party or Subsidiary may (in lieu of making a prepayment pursuant to Section 2.3(b) or Section 2.3(d)) elect to reinvest an amount equal to all or any portion of such Major Casualty Proceeds or Net Cash Proceeds, so long as the Major Casualty Proceeds and Net Cash Proceeds collectively do not exceed $5,000,000; provided, however, prior to the Threshold Reset Event, only $2,000,000 with respect to Net Cash Proceeds that are subject to Section 2.3(d), and following a Threshold Reset Event $10,000,000, in the aggregate, to repair, replace or reconstruct damaged property or property affected by loss, destruction, damage, condemnation, confiscation, requisition, seizure or taking, or replace such property with other capital assets used or useful in the business of the Credit Parties within six (6) months following receipt of such Major Casualty Proceeds or Net Cash Proceeds or if any Credit Party enters into a legally binding commitment to reinvest such Major Casualty Proceeds or Net Cash Proceeds within six (6) months following receipt of such Major Casualty Proceeds or Net Cash Proceeds, no later than ninety (90) days after the end of such six (6) month period.

(i) General Provisions. The Issuers shall deliver to each Purchaser an appropriately completed Payment Notification promptly upon the occurrence of any event that gives rises to a mandatory prepayment. Any Purchaser may elect to waive all or any portion of the prepayments required to be paid to such Purchaser in this Section 2.3 (or the Required Purchasers may elect to waive all or any portion of the prepayments required to be paid to all Purchasers in this Section 2.3). Subject to the previous sentence, all mandatory prepayments of the Notes shall be applied pro rata against all Notes that are secured on a first-priority basis and all other Debt secured on a first priority basis (it being understood and agreed that the amount of any mandatory prepayment required hereunder may be reduced on a pro rata basis to the extent of any of the Additional Incremental Debt of the Credit Parties that is secured on a first priority pari passu basis).

Section 2.4  Interest, Fees and Calculations.

(a) Interest. Interest shall accrue on, and be payable when and as set forth in, each Note.

(b) Default Rate of Interest. Default interest shall accrue on, and be payable when and as set forth in, each Note.

(c) [Reserved].

(d) Maximum Lawful Rate. In no event shall the interest charged with respect to any Note or any other Obligation exceed the maximum amount permitted under the laws of the State of New York or of any other applicable jurisdiction. Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable hereunder or under any Note or other Financing Document (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable Law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, the Issuers shall, to the extent permitted by Law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest received by any Purchaser exceed the amount which it could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, any Purchaser has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Notes or to other amounts (other than interest) payable hereunder. If no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to the Issuers. In computing interest payable with reference to the Maximum Lawful Rate applicable to any Purchaser, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

(e) The Issuer agrees that the purchase price of each Note shall be reduced by an original issue discount equal to ten percent (10%) of such purchase price (the “Original Issue Discount”), which Original Issue Discount shall be retained by the Agent (with respect to Purchasers affiliated with the Agent) or the applicable Purchasers (with respect to Purchasers not affiliated with the Agent) via net funding, provided, that for the avoidance of doubt, the Issuer agrees that, notwithstanding such deduction from the purchase price of such Note, the Issuer remains liable to pay (1) the full principal amount of such Note (inclusive of the Original Issue Discount), without giving effect to such deduction, and (2) accrued interest shall be payable on the full outstanding principal amount of such Note, without giving effect to such deduction.

Section 2.5  Notes; MFN.

(a) The portion of the Bridge Notes purchased by each Purchaser shall be evidenced by a promissory note, substantially in the form of Exhibit C hereto or such other form as shall be agreed between the Issuer and such Purchaser, executed by the Issuer in an original principal amount equal to such Purchaser’s applicable share of the Bridge Notes. The portion of the Incremental Notes purchased by each Purchaser shall be evidenced by a promissory note, substantially in the form of Exhibit C hereto or such other form as shall be agreed between the Issuer and such Purchaser, executed by the Issuer in an original principal amount equal to such Purchaser’s applicable share of the Incremental Notes. The portion of the Tranche B Notes purchased by each Purchaser shall be evidenced by a promissory note, substantially in the form of Exhibit C hereto (except that if the Issuer and any applicable Purchaser has agreed to a form of Bridge Note or Incremental Note that is different than Exhibit C, such Tranche B Notes shall be substantially in the form of such different Note), executed by the Issuer in an original principal amount equal to such Purchaser’s applicable share of the Tranche B Notes.

(b)  In the event that, after any Purchaser (the “Specified Purchaser”) has committed to purchase Notes and Warrants hereunder (the terms of any such purchased Notes and Warrants, the “Specified Terms”), the agreed economic or other material terms of any Note or any Warrant (including pursuant to any side letter with such Purchaser that affects the agreed economic or other material terms of such Notes or Warrants) issued simultaneously or thereafter pursuant to this Agreement are more favorable to the applicable Purchaser of such Note or Warrant than the Specified Terms in any material respect, the Issuer and the Specified Purchaser shall amend such Specified Purchaser’s Notes or Warrants to include such more favorable term(s) (such amendment(s) referred to as a “MFN Amendment”). The Bridge Notes, Incremental Notes and Tranche B Notes shall collectively be referred to as the “Notes”.

Section 2.6  Provisions Regarding Payment.

(a) General. All payments to be made by Credit Parties under any Financing Document, including payments of principal and interest made hereunder and pursuant to any other Financing Document, and all fees, expenses, Premium Payment Amount, indemnities and reimbursements, shall be made without setoff or counterclaim. Except as otherwise provided herein and unless otherwise directed by Agent, all payments by the Issuer hereunder shall be made to the Agent, for the benefit of the Purchasers, for the account of the Agent and respective Purchasers to which such payment is owed, to an account designated by the Agent in writing from time to time to the Issuers, in dollars and in immediately available funds; provided that the direction by Agent to the Credit Parties to send any payment or payments directly to the Purchasers (or otherwise to an account not held by Agent), shall not relieve Agent of its duties to ensure payments are appropriately directed to each Purchaser entitled thereto, including through the delivery to the Credit Parties of invoices, allocation schedules, wire transfer instructions and other necessary and appropriate documentation regarding such payment, which the Credit Parties may rely on in making payments to the Purchasers as directed. The Agent will promptly distribute to each Purchaser its pro rata share of such payment in like funds as received by wire transfer to an account designated by such Purchaser in writing from time to time to the Agent. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension (it being understood and agreed that, solely for purposes of calculating covenants and computations contained herein and determining compliance therewith, if payment is made, in full, on any such extended due date, such payment shall be deemed to have been paid on the original due date without giving effect to any extension thereto). Any payments received before 2:00 p.m. (Eastern time) on any date shall be deemed received by the Agent or such Purchaser on such date, and any payments received after 2:00 p.m. (Eastern time) on any date shall be deemed received on the next succeeding Business Day (unless otherwise agreed by the Agent or such Purchaser).

(b) Loan Account. The Agent shall maintain a loan account on its books to record the Notes and other purchases of Notes made by each Purchaser hereunder or under any other Financing Document, and all payments thereon made by Credit Parties. All entries in each such loan account shall be made in accordance with the Agent’s customary practices as in effect from time to time; provided, however, the failure by Agent to record the date and outstanding amount of any Note shall not adversely affect Agent or any Lender. The records of Agent with respect to the Issuer’s account shall be prima facie evidence absent manifest error of the amounts of Notes and other charges thereto and of payments applicable thereto.

(c) All Prepayments. So long as no Default or Event of Default has occurred or is continuing, all mandatory prepayments of Notes shall be applied (subject to any intercreditor arrangements existing among the Notes): first, against the principal balance of the Notes, until the same shall have been paid in full; and second, to the accrued, payable, and unpaid interest in the order of maturity. Following the occurrence and during the continuance of a Default or Event of Default, all mandatory prepayments of Notes shall be applied (subject to any intercreditor arrangements existing among the Notes): first, to the accrued, payable, and unpaid interest in the order of maturity; and second, against the principal balance of the Notes, until the same shall have been paid in full.

Section 2.7  Certain Tax Matters.

The Credit Parties and the Purchasers agree that, for purposes of Treasury Regulations Section 1.1273-2(h), the Purchased Securities and the Warrants constitute an “investment unit” for purposes of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended. The Agent shall within 45 days following the Initial Bridge Closing, for purposes of Treasury Regulations Section 1.1273-2(h), the Agent shall propose to the Issuer an allocation of the aggregate fair market value of the Warrants issued at Initial Bridge Closing (the “Valuation”). If the Issuer does not notify the Agent of any dispute or disagreement regarding the proposed Valuation within twenty (20) days of receipt, then the Valuation shall become final. If the Issuer notifies the Agent of any such dispute or disagreement within twenty (20) days of receipt, then the Issuer and the Agent shall endeavor in good faith to resolve such dispute with twenty (20) days after the Issuer so notifies the Agent. If the Issuer and the Agent are unable to resolve the dispute, then such dispute shall be submitted to an independent, nationally recognized valuation or financial advisory firm (mutually agreed to by the Issuer and the Agent) for final resolution, with the costs of such valuation or financial advisory firm to be paid one-half by the Issuer and one-half by the Agent. Neither the Credit Parties nor the Purchasers will take any position for United States federal income Tax purposes that is inconsistent with the provisions of this Section 2.7 unless otherwise required by the IRS or another Governmental Authority following an audit or examination.

Article 3

REPRESENTATIONS AND WARRANTIES

To induce the Agent and the Purchasers to enter into this Agreement and to purchase the Purchased Securities and other transactions contemplated thereby, the Credit Parties hereby represent and warrant to the Agent and each Purchaser that the following are, and after giving effect to the consummation of the transactions contemplated by the Financing Documents will be, true, correct and complete as of the Closing Date, the Initial Bridge Closing, the Second Bridge Closing, the Third Bridge Closing and the Subsequent Closing Date:

Section 3.1  Existence and Power.

Each Credit Party and each Domestic Subsidiary (a) is an entity duly organized, validly existing and in good standing (to the extent applicable in the relevant jurisdiction) under the laws of its jurisdiction of incorporation, organization, or formation (except, solely in the case of any Subsidiary that is not a Credit Party, where the failure to be in good standing could not reasonably be expected to have a Material Adverse Effect) which, with respect to each Credit Party in existence as of the Closing Date, is specified on Schedule 3.1, has the same legal name as it appears in such Person’s Organizational Documents and an organizational identification number (if any), in each case as of the Closing Date as specified on Schedule 3.1, and (b) has all powers and all governmental licenses, authorizations, registrations, permits, consents and approvals required under all applicable Laws and required in order to carry on its business as now conducted (collectively, “Permits”), except where the failure to have such Permits could not reasonably be expected to have a Material Adverse Effect. Each Credit Party and each Domestic Subsidiary is qualified to do business as a foreign entity in each jurisdiction in which it is required to be so qualified, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.1, no Credit Party has had, over the five (5) year period preceding the Closing Date, any name other than its current name or was incorporated or organized under the laws of any jurisdiction other than its current jurisdiction of incorporation or organization. As of the Closing Date, except for the Subsidiaries set forth on Schedule 3.1, no Subsidiary exists.

Section 3.2  Organizational Authority and Governmental Authorization; No Contravention.

The execution, delivery and performance by each Credit Party of the Financing Documents to which it is a party are (a) within its corporate, limited liability company, general partnership or limited, partnership powers, as applicable, (b) have been duly authorized by all necessary action pursuant to its Organizational Documents, (c) except for actions required to perfect Liens granted to the Agent under the Financing Documents, require no further approval, consent, exemption, authorization or other action by or in respect of, or filing with, or notice to, any Governmental Authority, except for (i) the approvals, consents, exemptions, authorizations, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given, or made in full force and effect pursuant to the Security Documents) and (ii) those approvals, consents exemptions, authorization, actions, notices and filings, the failure of which to obtain or make has not resulted in, or could not reasonably be expected, individually or in the aggregate to result in a Material Adverse Effect and (d) do not violate, conflict with or cause a breach or a default under or a right of termination under (i) any of the Organizational Documents of any Credit Party or (ii) any applicable Law or any contract, agreement, lease or other instrument binding upon it or its properties, except for such violations, conflicts, breaches or defaults or rights of termination as could not, with respect to this clause (d)(ii), reasonably be expected to have a Material Adverse Effect.

Section 3.3  Binding Effect.

Each of the Financing Documents to which any Credit Party is a party constitutes a valid and binding agreement or instrument of such Person, enforceable against such Person in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

Section 3.4  Capitalization.

The authorized Capital Stock of each of the Credit Parties (other than the Issuer) and each Domestic Subsidiary as of the Closing Date is as set forth on Schedule 3.4. All issued and outstanding Capital Stock of each such Person is duly authorized and validly issued, fully paid, non-assessable (to the extent that such concepts apply to such Capital Stock), free and clear of all Liens other than Permitted Liens and those in favor of the Agent for the benefit of the Secured Parties and such Capital Stock was issued in compliance with all applicable Laws. The identity of the holders of the Capital Stock of each of the Credit Parties (other than the Issuer) and each Domestic Subsidiary and the percentage of the fully diluted ownership of the Capital Stock of each such Person as of the Closing Date is set forth on Schedule 3.4. Except as set forth on Schedule 3.4, as of the Closing Date there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party (other than the Issuer) or any Domestic Subsidiary of any Capital Stock of any such Person.

Section 3.5  Financial Information.

(a) Annual Financial Statements. The historical annual financials of the Issuer and its Subsidiaries as of December 31, 2021, copies of which have been delivered to each Purchaser, (i) were prepared substantially in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present, in all material respects, the financial condition of such Persons as of such date and their results of operations for the periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of such Persons as of such date, including liabilities for taxes, material commitments and Debt.

(b) Unaudited Interim Financial Statements. The historical interim financials of the Issuer and its Subsidiaries as of March 31, 2022, copies of which have been delivered to each Purchaser, (i) were prepared substantially in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein, and (ii) fairly present, in all material respects, the financial condition of such Persons as of such date and their results of operations for the periods covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments and adjustments for purchase accounting.

Section 3.6  Litigation.

Except as set forth on Schedule 3.6, there is no Litigation involving monetary damages in excess of $2,500,000 in the aggregate pending against, or, to the knowledge of any Credit Party or any Domestic Subsidiary, threatened in writing against any Credit Party or any of their respective properties.

Section 3.7  Ownership of Property.

Each Credit Party and each Domestic Subsidiary is the lawful owner of, has good and marketable title to and is in lawful possession of, or has valid leasehold interests in, license to or right to use, all properties and other assets (except for Intellectual Property, which is covered in Section 3.17, and real property, which is covered in Schedule 3.18) reported (by any Credit Party) to be owned or leased (as the case may be) by such Person, except (i) for any such properties which are immaterial to the operations of such Credit Party’s or such Domestic Subsidiary’s respective business or (ii) as may have been disposed of in the Ordinary Course of Business or otherwise in compliance with the terms hereof. No property of any Credit Party is subject to any Liens other than Permitted Liens.

Section 3.8  No Default.

No Default or Event of Default has occurred and is continuing.

Section 3.9 Labor Matters.

There are no strikes or other labor disputes pending or threatened against any Credit Party or any Domestic Subsidiary, which could reasonably be expected to have a Material Adverse Effect. Since January 1, 2021, hours worked and payments made to the employees of the Credit Parties and their Domestic Subsidiaries have not been in violation, in any material respect, of the Fair Labor Standards Act or any other applicable Law dealing with such matters. All payments due from the Credit Parties and their Domestic Subsidiaries, or for which any claim may be made against any of them, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on their books, as the case may be, except as could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, all pending strikes and material labor disputes related to any collective bargaining agreements to which any Credit Party or any Domestic Subsidiary is a party are set forth on Schedule 3.9. All material payments due from any Credit Party on account of (a) workers’ compensation, employee health plans, social security and welfare insurance and employee income tax source deductions and vacation pay; and (b) the equivalent plans of those specified in subsection (a) in each foreign (non-U.S.) jurisdiction where any Credit Party carries on business, in each case, have been paid in full to date or accrued as a liability on the books of such Credit Party. No Credit Party has any obligation under any collective bargaining agreement which would be reasonably expected to result in a Material Adverse Effect. There is no material organizing activity involving any Credit Party by any labor union or group of employees which would be expected to result in a Material Adverse Effect.

Section 3.10 Investment Company.

No Credit Party is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” all within the meaning of the Investment Company Act of 1940. No Credit Party, is subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute, rule or regulation limiting its ability to incur Debt, or which may render its obligations under the Financing Documents unenforceable.

Section 3.11 Margin Regulations.

None of the proceeds from the Notes have been or will be used by the Credit Parties or any of their respective Subsidiaries for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Notes to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board.

Section 3.12 Compliance With Laws; Anti-Terrorism Laws.

(a) Laws Generally. Each Credit Party and each Subsidiary is in compliance with the requirements of all applicable Laws, except to the extent such noncompliance could not reasonably be expected to have a Material Adverse Effect.

(b) Anti-Terrorism Laws. No Credit Party and no Domestic Subsidiary, and, and, to the knowledge of each Credit Party, none of their Affiliates (i) is in violation of any Anti-Terrorism Law, or (ii) is a Blocked Person, or is controlled by a Blocked Person. No Credit Party and no Domestic Subsidiary, and, to the knowledge of each Credit Party, none of their Affiliates, (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (B) deals in any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law. No part of the proceeds of any Notes will be used directly or, to the knowledge of each Credit Party, indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or any other applicable Law dealing with such matters.

Section 3.13 Taxes.

Except as set forth on Schedule 3.13, all federal, state and foreign tax returns, reports and statements required to be filed by or on behalf of any Credit Party or any Domestic Subsidiary have been timely filed with the appropriate Governmental Authorities in each jurisdiction in which such returns, reports and statements are required to be filed and, except to the extent subject to a Permitted Contest, all taxes (including sales, employment and real property taxes) and other charges shown to be due and payable in respect thereof or otherwise due from any Credit Party or any Domestic Subsidiary in any material amount have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof.

Section 3.14 Compliance with ERISA; Foreign Benefit Plans.

(a) ERISA Plans. Schedule 3.14 lists all Pension Plans and Multiemployer Plans of any Credit Party. Except as could not reasonably be expected to have a Material Adverse Effect, each ERISA Plan (and the related trusts and funding agreements) complies in form and in operation with, has been administered in material compliance with, and the terms of each ERISA Plan satisfies, the applicable requirements of ERISA and the Code in all material respects. Each ERISA Plan which is intended to be qualified under Section 401(a) of the Code is so qualified, and the United States Internal Revenue Service has issued a favorable determination letter with respect to each such ERISA Plan which may be relied on currently. No Credit Party and no Domestic Subsidiary has incurred liability for any material excise tax under any of Sections 4971 through 5000 of the Code.

(b) Pension Plans and Multiemployer Plans. During the thirty-six (36) month period prior to making of the Notes, (i) no steps have been taken to terminate any Pension Plan and (ii) no failure to make contributions with respect to any Pension Plan sufficient to give rise to a Lien under the Code has occurred. All amounts required by Code Sections 412 and 430 to be funded by any Credit Party or any member of a Controlled Group with respect to a Pension Plan have been made in compliance therewith. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by Credit Parties and Domestic Subsidiaries, taken as a whole, of any liabilities, fines and penalties exceeding $500,000 (excluding, for the avoidance of doubt, current PBGC premiums or other contributions required by ERISA or other applicable Law in the ordinary course). Credit Parties and Domestic Subsidiaries, taken as a whole, have not incurred liabilities exceeding $500,000 to the PBGC (other than for current premiums) with respect to any Pension Plan. All contributions (if any) have been made on a timely basis to any Multiemployer Plan that are required to be made by any Credit Party, Domestic Subsidiary or any member of the Controlled Group under the terms of such plan, any collective bargaining agreement, or by applicable Law. No Credit Party, Domestic Subsidiary nor any member of the Controlled Group (A) has withdrawn or partially withdrawn from any Multiemployer Plan, (B) has incurred any withdrawal liability with respect to any such plan, or (C) has received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan (in each case with respect to which there is any unsatisfied withdrawal liability). No member of the Controlled Group has received any written notice that a Multiemployer Plan is in reorganization or termination, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 or Section 431 of the Code, that any such plan is or may be terminated, or that any such plan is or is expected to become insolvent.

(c) With respect to each program, plan or arrangement mandated by a government other than the United States providing for post-employment benefits (each a “Foreign Government Benefit Plan”) and with respect to each employee benefit plan maintained or contributed to by any Credit Party or any Domestic Subsidiary that is not subject to Laws of the United States providing for post-employment benefits (each, a “Foreign Plan”) to each Credit Party’s knowledge: (i) all employee and employee contributions required by Law or by the terms of any Foreign Government Benefit Plan or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices, (ii) the liability of any Credit Party or any Domestic Subsidiary with respect to a Foreign Plan is reflected in accordance with normal accounting practices or the financial statements of such Credit Party or such Domestic Subsidiary, as the case may be and (iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities unless in each case under the foregoing clauses (i), (ii) and (iii), the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.15 [Reserved].

Section 3.16 Environmental Compliance.

(a) Hazardous Materials. No Hazardous Materials (i) are currently located on any properties owned, leased or operated by any Credit Party or any Domestic Subsidiary in violation of any Environmental Law, except for violations which could not reasonably be expected to have a Material Adverse Effect, or (ii) have been released into the environment, or deposited, discharged, placed or disposed of at, on, under or near any of such properties in a manner that would require the taking of any action by any Credit Party or any Domestic Subsidiary under any Environmental Law and have resulted in, or could reasonably be expected to result in, a Material Adverse Effect. No portion of any such property is being used, or to the Credit Parties’ knowledge, has been used at any previous time, for the disposal, storage, treatment, processing or other handling of Hazardous Materials in material violation of any Environmental Law nor to the Credit Parties’ knowledge is any such property affected by any Hazardous Materials Contamination, which in each case, would reasonably be expected to result in a Material Adverse Effect. All written notifications of a release of Hazardous Materials required to be filed by or on behalf of any Credit Party or any Domestic Subsidiary under any applicable Environmental Law have been filed or are in the process of being timely filed by or on behalf of the applicable Credit Party or Domestic Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Notices Regarding Environmental Compliance. No written notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to the Credit Parties’ knowledge, threatened by any Governmental Authority or other Person with respect to any (i) alleged violation by any Credit Party or any Domestic Subsidiary of any Environmental Law, (ii) alleged failure by any Credit Party or any such Domestic Subsidiary to have any Permits required in connection with the conduct of its business or to comply with the terms and conditions thereof, (iii) any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Materials or (iv) release of Hazardous Materials, except in each case of the foregoing to the extent as would not reasonably be expected to have a Material Adverse Effect.

(c) Properties Requiring Remediation. No property now owned or leased by any Credit Party or any Domestic Subsidiary and, to the Credit Parties’ knowledge, no such property previously owned or leased by any Credit Party or any such Domestic Subsidiary, to which any Credit Party or any such Domestic Subsidiary has, directly or indirectly, transported or arranged for the transportation of any Hazardous Materials, is listed or, to the Credit Parties’ knowledge, proposed for listing, on the National Priorities List promulgated pursuant to SEMS or any state list or is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Credit Party or any such Domestic Subsidiary for clean-up costs, remedial work, damage to natural resources or personal injury claims, including, but not limited to, claims under CERCLA or RCRA, except, in each case of the foregoing, to the extent as would not reasonably be expected to have a Material Adverse Effect.

(d) Underground Storage Tanks. No Credit Party or Domestic Subsidiary operates any underground storage tanks on any property owned or leased by any Credit Party or any Domestic Subsidiary that are not registered or permitted in accordance with applicable Environmental Laws or that a Credit Party or Domestic Subsidiary is required to monitor, maintain, retrofit, upgrade, investigate, abate, remediate or remove under Environmental Law, except to the extent as could not reasonably be expected to have a Material Adverse Effect.

(e) Environmental Liens. No Liens exist under or pursuant to any applicable Environmental Laws on any real property or other assets owned by any Credit Party or any Domestic Subsidiary, and to Credit Parties’ knowledge no actions by any Governmental Authority have been taken or are in process which could subject any of such properties or assets to such Liens, except to the extent as could not reasonably be expected to have a Material Adverse Effect.

Section 3.17 Intellectual Property.

Each Credit Party and each Domestic Subsidiary owns, is licensed to use or otherwise has the right to use, all Intellectual Property that is material to the business or operations of such Credit Party or Domestic Subsidiary as currently conducted (“Business Intellectual Property”). All such Business Intellectual Property existing as of the Closing Date is set forth on Schedule 3.17.

Section 3.18 Real Property Interests.

As of the Closing Date, except as set forth on Schedule 3.18, no Credit Party or any Domestic Subsidiary has any ownership, leasehold or other possessory interest in real property. As of the Closing Date, Schedule 3.18 sets forth, with respect to each parcel of real estate owned or leased by any Credit Party or any Domestic Subsidiary, the street address of each such parcel.

Section 3.19 Insurance. The properties of each Credit Party and its Domestic Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of any Credit Party in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in locations where each Credit Party and its Subsidiaries operate.

Section 3.20 Bank Accounts.

Set forth on Schedule 3.20 is a listing of all of the deposit accounts, securities accounts, commodities accounts or other similar accounts of the Credit Parties maintained by the Credit Parties as of the Closing Date.

Section 3.21 [Reserved].

Section 3.22 [Reserved].

Section 3.23 Debt.

Set forth on Schedule 3.23 is a true and complete list of all Debt of each Credit Party not otherwise permitted by Section 5.1 (other than Section 5.1(b)) and such Schedule accurately sets forth the aggregate principal amount of such Debt as of the Closing Date.

Section 3.24 Treatment of Obligations.

All Obligations including those to pay principal of and interest (including post-petition interest, whether or not allowed as a claim under bankruptcy or similar laws) on the Notes and other Obligations, and fees and expenses in connection therewith, shall constitute “Senior Indebtedness” or similar term relating to the Obligations and all such Obligations shall be entitled to the benefits of the subordination provisions created by any subordination agreement subordinating any Debt permitted hereunder to the Obligations in accordance with the terms hereof.

Section 3.25 Material Non-Public Information. All material non-public information regarding the Issuer or any other Credit Party that has been disclosed to the Agent or any Purchaser on or prior to the date hereof, has been disclosed in the 8-K filing to be made by the Issuer on the date hereof.

Section 3.26 Private Offering. Assuming the accuracy of the Purchaser’s representations and warranties contained in Article 13, no registration of the Notes pursuant to the provisions of the Securities Act or state securities or “blue sky” laws will be required for the offer, sale or issuance of the Notes by any Credit Party to the Purchaser pursuant to this Agreement.

Section 3.27 Sanctions; Anti-Corruption.

(a) None of the Credit Parties, any of their Domestic Subsidiaries or any director, officer, or to the knowledge of the Credit Parties, any employee, agent, or affiliate of any Credit Party or any of its Domestic Subsidiaries is an individual or entity (“person”) that is, or is owned or controlled by persons that are: (i) the subject of any sanctions administered or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, the Government of Canada, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (including Crimea, Cuba, Iran, North Korea and Syria).

(b) The Credit Parties, their Domestic Subsidiaries and their respective directors and officers and, to the knowledge of the Credit Parties, any employees and the agents of the Credit Parties and their Domestic Subsidiaries, are in compliance with all applicable Sanctions and with the FCPA and any other applicable anti-corruption law. The Credit Parties and their Domestic Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with applicable Sanctions, the FCPA, and any other applicable anti-corruption laws.

Section 3.28 Filings, Consents and Approvals.

The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Issuer of the Transaction Documents, other than those that have been or will be obtained.

Section 3.29 Issuance of the Securities. The Notes and Warrants are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will constitute valid and binding obligations of the Issuer, enforceable again the Issuer in accordance with their respective terms except as enforcement thereof may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance and other similar laws and by general equitable principles. The Underlying Shares, are duly authorized and when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Issuer other than restrictions on transfer provided for in the Transaction Documents. The Issuer has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

Section 3.30 Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Issuer has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Issuer received any notification that the Commission is contemplating terminating such registration. The Issuer is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Issuer or another established clearing corporation and the Issuer is current in payment of the fees to the Depository Trust Issuer (or such other established clearing corporation) in connection with such electronic transfer.

Section 3.31 [Reserved].

Section 3.32 No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Article 13, neither the Issuer, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Issuer for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Issuer are listed or designated.

Section 3.33 Acknowledgment Regarding Purchasers’ Purchase of Securities. The Issuer acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Issuer further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Issuer (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Issuer further represents to each Purchaser that the Issuer’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Issuer and its representatives.

Section 3.34 Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Issuer that: (i) none of the Purchasers has been asked by the Issuer to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Issuer, or “derivative” securities based on securities issued by the Issuer or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Issuer’s publicly-traded securities, (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, may presently have a “short” position in the Common Stock and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction by virtue of this Agreement. The Issuer further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Issuer at and after the time that the hedging activities are being conducted. The Issuer acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

Section 3.35 Regulation M Compliance. The Issuer has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Issuer, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agent in connection with the placement of the Securities.

Article 4
AFFIRMATIVE COVENANTS

Until all Obligations have been Paid in Full, each Credit Party agrees:

Section 4.1 Financial Statements and Other Reports.

Upon the prior written request of any Purchaser with respect to any of the items referred to below (provided that, to the extent, any such information is material, non-public information,  such Purchaser shall have agreed in writing with the Credit Parties to keep such information confidential pursuant to terms acceptable to the Issuer (in its reasonable discretion; it being understood that no such confidentiality arrangement shall include an obligation to publicly disclose such information without the Issuer’s consent exercised in its sole discretion) and otherwise such item shall not be required to be delivered or may otherwise be redacted by the Issuer), the Issuer to deliver to the Agent and each Purchaser:

(a) Monthly Financial Statements. Within thirty (30) days after the end of any fiscal month ending after the Closing Date (so long as the request therefor is received by the last day of such month, otherwise promptly thereafter), a consolidated balance sheet of the Issuer and its Subsidiaries as at the end of such month, and the related consolidated statements of operations and cash flows for such month, and for the portion of the Fiscal Year then ended together with, in comparative form, the figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and in the case of such financial statements certified by a Responsible Officer of the Issuer as fairly presenting in all material respects the financial condition and results of operations of the Issuer and its Subsidiaries and as having been prepared in accordance with GAAP applied on a basis consistent with the financial statements of the Issuer, subject to changes resulting from normal year-end adjustments and the absence of footnote disclosures.

(b) Quarterly Financial Statements. Within sixty (60) days after the end of any Fiscal Quarter ending after the Closing Date (so long as the request therefor is received by the last day of such Fiscal Quarter, otherwise promptly thereafter), a consolidated balance sheet of the Issuer and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated statements of operations and cash flows for such Fiscal Quarter, and for the portion of the Fiscal Year then ended together with in comparative form, the figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and in the case of such financial statements certified by a Responsible Officer of the Issuer as fairly presenting in all material respects the financial condition and results of operations of the Issuer and its Subsidiaries and as having been prepared in accordance with GAAP applied on a basis consistent with the financial statements of the Issuer, subject to changes resulting from normal year-end adjustments and the absence of footnote disclosures.

(c) Annual Financial Statements. Within one hundred twenty (120) days after the end of the Fiscal Year ending December 31, 2022, a consolidated balance sheet of the Issuer and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of operations, owners’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, audited by an independent public accountant of nationally recognized standing or other independent public accountants (the “Accountants”); and, which report shall state that such financial statements fairly present, in all material respects, the financial position, on a consolidated basis, of the Issuer and its Subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such Accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards.

(d) Certificates. Together with each delivery of quarterly financial statements pursuant to Section 4.1(b) and annual financial statements pursuant to Section 4.1(c), a management report describing the operations and financial condition of the Issuer and its Subsidiaries for the fiscal period covered by such financial statements and the portion of the current Fiscal Year then elapsed (or for the Fiscal Year then ended in the case of year-end financials), all such information to be presented in reasonable detail and to be certified by a Responsible Officer of the Issuer to the effect that such information fairly presents, in all material respects, the results of operations and financial condition of the Issuer and its Subsidiaries as at the dates and for the periods indicated.

(e) Regulatory Filing Information. Promptly upon their becoming available, copies of (i) all financial statements, material reports, material notices and proxy statements sent or made available generally by any Credit Party to its security holders, (ii) all regular and periodic reports and all registration statements and prospectuses publicly filed by any Credit Party with any securities exchange or with the Commission or any successor, and (iii) all press releases and other statements made available generally by any Credit Party concerning material developments in the business of any Credit Party.

(f) Notices of Material Events.  Promptly upon any officer of any Credit Party obtaining knowledge, (i) of the existence of any Event of Default or Default, (ii) of the institution of any Litigation seeking equitable relief or involving an alleged liability of any Credit Party or Domestic Subsidiary in excess of $2,500,000 or (iii) any event or occurrence default which could reasonably be expected to have a Material Adverse Effect.

(g) New Intellectual Property.  Quarterly updates of any new Intellectual Property that has been registered by any Credit Party or any Domestic Subsidiary of any Credit Party or any applications for the registration of Intellectual Property that have been filed by any Credit Party or any Domestic Subsidiary of and Credit Party, in each such case, with any Governmental Authority.

(h) Governmental Reports and Notices. Promptly upon receipt or filing thereof, copies of any reports or notices related to any matter which could reasonably be expected to have a Material Adverse Effect which are received by any Credit Party or any Domestic Subsidiary from, or filed by any Credit Party or any Domestic Subsidiary with, any Governmental Authority.

(i) Notices with Respect to Other Debt. Promptly upon receipt or delivery thereof, as applicable, copies of default notices, amendments and other material deliverables (other than in the ordinary course of business) which any Credit Party delivers to or receives from any lender or credit provider under any material Debt of any Credit Party, including without limitation, any Subordinated Debt or Junior Debt.

(j) Credit Party Information. With reasonable promptness, such other information and data with respect to any Credit Party or Domestic Subsidiary as from time to time may be reasonably requested by the Agent or any Purchaser.

Notwithstanding anything to the contrary herein, nothing in any Financing Document shall require Issuer, any Credit Party or any of their Subsidiaries to provide information to the Agent or any Purchaser (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) the disclosure of which is prohibited by applicable Law, (iii) that is subject to attorney client or similar privilege or constitutes attorney work product or (iv) the disclosure of which is restricted by a binding non-disclosure agreement or other contractual restriction owed to a third party that is not an Affiliate.

Any such document or report that the Issuer files with the Commission via EDGAR or otherwise makes publicly available on its website shall be deemed to be delivered with the Agent for purposes of this Section 4.1 at the time such documents are filed via EDGAR or posted to such website as long as the Issuer has notified Agent that such filing has been made.

Section 4.2 Payment and Performance of Obligations.

Each Credit Party (a) will pay and discharge, and cause each Subsidiary to pay and discharge, at or before maturity, all of its respective material Tax liabilities and similar governmental obligations, except for such obligations and/or liabilities that may be the subject of a Permitted Contest, and (b) will not breach or permit any Subsidiary to breach, or permit to exist any default under, the terms of any lease, license, commitment, contract or instrument to which it is a party, or by which its properties or assets are bound, except for such breaches or defaults which could not reasonably be expected to have a Material Adverse Effect.

Section 4.3 Maintenance of Existence.

Each Credit Party will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect, (a) its legal existence (other than in connection with a transaction expressly permitted pursuant to Section 5.7) and (b) all rights, privileges and franchises necessary in the normal conduct of business, other than, in the case of this clause (b), (i) in connection with a transaction expressly permitted pursuant to Section 5.7 or (ii) where a failure to do so would not reasonably be expected to result in a Material Adverse Effect.

Section 4.4 Maintenance of Property; Insurance.

(a) Maintenance of Property. Each Credit Party will keep, and will cause each Subsidiary to keep, all property necessary in its business in good working order and condition (ordinary wear and tear, casualty and condemnation excepted), except to the extent the failure to do so has not resulted in, or could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Required Insurance Coverage. Each Credit Party will maintain, and will cause each Domestic Subsidiary to maintain, (i) casualty insurance on all real and personal property on an all risks basis (including the perils of flood and quake), covering the repair and replacement cost of all such property and coverage for business interruption and public liability insurance (including products/completed operations liability coverage), in each case, of the kinds customarily carried or maintained by Persons of established reputation engaged in similar businesses and in amounts reasonably acceptable to the Agent and (ii) after and during the continuance of an Event of Default, such other insurance coverage in such amounts and with respect to such risks as the Agent may reasonably request if the Agent determines in good faith that there has been a material increase in Credit Parties’ risk profile from that in effect on the Closing Date. All such insurance shall be provided by insurance companies that the Credit Parties believe (in the good faith judgment of their management) are financially sound and reputable at the time the relevant coverage is placed or renewed.

(c) Evidence of Insurance Coverage. The Credit Parties will cause the Agent to be named as an additional insured, assignee and loss payee (which shall include, as applicable, identification as mortgagee), as applicable, on each insurance policy required to be maintained by a Credit Party pursuant to this Section 4.4 pursuant to customary endorsements in form and substance reasonably acceptable to the Agent. The Credit Parties will deliver to the Agent and the Purchasers (i) on or prior to the Closing Date (and promptly upon each anniversary thereof at the request of the Agent), a current certificate from the Issuers’ insurance broker dated such date showing the amount of coverage as of such date, and that such policies include effective waivers (whether under the terms of any such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and additional insureds and all rights of subrogation against all loss payees and additional insureds, and that if all or any part of such policy is canceled, terminated or expires, the insurer will forthwith give notice thereof to each additional insured, assignee and loss payee and that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by each additional insured, assignee and loss payee of written notice thereof, (ii) promptly upon written request from the Agent, which, absent a continuing Event of Default, shall not be made more than once in any twelve (12) month period, information presented in reasonable detail as to the insurance carried and (iii) within five (5) Business Days of receipt of notice from any insurer, a copy of any notice of cancellation, nonrenewal or material change in any material coverage from that existing on the date of this Agreement or material coverage obtained thereafter.

(d) Right to Purchase Insurance. In the event any Credit Party fails to provide the Agent with evidence of the insurance coverage required by this Agreement within five (5) Business Days of receiving a written request thereof from the Agent, the Agent may purchase insurance at the Issuer’s expense to protect the Secured Parties’ interests in the Collateral. This insurance may, but need not, protect any Credit Party’s interests. The coverage purchased by the Agent may not pay any claim made by a Credit Party or any claim that is made against a Credit Party in connection with the Collateral. The Issuer may later cancel any insurance purchased by the Agent, but only after providing the Agent with evidence that Credit Parties have obtained insurance as required by this Agreement. If the Agent purchases such insurance for the Collateral, Credit Parties will be responsible for the costs of that insurance to the fullest extent provided by Law including interest and other charges imposed by the Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of such insurance may be added to the Obligations. The costs of such insurance may be more than the cost of insurance that Credit Parties are able to obtain on their own.

Section 4.5 Compliance with Laws.

Each Credit Party will comply, and cause each Subsidiary to comply, with the requirements of all applicable Laws, except to the extent that failure to so comply could not reasonably be expected to have a Material Adverse Effect or result in any Lien (other than a Permitted Lien) upon a material portion of the assets of any such Person in favor of any Governmental Authority.

Section 4.6 Inspection of Property, Books and Records, Appraisals; Account Verifications.

Each Credit Party will keep, and will cause each Domestic Subsidiary to keep, proper books of record and account in accordance, in all material respects, with GAAP in which full, true and correct entries in all material respects shall be made of all dealings and transactions in relation to its business and activities. Each Credit Party will permit, and will cause each Subsidiary to permit during normal business hours following reasonable advance notice (during the continuance of an Event of Default, no such notice shall be required), at the sole cost of Credit Parties, representatives of the Agent (which may be accompanied by representatives of each Purchaser) to visit and inspect any of their respective properties, to examine and make abstracts or copies from any of their respective books and records, to conduct collateral audits, physical inspections and analyses of their respective assets and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants; provided that (a) excluding any such visits and inspections during the continuation of an Event of Default, only the Agent may exercise rights under this Section 4.6 and the Agent shall not exercise such rights more often than two (2) times during any calendar year absent the continuation of an Event of Default and only one (1) such time shall be at the Credit Parties’ expense and (b) when an Event of Default is continuing, the Agent may do any of the foregoing at the expense of the Credit Parties. In addition to the foregoing, from time to time, if the Agent reasonably determines in good faith that obtaining appraisals is necessary in order for the Agent or any Purchaser to comply with applicable Laws or regulations, and at any time if an Event of Default shall have occurred and be continuing, the Agent may, at the sole cost of Credit Parties, require the Issuer to obtain and deliver to the Agent appraisal reports in form and substance and from appraisers reasonably satisfactory to the Agent stating the then current market values of all or any portion of the real estate and personal property owned by the Credit Parties and Subsidiaries.

Section 4.7 Use of Proceeds.

(a) The Issuer will use the proceeds of the Notes solely (a) to pay transaction fees and expenses incurred in connection with the consummation of the Closing Date Transactions, the Subsequent Closing Date Transactions and Financing Documents, and (b) make a contribution to the Guarantors to be used for general working capital purposes and other corporate purposes.

(b) Without limiting the generality of Section 4.7(a) above, neither the Issuer, any other Credit Party, nor any other Person which may in the future become a Credit Party, intends to use nor shall they use any portion of the proceeds of the Notes, directly or, to such Person’s knowledge, indirectly, for any purpose in violation of the Trading with the Enemy Act or to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or for any related purpose governed by Regulations T, U or X of the Board of Governors of the Federal Reserve System.

Section 4.8 [Reserved].

Section 4.9 Sanctions; Anti-Corruption Laws

The Issuer will maintain in effect policies and procedures designed to promote compliance by the Credit Parties and their Subsidiaries, and their respective directors, officers, employees, and agents with applicable Sanctions and with the FCPA, CFPOA and any other applicable anti-corruption laws.

Section 4.10 [Reserved].

Section 4.11 Further Assurances.

(a) General. Each Credit Party will, and will cause each Domestic Subsidiary, at their own cost and expense, to promptly and duly take, execute, acknowledge and deliver all such further acts, documents and assurances as may from time to time be necessary or as the Agent or Required Purchasers may from time to time reasonably request in order to carry out the intent and purposes of the Financing Documents and the transactions contemplated thereby, including all such actions to establish, create, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of the Agent for the benefit the Secured Parties on the Collateral (including Collateral acquired after the date hereof) in accordance with the terms of this Agreement, the Guarantee and Collateral Agreement and the other Financing Documents. Without limiting the foregoing, absent written agreement of the Agent to the contrary, and subject in each case to the time periods set forth in Section 4.12, each Credit Party will, and will cause each Domestic Subsidiary that is a Credit Party to, (i) obtain Control Agreements with respect to all deposit accounts, securities accounts and commodities accounts (excluding Exempt Accounts) and (ii) use commercially reasonable efforts to obtain Lien waivers and Collateral Access Agreements for (a) the headquarters location of the Issuer and (b) any facilities leased or used by the Credit Parties that contain Collateral with an aggregate fair market value in excess of $5,000,000, in such form as may be reasonably satisfactory to the Agent.

(b) New Subsidiaries. Without limiting the generality of the foregoing, in the event a Credit Party shall form or acquire any new Subsidiary (other than an Excluded Subsidiary) directly owned by such Credit Party after the date hereof, such Credit Party will cause such new Subsidiary, within forty-five (45) days of such formation or acquisition (or such longer period as may be agreed to by the Agent, in its sole discretion), (i) (1) to execute a joinder to this Agreement and to the Guarantee and Collateral Agreement (in form and substance reasonably acceptable to the Agent), guaranteeing payment and performance of all of the Obligations and to take such action as shall be necessary or reasonably appropriate to establish, create, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of the Agent for the benefit of the Secured Parties on substantially all assets, both real and personal, in which such new Subsidiary has or may thereafter acquire any interest, to the extent required by this Agreement, the Guarantee and Collateral Agreement and/or the other Financing Documents and (2) the Credit Party that is the holder of the Capital Stock of such Subsidiary shall pledge one hundred percent (100%) or sixty-five percent (65%), as applicable, of the Capital Stock of such Subsidiary owned directly by a Credit Party, to the extent and in the manner required by this Agreement, the Guarantee and Collateral Agreement and/or the other Financing Documents, pursuant to documents reasonably acceptable to the Agent, (ii) to execute such other Security Documents, in form and substance reasonably acceptable to the Agent, as may be required by this Agreement, the Guarantee and Collateral Agreement and the other Financing Documents and (iii) to deliver such proof of corporate (or comparable) action, incumbency of officers, opinions of counsel and other documents as the Agent shall have reasonably required or requested.

(c) Capital Stock. Subject to Section 4.12, each Credit Party will, and will cause each Subsidiary, to take such action from time to time as shall be necessary to ensure that the Agent shall have, for the benefit of the Secured Parties, a first priority Lien (subject only to Permitted Liens) on one hundred percent (100%) or sixty-five percent (65%), as applicable, of the Capital Stock of each Subsidiary directly owned by such Credit Party or Subsidiary. Subject to Section 4.12, in the event that any additional Capital Stock shall be issued by any Subsidiary to any Credit Party, such Credit Party shall or shall cause each such Subsidiary to, within forty-five (45) days (or such longer period as may be agreed to by the Agent acting in its sole discretion) of such issuance, deliver to the Agent any physical certificates evidencing such Capital Stock (to the extent required to be pledged pursuant to the preceding sentence), accompanied by undated stock powers (or equivalent thereof) executed in blank and to take such other action as the Agent shall reasonably request to perfect the security interest created therein pursuant to such Financing Documents.

(d) Real Property. Within ninety (90) days (or such longer period as may be agreed to by the Agent acting in its sole discretion) of the acquisition by any Credit Party following the Closing Date of any fee interest in real estate with a fair market value in excess of $2,500,000 (“Material Real Estate”), such Credit Party will deliver or cause to be delivered to the Agent, with respect to such Material Real Estate, in each case in form and substance reasonably satisfactory to the Agent, (i) a mortgage or deed of trust, as applicable, (ii) a customary legal opinion of the Issuers’ counsel with respect thereto as to enforceability, due authorization, execution and delivery of the mortgages, (iii) a customary ALTA lender’s title insurance policy insuring the Agent’s first priority Lien on such real estate (subject to Permitted Liens) (the “Title Policy”), (iv) a current ALTA survey as shall (A) be required by the title company to issue the so-called comprehensive and other survey related endorsements and to remove the standard survey exceptions from the Title Policy with respect to such Material Real Estate, (B) comply with the minimum detail requirements of the American Land Title Association and locate all improvements, public streets and recorded easements affecting such Material Real Estate, and (C) be certified to the Agent by a licensed surveyor, (v) a certificate from a national certification agency indicating whether such Material Real Estate is located in a special flood hazard area, and (vi) an environmental site assessment.

Section 4.12 Post-Closing Deliverables.

In order to induce the Agent and the Purchasers to consummate the transactions contemplated by this Agreement, the following documents and/or actions shall be taken, executed and/or delivered no later than the respective dates set forth below:

(a) Deposit Account Control Agreements. Within forty-five (45) days (or such longer period as may be agreed to by the Agent acting in its sole discretion) of the Closing Date, each Credit Party agrees to deliver or to cause to be delivered to the Agent, in form and substance reasonably satisfactory to the Agent, a Control Agreement for each deposit account, securities account and commodities account (other than Exempt Accounts).

(b) Insurance Endorsements. Within forty-five (45) days (or such longer period as may be agreed to by the Agent acting in its sole discretion) of the Closing Date, each Credit Party agrees to deliver or cause to be delivered to the Agent the insurance endorsements required by Section 4.4(c).

(c) Stock Certificates. Within thirty (30) days (or such longer period as may be agreed to by the Agent acting in its sole discretion) of the Closing Date, each Credit Party agrees to deliver or cause to be delivered to the Agent the stock certificates required to be delivered pursuant to any Financing Documents.

(d) Registration Statement. The Issuer shall use commercially reasonable efforts to, within 90 calendar days of the date of this Agreement or as soon as practicable thereafter, file a registration statement on the appropriate form providing for the resale by the Purchasers of all shares issuable pursuant to the Financing Documents. The Issuer shall use commercially reasonable efforts to cause such registration statement to become effective within 180 days following the date hereof and to keep such registration statement effective at all times until no Purchaser owns any Warrants or shares of Common Stock issuable upon exercise thereof.

(e) Pledge Amendment. Subject to Section 5.18 of the Guarantee and Collateral Agreement, within thirty (30) days (or such longer period as may be agreed to by the Agent acting in its sole discretion) of the Closing Date, each Credit Party agrees to deliver or cause to be delivered to the Agent each Pledge Amendment (as defined in the Guarantee and Collateral Agreement) required to be delivered pursuant to the Guarantee and Collateral Agreement. For the avoidance of doubt, to the extent each applicable Credit Party delivers to Agent any physical certificates evidencing certificated Equity Interests covered by Section 4.12(c) above on or before the time periods set forth therein, the Credit Parties shall have no further obligations under this Section 4.12(e).

(f) Tax Liens. Within ninety (90) days (or such longer period as may be agreed to by the Agent acting in its sole discretion) of the Closing Date, each Credit Party shall to deliver evidence of the payment, and termination of the UCC-1 filings, as applicable, with respect to the tax liens identified on Schedule 4.12 attached hereto (except, in each case, to the extent subject to a Permitted Contest), which evidence shall be reasonably satisfactory to the Agent.

Section 4.13 Transfer Restrictions

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Issuer or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.13(b), the Issuer may require the transferor thereof to provide to the Issuer an opinion of counsel selected by the transferor and reasonably acceptable to the Issuer, the form and substance of which opinion shall be reasonably satisfactory to the Issuer, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.13, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Issuer acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Issuer and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Issuer will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(c) Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.13(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144 (assuming cashless exercise of the Warrants) without time, volume or manner of sale limitations, (iii) if such Underlying Shares are eligible for sale under Rule 144 (assuming cashless exercise of the Warrants) without time, volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Issuer shall use reasonable best efforts to cause its counsel to issue a legal opinion to the Transfer Agent or the Purchaser promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by a Purchaser, respectively, to the extent set forth in the preceding sentence. If all or any portion of a Note is converted or Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 (assuming cashless exercise of the Warrants) as to such Underlying Shares and without time, volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends. The Issuer agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.13(c), it will, no later than two (2) Trading Days following the delivery by a Purchaser to the Issuer or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Issuer may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.13(c). Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Issuer System (to the extent the Issuer is a participant in the Depository Trust Issuer System) as directed by such Purchaser.

(d) In addition to such Purchaser’s other available remedies, the Issuer shall pay to a Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.13(c), $5 per Trading Day for each Trading Day after the 3rd Trading Day following the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Issuer fails to (a) issue and deliver (or cause to be delivered) to a Purchaser by the 3rd Trading Day following Legend Removal Date a certificate representing the Securities so delivered to the Issuer by such Purchaser that is free from all restrictive and other legends and (b) if after the 3rd Trading Day following the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such Purchaser anticipated receiving from the Issuer without any restrictive legend, then, an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Underlying Shares that the Issuer was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the actual sale price at which the sell order giving rise to such purchase obligation was executed.

(e) Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Issuer that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.13(e) is predicated upon the Issuer’s reliance upon this understanding.

Section 4.14 Acknowledgment of Dilution. The Issuer acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Issuer further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Issuer may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Issuer.

Section 4.15 Furnishing of Information; Public Information.

(a) The Issuer covenants to use commercially reasonable efforts to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Issuer after the date hereof pursuant to the Exchange Act even if the Issuer is not then subject to the reporting requirements of the Exchange Act.

Section 4.16 Integration. Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Notes set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Notes. Without limiting the preceding sentences, no ink-original Notice of Exercise or Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise or Notice of Conversion form be required in order to exercise the Warrants or convert the Notes. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Notes. The Issuer shall honor exercises of the Warrants and conversions of the Notes and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

Section 4.17 Conversion and Exercise Procedures. Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Notes set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Notes. Without limiting the preceding sentences, no ink-original Notice of Exercise or Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise or Notice of Conversion form be required in order to exercise the Warrants or convert the Notes. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Notes other than any such information or documentation as the Issuer may reasonably request. The Issuer shall honor exercises of the Warrants and conversions of the Notes and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

Section 4.18 Securities Laws Disclosure; Publicity. The Issuer shall, by the Disclosure Time, file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission.  From and after the filing of such Current Report on Form 8-K, the Issuer represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Issuer or any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of such Current Report on Form 8-K, the Issuer acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Issuer, any of its Subsidiaries or any of their respective officers, directors, agents, employees, Affiliates or agents, on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate and be of no further force or effect. The Issuer understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Issuer. The Issuer and each Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Issuer nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Issuer, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Issuer, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law or requested by a governmental authority or self-regulatory organization, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Issuer shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with (i) any registration statement under the Securities Act and (ii) the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations or requested by a governmental authority or self-regulatory organization, in which case the Issuer shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b) and reasonably cooperate with such Purchaser regarding such disclosure.

Section 4.19 Shareholder Rights Plan. No claim will be made or enforced by the Issuer or, with the consent of the Issuer, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Issuer, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Issuer and the Purchasers.

Section 4.20 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.18, and as otherwise provided in this Agreement including Section 4.1 and Section 4.24, the Issuer covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Issuer reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented in writing to the receipt of such information and agreed in writing with the Issuer to keep such information confidential. The Issuer understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Issuer.

Section 4.21 Reservation and Listing of Securities.

(a) The Issuer shall maintain a reserve of the Required Minimum from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall use reasonable best efforts to hold two special meetings of shareholders (which may also be at the annual meeting of shareholders) to amend the Issuer’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event the first applicable Issuer stockholders meeting shall not be later than the 120th day after such date (and if the required Issuer stockholder approval is not obtained at such meeting, then the second applicable Issuer stockholders meeting shall not be later than the 120th day after the first applicable Issuer stockholders meeting, and if the required Issuer stockholder approval is not obtained at such second meeting, the Issuer shall use reasonable best efforts to seek such approval at each subsequent annual meeting until such approval is obtained).

(c) The Issuer shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) use commercially reasonable efforts to take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing or quotation as promptly as practicable after receipt thereof and (iv) use commercially reasonable efforts to maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Issuer agrees to use commercially reasonable efforts to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Issuer or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Issuer or such other established clearing corporation in connection with such electronic transfer.

Section 4.22 Shareholder Approval. In addition, the Issuer shall use its reasonable best efforts to hold two (if necessary) special meetings of shareholders (which may also be at the annual meeting of shareholders) as promptly as reasonably practical under the circumstances after the date hereof for the purpose of obtaining Shareholder Approval (but prior to the 180 days following the date hereof), with the recommendation of the Issuer’s Board of Directors that such proposal be approved, and the Issuer shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. The Issuer shall use its reasonable best efforts to obtain such Shareholder Approval. If the Issuer does not obtain Shareholder Approval at the first special meeting, the Issuer shall call a second special meeting within 120 days from the date of the first special meeting to use its reasonable best efforts to obtain such Shareholder Approval. If the Issuer does not obtain Shareholder Approval at the second special meeting, the Issuer shall use reasonable best efforts to seek such Shareholder Approval at each annual meeting thereafter (starting in 2023) until the earlier of the date Shareholder Approval is obtained or the Notes are no longer outstanding.

Section 4.23 Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Issuer’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the filing of the Current Report on Form 8-K as described in Section 4.18.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Issuer pursuant to the filing of the Current Report on Form 8-K as described in Section 4.18, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules (other than as disclosed to its legal and other representatives). Notwithstanding the foregoing, and subject to anything contained in this Agreement to the contrary including Section 4.1 and Section 4.24, the Issuer expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Issuer after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the filing of the Current Report on Form 8-K as described in Section 4.18, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Issuer in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the filing of the Current Report on Form 8-K as described in Section 4.18 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Issuer to the Issuer, any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates or agent, including, without limitation, the Placement Agent, after the issuance of the filing of the Current Report on Form 8-K as described in Section 4.18.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

Section 4.24 Blue Sky Filings. The Issuer shall take such action as the Issuer shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Initial Bridge Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

Section 4.25 Participation in Future Financing.

(a) From the date hereof until the date that is the five-year anniversary of the Initial Bridge Closing, upon any issuance by the Issuer or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units thereof other than an Exempt Issuance (as defined in the Bridge Note) or Excluded Stock (as defined in the Warrant) other than an Exempt Issuance (as defined in the Note) or Excluded Stock (as defined in the Warrant) (a “Subsequent Financing”), each Purchaser that then owns at least $25 million principal amount of Notes (when aggregated with any Affiliates of such Purchaser) shall have the right to participate in up to an amount of the Subsequent Financing equal to an amount of the Subsequent Financing such that such Purchaser’s ownership of the Issuer (assuming conversion of the Notes and ignoring for such purpose any conversion or exercise limitations included in the Notes) remains the same immediately following such Subsequent Financing as it ownership immediately prior to such Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing subject to this Section 4.25.

(b) At least ten (10) days prior to the closing of the Subsequent Financing, the Issuer shall deliver to each such Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of such Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Issuer shall promptly, but no later than three (3) days after such request, deliver a Subsequent Financing Notice to such Purchaser. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(c) Any such Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Issuer by not later than 5:30 p.m. (New York City time) on the seventh (7th) day after all of the Purchasers have received the Subsequent Financing Notice that such Purchaser is willing to participate in the Subsequent Financing, the amount of such Purchaser’s participation, and representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Issuer receives no such notice from a Purchaser as of such seventh (7th) day, such Purchaser shall be deemed to have notified the Issuer that it does not elect to participate.

(d) If by 5:30 p.m. (New York City time) on the seventh (7th ) day after all such Purchasers have received the Subsequent Financing Notice, notifications by such Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount up to which such Purchasers may participate in the Subsequent Financing, then the Issuer may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e) The Issuer must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.25, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within ninety (90) Trading Days after the date of the initial Subsequent Financing Notice.

(f) The Issuer and each Purchaser agrees that if any Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision that is intended to exclude one or more of the Purchasers from participating in a Subsequent Financing.

Section 4.26 NASDAQ Approval. The Issuer shall use commercially reasonable efforts to seek Nasdaq’s Financial Viability Exception pursuant to Nasdaq’s Rule 5635(f) for the issuance of the securities issued in the Tranche A Facility as soon as possible following the date hereof.

Article 5
NEGATIVE COVENANTS

Until all Obligations have been Paid in Full, each Credit Party agrees:

Section 5.1 Debt.

No Credit Party will, or will permit any Domestic Subsidiary to, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Debt, except for:

(a) Debt constituting Obligations;

(b) Debt outstanding on the date of this Agreement and set forth on Schedule 3.23;

(c) Debt constituting Contingent Obligations permitted by Section 5.3;

(d) Debt owing to insurance carriers and incurred to finance insurance premiums of any Credit Party in the Ordinary Course of Business in a principal amount not to exceed at any time the amount of insurance premiums to be paid by such Credit Party;

(e) Contingent Obligations with respect to bank guarantees, workers’ compensation claims, employee benefits or property, casualty or liability insurance but excluding obligations for the payment of borrowed money;

(f) Debt of the Issuer or any of its Subsidiaries arising from (i) customary cash management services, netting arrangements, overdraft protection and automated clearing house transfers, (ii) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, and (iii) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(g) unsecured Debt of any Credit Party owing to another Credit Party; provided that such Debt shall be evidenced by a master intercompany promissory note, in form and substance reasonably acceptable to the Agent in its sole discretion (the “Master Intercompany Note”), and such Master Intercompany Note shall be pledged and delivered to the Agent as Collateral for the Obligations;

(h) Debt consisting of debtor-in-possession financing so long as (I) the interest rate, fees and other terms of such financing are commercially reasonable under the circumstances as determined by a court of competent jurisdiction, (II) subject to approval of a court of competent jurisdiction, the Agent is granted a lien on all Collateral including proceeds that the provider of such Debt has received but on a junior basis (subject to intercreditor arrangements to be reasonably agreed), with the Agent and the Purchasers receiving ongoing interest, fees and expenses payable hereunder and (III) the aggregate principal amount of such Debt does not exceed $50,000,000, plus the amount of the professional fee carveout;

(i) the Additional Incremental Debt so long as such financing is consummated on or prior to the 90th following the Closing Date; provided, however, if the economics, maturity date or security of such Additional Incremental Debt is more favorable than those provided hereunder with respect to the Notes, then the applicable terms of the Notes shall be amended to benefit from those more favorable provisions (such amendment referred to as the “Additional Incremental MFN Amendment”);

(j) Junior Debt;

(k) Following a Threshold Reset Event, Debt of any joint venture in an aggregate principal amount outstanding at any time not to exceed $5,000,000;

(l) Capitalized Lease Obligations and other Debt financing for the use, acquisition, construction, repair, replacement or improvement of fixed, real or capital assets, whether through the direct purchase or ownership of assets in an aggregate principal amount outstanding at any time not to exceed $15,000,000, and following a Threshold Reset Event, $30,000,000;

(m) Any mortgage financing or other real estate financing (including the financing of tenant improvements) in an aggregate principal amount outstanding at any time not to exceed $35,000,000 (a “Real Estate Financing”);

(n) Sale Lease Back Transactions;

(o) [Reserved]; and

(p) Debt of a type not otherwise covered by any other exception set forth in Section 5.1 in an aggregate principal amount at any time outstanding not to exceed $2,500,000, and following a Threshold Reset Event, $5,000,000; and

(q) Any obligations secured by a Permitted Lien;

(r) Any finished vehicles inventory floor financings, in an aggregate principal amount at any time outstanding not to exceed $60,000,000 (a “Permitted Inventory Floor Financing”); and

(s) The Existing Notes.

Section 5.2 Liens.

No Credit Party will, or will permit any Domestic Subsidiary to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

(a) Liens securing the Obligations;

(b) Liens existing on the date of this Agreement and set forth on Schedule 5.2, and the replacement, extension or renewal thereof (provided that such Lien is upon or in the same property subject thereto);

(c) Liens for taxes or other governmental charges (i) which are not past due or remain payable without penalty, or (ii) the non-payment or non-discharge of which is permitted by Section 4.2;

(d) Liens arising in the Ordinary Course of Business and not securing Debt for borrowed money (such as those in favor of carriers, warehousemen, landlords, mechanics and materialmen) and other similar Liens imposed by Law for sums not overdue or the subject of a Permitted Contest and, in each case, for which it maintains adequate reserves in accordance with GAAP (if applicable);

(e) Liens securing appeal bonds and judgments, with respect to judgments that do not otherwise result in or cause an Event of Default under Section 8.1(j); provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are the subject of a Permitted Contest;

(f) easements, rights of way, restrictions (including zoning restrictions), covenants, licenses, encroachments, protrusions, minor imperfections, defects or irregularities in title and other similar Liens that are (i) matters of record, (ii) would be disclosed by a current title report, accurate survey or physical inspection, or (iii) do not interfere in any material respect with the ordinary conduct of the business of any Credit Party or any Subsidiary;

(g) any interest, right or title of a lessor or sublessor under any lease or sublease permitted by this Agreement or set forth in Schedule 3.18;

(h) Liens arising from precautionary uniform commercial code financing statements filed under any lease, license, sublease or sublicense permitted by this Agreement or any consignment of goods permitted by this Agreement;

(i) non-exclusive licenses, non-exclusive sublicenses, leases or subleases granted to third parties in the Ordinary Course of Business not interfering with the business of the Credit Parties or any of their Subsidiaries;

(j) Liens in favor of collecting banks arising under Section 4-210 of the UCC;

(k) Liens (including the right of setoff) in favor of a bank or other depository institution arising as a matter of law encumbering deposits;

(l) Liens on insurance premiums securing Debt incurred by any Credit Party pursuant to Section 5.1(d);

(m) Liens consisting of an agreement to sell, transfer or otherwise dispose of any property in a disposition permitted by Section 5.7, solely to the extent such disposition would have been permitted under this Agreement on the date of the creation of such Lien;

(n) Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers of an Issuer or any Subsidiary of an Issuer in the Ordinary Course of Business;

(o) Liens securing the Debt permitted in Section 5.1(h), which Liens may have super priority status;

(p) Liens securing Junior Debt (including any Existing Notes) to the extent such Liens are junior and subordinate to the Liens securing the Obligations pursuant to a Junior Lien Intercreditor Agreement;

(q) Liens on assets of the applicable joint venture entity securing Debt permitted under Section 5.1(k);

(r) (i) Liens on the property acquired, constructed, repaired, replaced, improved or financed, including any improvements thereon and accessions thereto and the proceeds and products thereof (it being understood that individual financings provided by any Person may be cross-collateralized to other financings of such type provided by such Person) securing Debt permitted under Section 5.1(l), (ii) Liens on the real property securing any Real Estate Financing, including any improvements or fixtures thereon and accessions thereto and the proceeds and products thereof, permitted under Section 5.1(m), (iii) Liens on the property subject to any Sale Leaseback Transaction permitted under Section 5.1(n) and (iv) Liens on any inventory consisting of finished vehicles and cash proceeds thereof securing any Permitted Inventory Floor Financing permitted under Section 5.1(r);

(s) Liens securing any Additional Incremental Debt to the extent such Liens are subject to the Incremental Intercreditor Agreement;

(t) Liens securing Debt or other obligations not otherwise covered by any other exception set forth in Section 5.2 in an aggregate principal amount outstanding at any time not to exceed $2,500,000 and following a Threshold Reset Event, $5,000,000.

Section 5.3 Contingent Obligations.

No Credit Party will, or will permit any Domestic Subsidiary to create, assume, incur or suffer to exist any Contingent Obligations, except for:

(a) Contingent Obligations arising in respect of the Obligations;

(b) Contingent Obligations resulting from endorsements for collection or deposit in the Ordinary Course of Business;

(c) Contingent Obligations outstanding on the date of this Agreement and set forth on Schedule 5.3;

(d) Contingent Obligations arising under Guarantees issued by any Credit Party for the benefit of any other Credit Party, so long as the underlying Debt so Guaranteed, if any, is permitted hereunder;

(e) Contingent Obligations arising under indemnity agreements with title insurers to cause such title insurers to issue to the Agent mortgagee title insurance policies;

(f) Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions permitted under Section 5.7;

(g) Following a Threshold Reset Event, Contingent Obligations arising under Guarantees of Debt or other obligations of any joint venture in an aggregate amount outstanding at any time not to exceed $5,000,000; and

(h) Contingent Obligations arising under contracts with customers, suppliers or manufacturing partners of any Credit Party entered into in the ordinary course of business.

Section 5.4 Restricted Distributions.

No Credit Party will declare, order, pay, make or set apart any sum for any Restricted Distribution; provided that the foregoing shall not restrict or prohibit any Subsidiary from making dividends or distributions, directly or indirectly, to a Credit Party or any Wholly-Owned Subsidiary of an Issuer; except:

(a) Cashless repurchases of equity interests deemed to occur upon the exercise of stock options or warrants shall be permitted, and de minimis cash distributions sufficient to pay employment and other taxes associated with such repurchase shall be permitted, if such equity interests represent a portion of the exercise price of such options or warrants,

(b) dividends or distributions payable only in Capital Stock (other than Disqualified Stock) of the Issuer, and

(c) the Issuer may pay cash in lieu of fractional shares in connection with any exercise of warrants, options, or other securities convertible into or exchangeable for Capital Stock.

Section 5.5 [Reserved].

Section 5.6 Payments of Junior Debt. No Credit Party shall make any payment on account of any Junior Debt (other than the Existing Notes), (i) in the case of any Subordinated Debt unless permitted by the applicable Subordination Agreement or (ii) in the case of any other Junior Debt, except for (a) repayments of such Junior Debt with the proceeds of issuances of any other Junior Debt or issuances of, or contributions in respect of, Capital Stock (other than Disqualified Stock), (b) solely in exchange for shares of Capital Stock (other than Disqualified Stock), (c) regularly scheduled interest payments, payments of fees, expenses and indemnification obligations as when due pursuant to the terms of any Junior Debt, (d) to the extent constituting a payment of Junior Debt, with payment in kind interest with respect to any Junior Debt and (e) as may otherwise be agreed in writing by the Agent.

Section 5.7 Consolidations and Mergers.

No Credit Party will, or will permit any Domestic Subsidiary to, directly or indirectly consolidate, amalgamate or merge with or into any other Person, or divide into more than one Person or series, other than:

(a) any Subsidiary of the Issuer may merge, amalgamate or consolidate with (i) the Issuer (including a merger, the purpose of which is to reorganize the Issuer into a new jurisdiction); provided, that (x) the Issuer shall be the continuing or surviving Person, (y) such merger, amalgamation or consolidation does not result in the Issuer ceasing to be organized under the Laws of the United States, any state thereof or the District of Columbia or any territory thereof and (z) not less than five (5) Business Days’ prior written notice of such merger, amalgamation or consolidation is provided to the Agent (or such shorter period as the Agent may agree in its sole discretion), or (ii) any one or more other Subsidiaries; provided, that when any non-Credit Party is merging or amalgamating with a Credit Party, a Credit Party shall be the continuing or surviving Person.

(b) any Credit Party may merge, amalgamate or consolidate with (i) any Credit Party or any other Subsidiary (including a merger, the purpose of which is to reorganize the Issuer into a new jurisdiction); provided, that (x) a Credit Party shall be the continuing or surviving Person and (y) such merger, amalgamation or consolidation does not result in such Credit Party (or surviving person) ceasing to be organized under the Laws of the United States, any state thereof or the District of Columbia or any territory thereof or (ii) any one or more other Subsidiaries; provided, that when any non-Credit Party is merging or amalgamating with a Credit Party, a Credit Party shall be the continuing or surviving Person.

Section 5.8 Sales of Assets. No Credit Party will consummate any Asset Dispositions other than:

(i) Investments made in compliance with Section 5.9;

(ii) mergers, amalgamations and consolidations made in compliance with the Section 5.7;

(iii) Restricted Distributions made in compliance with Section 5.4;

(iv) Permitted Liens;

(v) dispositions of assets (other than Capital Stock of any Credit Party or Subsidiary) for fair value (as reasonably determined by the Issuer in good faith) if all of the following conditions are met: (A) the aggregate market value of assets sold or otherwise disposed by all Credit Parties and Subsidiaries in respect of Asset Dispositions permitted pursuant to this clause (v) in any Fiscal Year does not exceed $2,500,000, (B) not less than seventy-five percent (75%) of the sales price is paid in cash and (C) no Default or Event of Default then exists or would result from any such disposition;

(vi) dispositions resulting from any casualty events, provided the proceeds thereof are applied in accordance with the terms of this Agreement, as applicable;

(vii) dispositions by a Credit Party to another Credit Party; so long as, except with respect to any dispositions where such Cayman Credit Party is receiving the applicable assets or property temporarily pending further disposition to another Credit Party, any disposition from a Credit Party to the Cayman Credit Parties is in compliance with Section 5.9(d); and

(viii) following a Threshold Reset Event, any disposition made or license agreement entered into so long as such disposition or license agreement is on terms that are fair and reasonable to the Credit Parties from a financial point of view as determined in good faith by the Board of Directors of the Issuer.

Section 5.9 Transactions with Affiliates.

No Credit Party will, or will permit any Domestic Subsidiary to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its Affiliates involving aggregate consideration in excess of $1,500,000 with respect to all transactions collectively, except:

(a) transactions expressly permitted by this Agreement, including the issuance of any Debt contemplated by Section 2.1(f),

(b) [reserved],

(c) transactions between or among the Credit Parties,

(d) transactions, which, prior to occurrence of the Threshold Reset Event, shall be in the ordinary course of business and on terms no less favorable to such Credit Party than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of such Credit Party or, if no comparable transaction is available with which to compare such transaction, such transaction is otherwise fair and reasonable to the Credit Parties from a financial point of view as determined in good faith by the Board of Directors of the Issuer (or, if applicable, transactions approved by a majority of the disinterested members of the Board of Directors of the Issuer),

(e) employment, severance, benefit, equity award, equity option, and other similar compensation or benefit plans or arrangements between Holdings and its Subsidiaries, on the one hand, and their respective officers, employees, directors and consultants, on the other hand, in the ordinary course of business,

(f) payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Credit Parties,

(g) the issuance of Capital Stock, or dividends or redemptions with respect thereto, of the Issuer (other than Disqualified Stock),

(h) all related party transactions described in filings with the Securities and Exchange Commission made prior to the date hereof entered into with the express prior written consent of the Agent and

(i) transactions existing on the Closing Date and described on Schedule 5.9;

provided that, notwithstanding the foregoing, no Credit Party shall make any Investment, including any loan, in any Affiliate (other than (x) Investments in any Credit Party or other Person that becomes a Credit Party concurrently with such Investment, (y) following the Threshold Reset Event, Investments, directly or indirectly, in bona fide joint ventures where the joint venture partners in such joint venture are not Affiliates, in an aggregate amount not to exceed $10,000,000 in any calendar year and (z) Investments in FF Hong Kong Holding Limited or any of its Subsidiaries; provided that, in the case of this clause (z), the aggregate amount of such Investments (I) prior to the occurrence of the Threshold Reset Event shall not exceed (A) on or prior to October 31, 2022, $4,000,000 in the aggregate and (y) thereafter, $2,500,000 per month and (II) following the occurrence of the Threshold Reset Event, shall not exceed $6,000,000 for any 2 month period in the aggregate.

Section 5.10 Modification of Organizational Documents . No Credit Party will, or permit any Domestic Subsidiary to, amend or otherwise modify any Organizational Documents of such Person, except for such amendments or other modifications required by law or which are not materially adverse to the interests of the Agent or any Purchaser; provided, however, that no Credit Party will without at least five (5) days’ prior written notice to the Agent and each Purchaser, (i) change its name as it appears in official filings in its jurisdiction of organization or (ii) change its jurisdiction of organization or formation.

Article 6
[RESERVED]

Article 7
CONDITIONS

Section 7.1 Conditions to Closing.

The obligation of each Purchaser under Section 2.1(a)(i) to purchase Notes hereunder shall be subject to the receipt by the Agent and each Purchaser of each Financing Document to be entered into on the Closing Date and each other agreement, document and instrument set forth on the Closing Checklist to be entered into or delivered on the Closing Date, each in form and substance reasonably satisfactory to the Agent and each Purchaser, and to the satisfaction of the following conditions precedent, each in form and substance reasonably satisfactory to, and to the satisfaction of, the Agent and each Purchaser:

(a) receipt by the Agent and the Purchasers of executed copies of the Financing Documents (other than the Bridge Notes);

(b) [reserved];

(c) receipt by Purchasers of the financial statements referenced in Sections 3.5(a), (b) and (c);

(d) receipt of customary legal opinion of Sidley Austin LLP, as special counsel to the Credit Parties;

(e) subject to Section 4.12, receipt of all share certificates representing outstanding Capital Stock of all Subsidiaries of the Issuer required to be pledged pursuant to the Financing Documents, accompanied by instruments of transfer and undated stock powers endorsed in blank;

(f) receipt of payment of all fees, expenses and other amounts due and payable on the Closing Date under each Financing Document (net of the $150,000 initial deposit received by the Purchasers prior to the date hereof); it being acknowledged and agreed that payment of legal expenses of Agent incurred up to the Initial Bridge Closing shall not exceed $400,000;

(g) the representations and warranties contained in the Financing Documents are true and correct in all material respects (without duplication of any materiality qualifier) as of the Closing Date, both before and after giving effect to the transactions contemplated by the Financing Documents;

(h) receipt of, not later than five (5) days prior to the Closing Date, all documentation and other information required pursuant to their respective policies and by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act, to the extent such information has been requested prior to the Closing Date, and in each case, the results of the applicable Patriot Act and OFAC searches with respect to the Credit Parties and their Subsidiaries shall be satisfactory to the Agent and the Purchasers;

(i) no Default or Event of Default shall have occurred and is continuing or would occur as a result of such purchase;

(j) receipt of (i) evidence of property insurance certificate with respect to the Credit Parties’ casualty insurance policies, and (ii) a certificate of liability insurance with respect to the Credit Parties’ liability insurance policies;

(k) receipt of Uniform Commercial Code, judgment and state and federal tax lien searches against the Issuer and each other Credit Party showing no Liens on any of the Collateral, other than Permitted Liens, and all filings and recordings which may be necessary or desirable in connection with this Agreement and the Agent’s Lien on the Collateral shall have been made, and all filing and recording fees shall have been duly paid; and

(l) receipt of all customary resolutions or written consents of the Credit Parties’ appropriate governing body approving and authorizing the Closing Date Transactions.

For purposes of determining whether the conditions specified in this Section 7.1 have been satisfied, by funding amounts for the purchase of the Bridge Notes hereunder at the Initial Bridge Closing, the Agent and each Purchaser shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Agent or such Purchaser.

Section 7.2 Conditions to Funding the Initial Bridge Notes.

Immediately upon the Issuer providing, on or prior to August 22, 2022, to:

(i)   each applicable Purchaser, a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 33% of such Purchaser’s Conversion Shares on the Closing Date, with an exercise price equal to $5.00, subject to adjustment therein, in a form attached as Exhibit D;

(ii) each applicable Purchaser, the applicable Initial Bridge Note; and

(iii) the Agent, the applicable EDGAR Submission Acceptance with respect to its filing with the Commission its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 (the “Edgar Submission Acceptance”);

each Purchaser will acquire from the Issuer the principal amount of the Initial Bridge Notes set forth opposite such Purchaser’s name on the Commitment Annex and disburse the net proceeds (with netting to account for the amounts described in in Section 2.4(e)) from the purchase of the Initial Bridge Notes pursuant to the Notice of Issuance and Disbursement Authorization delivered by the Issuer. If the conditions set forth in Section 7.2 have not been satisfied on or prior to August 22, 2022, all commitments of the Purchasers under this Agreement to purchase any Bridge Notes shall automatically terminate.

7.3 Conditions to Funding the Second Bridge Notes.

On the Second Bridge Closing, the following conditions have been satisfied, each in form and substance reasonably satisfactory to the Agent:

(i)   the Issuer has delivered to each applicable Purchaser, a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 33% of such Purchaser’s Conversion Shares on the Closing Date, with an exercise price equal to $5.00, subject to adjustment therein, in a form attached as Exhibit D;

(ii) the Issuer has delivered to each applicable Purchaser, the applicable Second Bridge Note; and

(iii) the Bridge Equity Conditions have been satisfied;

(iv)   no Default or Event of Default exists;

(v) the representations and warranties contained in the Financing Documents are true and correct in all material respects (without duplication of any materiality qualifier) as of the Second Bridge Closing, both before and after giving effect to the Second Bridge Notes; and

(vi)   the Initial Bridges Notes have been issued and purchased in accordance with the terms of this Agreement.

7.4 Conditions to Funding the Third Bridge Notes.

On the Third Bridge Closing, the following conditions have been satisfied, each in form and substance reasonably satisfactory to the Agent:

(vii) the Issuer has delivered to each applicable Purchaser, a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 33% of such Purchaser’s Conversion Shares on the Closing Date, with an exercise price equal to $5.00, subject to adjustment therein, in a form attached as Exhibit D;

(viii) the Issuer has delivered to each applicable Purchaser, the applicable Third Bridge Note; and

(ix)   the Bridge Equity Conditions have been satisfied;

(x) no Default or Event of Default exists;

(xi)   the representations and warranties contained in the Financing Documents are true and correct in all material respects (without duplication of any materiality qualifier) as of the Third Bridge Closing, both before and after giving effect to the Third Bridge Notes; and

(xii) the Initial Bridges Notes and the Second Bridge Notes have been issued and purchased in accordance with the terms of this Agreement.

Article 8
EVENTS OF DEFAULT

Section 8.1 Events of Default.

The occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of Law or otherwise, shall constitute an “Event of Default”:

(a) any Credit Party shall fail to pay when due any principal, interest, fee, Premium Payment Amount, other premium or other amount under any Financing Document and in the case of any such amount other than principal, such failure continues for three (3) consecutive Business Days;

(b) any Credit Party shall fail to observe or perform any covenant contained in (i) Section 4.3, Section 4.7, Section 4.12, or Article 5, or (ii) if such failure is not remedied or waived within seven (7) days after the earlier of (a) receipt by the Issuer of notice from the Agent of such failure or (b) actual knowledge of a Credit Party of such failure, Section 4.13, Section 4.15, Section 4.16, , Section 4.18, Section 4.19, Section 4.21, Section 4.22, Section 4.23, Section 4.24 or (iii) if such failure is not remedied or waived within two (2) days after the earlier of (a) receipt by the Issuer of notice from the Agent of such failure or (b) actual knowledge of a Credit Party of such failure, Section 4.20 or Section 4.25;

(c) any Credit Party shall fail to observe or perform any covenant contained in this Agreement or in any other Financing Document (other than occurrences described in other provisions of this Section 8.1 for which a different grace or cure period is specified or for which no grace or cure period is specified) and such failure is not remedied or waived within thirty (30) days (or, in the case of Section 4.1, Section 4.6 or Section 4.11), fifteen (15) days) after the earlier of (i) receipt by the Issuer of notice from the Agent of such failure or (ii) actual knowledge of a Credit Party of such failure;

(d) any representation, warranty, certification or statement made by any Credit Party in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document is incorrect in any material respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made);

(e) any Credit Party fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of one or more items of Debt (other than the Obligations) having an aggregate principal amount of more than $1,500,000; any Credit Party fails to observe or perform any other agreement or condition relating to any such Debt or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders), after giving effect to any grace or cure period, to cause, with the giving of notice if required, such Debt to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Debt to be made, prior to its stated maturity; provided that any such event or condition described in this clause (e)(ii) is unremedied and is not waived by the holders of such Debt prior to any acceleration of the Obligations hereunder;

(f) any Credit Party generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or any Credit Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar Law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent or acquiesce to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors;

(g) an involuntary case or other proceeding shall be commenced against any Credit Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar Law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against any Credit Party with respect to the foregoing;

(h) (i) institution of any steps by any Person to terminate a Pension Plan if as a result of such termination any Credit Party or any member of the Controlled Group could reasonably be expected to be required to make a contribution to such Pension Plan, or could reasonably be expected to incur a liability or obligation to such Pension Plan, in either case in excess of $1,500,000, (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under ERISA or the Code, or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Plans as a result of such withdrawal (including any outstanding withdrawal liability that any Credit Party or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $1,500,000;

(i) one or more judgments, orders, decrees or arbitration awards for (i) the payment of money (to the extent not fully covered by insurance) aggregating in excess of $1,500,000 or (ii) which are non-monetary in nature and could reasonably be expected to result in a Material Adverse Effect on the Credit Parties shall be rendered against any one or more of the Credit Parties and in either case (A) enforcement proceedings shall have been commenced by any creditor upon any such judgments or orders or (B) there shall be any period of sixty (60) consecutive days during which a stay of enforcement of any such judgments, or orders, decrees or awards, by reason of a pending appeal, bond or otherwise, shall not be in effect and such judgments, or orders, decrees or awards shall remain undischarged;

(j) [Reserved];

(k) any material provision of any Security Document shall for any reason (except pursuant to a valid, binding and enforceable termination or release permitted under the Security Documents and executed by the Agent or as otherwise expressly permitted under any Security Document) cease to be valid and binding on or enforceable against any Credit Party that is a party thereto or any Credit Party that is a party thereto shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Security Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in a material portion of the Collateral or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens with respect to a material portion of the Collateral;

(l) any of the Financing Documents (or any material provision thereof) shall for any reason fail to constitute the valid and binding agreement of any party thereto (other than pursuant to the terms thereof), or any Credit Party shall so assert;

(m) the subordination provisions of any agreement or instrument governing any Debt that is Subordinated Debt shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Credit Party shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or any Credit Party makes any payment on account of any Subordinated Debt except as otherwise permitted herein and under the subordination provisions to which such Subordinated Debt is subject;

(n) any order, judgment or decree is entered decreeing the dissolution of any Credit Party;

(o) the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within ten Trading Days;

(p) the Issuer shall fail, either knowingly or intentionally, to deliver Conversion Shares with an aggregate value in excess of $2,000,000 (value being calculated based on the greater of (x) the principal amount converted and (y) the then market price of the Common Stock) to a Holder by the Share Delivery Date (as defined in the Notes) if such failure is not remedied or waived within ten (10) Trading Days after the earlier of (i) receipt by the Issuer of notice from the Agent of such failure or (ii) actual knowledge of a Credit Party of such failure (the “Conversion Delivery Cure Deadline”); or

(q) the Issuer shall have failed, either knowingly or intentionally, to remove legends on Conversion Shares with an aggregate value in excess of $2,000,000 by the applicable Legend Removal Date if such failure is not remedied or cured within two (2) Trading Days after the Conversion Delivery Cure Deadline.

Section 8.2 Acceleration of Notes.

Upon the occurrence and during the continuance of an Event of Default, the Agent may at its discretion, or shall, at the direction of the Required Purchasers (without giving effect to the proviso in the definition of Required Purchasers) or any Significant Purchaser, declare all or any portion of the Obligations to be, and the greater of (a) an amount equal to the Mandatory Default Amount as to such portion of the Obligations and (b) such Obligations, shall thereupon become, immediately due and payable, with accrued interest and any Premium Payment Amount thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuer and the Issuer will pay the same, and enforce all rights and remedies under the Security Documents or otherwise under law or at equity; provided that in the case of any of the Events of Default specified in Section 8.1(f) or 8.1(g) above, without any notice to the Issuer or any other act by any Purchaser, the greater of (a) an amount equal to the Mandatory Default Amount as to such portion of the Obligations and (b) all of the Obligations, shall become immediately due and payable, with accrued interest and any Premium Payment Amount thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuer and the Issuer will pay the same.

Section 8.3 Setoff Rights.

During the continuance of any Event of Default specified in Section 8.1(a), each Purchaser is hereby authorized by Credit Parties at any time or from time to time, without notice or demand, to set off and to appropriate and to apply any and all (a) balances held by such Purchaser or any of such Purchaser’s Affiliates at any of its offices for the account of a Credit Party (regardless of whether such balances are then due to a Credit Party), and (b) other property at any time held or owing by such Purchaser to or for the credit or for the account of such Credit Party, against and on account of any of the Obligations; except that no Purchaser shall exercise any such right without the prior written consent of the Agent. Any Purchaser exercising a right to set off shall purchase for cash (and the other Purchasers shall sell) interests in each of such other Purchaser’s ratable share of the Obligations or make such other adjustments as would be necessary to cause all Purchasers to share the amount so set off with each other Purchaser in accordance with their respective ratable share of the Obligations. Credit Parties agree that any Purchaser or any of such Purchaser’s Affiliates may, to the fullest extent permitted by law, exercise its right to set off with respect to the Obligations as provided in this Section 8.3. The rights of each Purchaser, and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Purchaser or their respective Affiliates may have at law or in equity. Each Purchaser agrees to notify the Issuers and the other Purchasers promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 8.4 Application of Proceeds.

(a) As to the Issuers. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, Credit Parties irrevocably waive the right to direct the application of any and all payments at any time or times thereafter received by the Agent or any Purchaser from or on behalf of the Issuer or any Guarantor of all or any part of the Obligations, and, as between Credit Parties on the one hand and the Agent and the Purchasers on the other, the Agent shall have the continuing and exclusive right to apply any and all payments received against the Obligations in such manner as the Agent may deem advisable notwithstanding any previous application by the Agent.

(b) After Event of Default. Following the occurrence and during the continuance of an Event of Default, all payments received on account of the Obligations, including all payments received by the Agent or any Purchaser in respect of the Obligations, and any and all proceeds of Collateral received by the Agent, shall, subject to the terms of any applicable intercreditor agreement, be applied by the Agent as follows:

(i) first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Agent in its capacity as such;

(ii) second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Purchasers arising under the Financing Documents, ratably among the Purchasers in proportion to the respective amounts described in this clause (ii) payable to them;

(iii) third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Notes, ratably among the Purchasers in proportion to the respective amounts described in this clause (iii) payable to them;

(iv) fourth, to payment of that portion of the Obligations constituting unpaid principal of the Notes, ratably among the Purchasers in proportion to the respective amounts described in this clause (iv) payable to them;

(v) fifth, to the payment in full of all other Obligations, in each case ratably among the Agent and the Purchasers based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and

(vi) finally, the balance, if any, after all Obligations have been indefeasibly Paid in Full, to the Issuer or the applicable Credit Party or as otherwise required by Law.

Section 8.5 Power of Attorney. Each Credit Party hereby appoints the Agent (and all Persons designated by the Agent) as such Credit Party’s true and lawful attorney (and agent-in-fact) solely for the purposes provided in this section solely during the continuance of an Event of Default. The Agent, or the Agent’s designee, may, with notice and in either its or such Credit Party’s name, but at the cost and expense of the Issuers, during the continuance of an Event of Default:

(a) endorse such Credit Party's name on any payment item or other proceeds of Collateral (including proceeds of insurance) that come into the Agent’s possession or control; and

(b) (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as the Agent deems advisable; (iv) collect, liquidate and receive balances in deposit accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign such Credit Party's name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to such Credit Party, and notify postal authorities to deliver any such mail to an address designated by the Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use such Credit Party's stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker's acceptance or other instrument for which such Issuers is a beneficiary; and (xii) take all other actions as the Agent reasonably deems appropriate to fulfill such Credit Party's obligations under this Agreement and the Financing Documents.

Article 9
EXPENSES AND INDEMNITY

Section 9.1 Expenses.

Each Credit Party hereby agrees to promptly pay (a) all reasonable and documented out-of-pocket costs and expenses of the Agent and the Purchasers (but limited, in the case of legal expenses, to the reasonable and documented out-of-pocket fees, costs and expenses of (i) two (2) firms of counsel to the Agent and the Purchasers in each relevant jurisdiction that is material to the interests of the Agent and Purchasers and (ii) if reasonably necessary, a single local or special counsel for the Agent and Purchasers, taken as a whole, in each relevant jurisdiction or specialty (including restructuring matters) that is material to the interest of such Persons (which may be a single local counsel acting in multiple material jurisdictions), and solely in the case of an actual or perceived conflict of interest between the Agent and Purchasers (where the Person affected by such conflict of interest informs the Issuer in writing of such conflict of interest), one (1) additional counsel in each relevant jurisdiction to each group of affected Persons similarly situated taken as a whole), in connection with loan proposals and commitments, in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated by the Financing Documents, in connection with the creation, perfection and maintenance of Liens pursuant to the Financing Documents, in connection with the performance by the Agent and the Purchasers of their respective rights and remedies under the Financing Documents and in connection with the continued administration of the Financing Documents including (A) any amendments, modifications, consents and waivers to and/or under any and all Financing Documents and (B) any public record searches conducted by or at the request of the Agent or the Purchasers from time to time (including, without limitation, title investigations and public records searches, pending litigation and tax lien searches and searches of applicable corporate, limited liability, partnership and related records concerning the continued existence, organization and good standing of certain Persons), (b) without limitation of the preceding clause (a), all documented costs and expenses of the Agent and its Affiliates (and each Purchaser and its Affiliates, as applicable) in connection with (i) protecting, storing, insuring, handling, maintaining, auditing, examining, valuing or selling any Collateral, (ii) any litigation, dispute, suit or proceeding relating to any Financing Document, and (iii) any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Financing Documents (it being agreed that such costs and expenses may include the costs and expenses of workout consultants, investment bankers, financial consultants, appraisers, valuation firms and other advisors (but limited, in the case of legal expenses, to the reasonable and documented out-of-pocket fees, costs and expenses of (i) two (2) firms of counsel to the Agent and the Purchasers in each relevant jurisdiction that is material to the interests of the Agent and Purchasers and (ii) if reasonably necessary, a single or special local counsel for the Agent and Purchasers, taken as a whole, in each relevant jurisdiction or specialty (including restructuring matters) that is material to the interest of such Persons (which may be a single local counsel acting in multiple material jurisdictions), and solely in the case of an actual or perceived conflict of interest between the Agent and Purchasers (where the Person affected by such conflict of interest informs the Issuer in writing of such conflict of interest), one (1) additional counsel in each relevant jurisdiction to each group of affected Persons similarly situated taken as a whole)), and (c) all reasonable and documented out of pocket fees, costs and expenses incurred by the Purchasers in connection with (i) any inspections or visits in accordance with Section 4.6 and (ii) any litigation, dispute, suit or proceeding relating to any Financing Document or in connection with any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all Financing Documents (but limited, in the case of legal expenses, to the reasonable and documented out-of-pocket fees, costs and expenses of (i) two (2) firms of counsel to the Agent and the Purchasers in each relevant jurisdiction that is material to the interests of the Agent and Purchasers and (ii) if reasonably necessary, a single local or special counsel for the Agent and Purchasers, taken as a whole, in each relevant jurisdiction or specialty (including restructuring matters) that is material to the interest of such Persons (which may be a single local counsel acting in multiple material jurisdictions), and solely in the case of an actual or perceived conflict of interest between the Agent and Purchasers (where the Person affected by such conflict of interest informs the Issuer in writing of such conflict of interest), one (1) additional counsel in each relevant jurisdiction to each group of affected Persons similarly situated taken as a whole). Without limiting the foregoing, if any Credit Party or any Subsidiary is required to take any action under any Financing Document, such action shall be taken at the expense of such Credit Party or Subsidiary. Notwithstanding anything herein to the contrary, the aggregate amount of the Credit Parties’ and Subsidiaries’ reimbursement obligations incurred pursuant to this Section 9.1 for legal expenses of Agent up to the Initial Bridge Closing shall not exceed $400,000; provided further that the non-refundable deposit in the amount of $150,000 delivered by Issuer to Agent or one of its Affiliates prior to the Closing Date shall be credited against all obligations of the Credit Parties’ and Subsidiaries’ incurred pursuant to this Section 9.1.

Section 9.2 Indemnity.

In consideration for the execution and delivery of this Agreement by the Agent and the Purchasers and the agreement to purchase the Purchased Securities provided hereunder, each Credit Party hereby agrees to indemnify, pay and hold harmless the Agent, the Purchasers and their respective Affiliates and the officers, directors, employees, trustees, agents, investment advisors, collateral managers, servicers, and counsel of the Agent, the Purchasers and their respective Affiliates (collectively called the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, costs and expenses of one (1) firm of counsel to all Indemnitees taken as a whole and, if reasonably necessary, a single local counsel for all Indemnitees taken as a whole in each relevant jurisdiction that is material to the interest of such Indemnitees (which may be a single local counsel acting in multiple material jurisdictions), and solely in the case of an actual or perceived conflict of interest between Indemnitees (where the Indemnitee affected by such conflict of interest informs the Issuer in writing of such conflict of interest), one additional counsel in each relevant jurisdiction to each group of affected Indemnitees similarly situated taken as a whole), in connection with any investigative, remedial, administrative, judicial or other like matter or proceeding (whether initiated or threatened), whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of a Credit Party or Subsidiary, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by the Agent or the Purchasers) asserting any right to payment for the transactions contemplated hereby, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated by this Agreement, the other Financing Documents, the Notes and other Obligations and/or the transactions contemplated hereby including the Closing Date Transactions and the Subsequent Closing Date Transactions (including (a)(i) as a direct or indirect result of the presence on or under, or escape, seepage, leakage, spillage, discharge, emission or release from, any property now or previously owned, leased or operated by any Credit Party or any Subsidiary thereof of any Hazardous Materials or any Hazardous Materials Contamination, (ii) arising out of or relating to the offsite disposal of any materials generated or present on any such property or (iii) arising out of or resulting from the environmental condition of any such property or the applicability of any governmental requirements relating to Hazardous Materials, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of a Credit Party or Subsidiary, and (b) proposed and actual extensions of credit under this Agreement) and the use or intended use of the proceeds of the Purchased Securities, except that Credit Parties shall have no obligation hereunder to an Indemnitee with respect to any liability resulting from (A) the fraud, bad faith, gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction, (B) a material breach of any obligations of such Indemnitee under any Financing Document by such Indemnitee in bad faith, as determined by a final non-appealable judgment of a court of competent jurisdiction or (C) disputes solely among Indemnitees not arising from the conduct of any Credit Party. To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, Credit Parties shall contribute the maximum portion which they are permitted to pay and satisfy under applicable Law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them. This Section 9.2 shall not apply to claims for expenses or indemnification for Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. All Obligations provided for in this Section 9.2 shall survive repayment of the Notes, cancellation of the Notes, any foreclosure under, or any modification, release or discharge of, any or all of the Security Documents and termination of this Agreement. All amounts due under this Section 9.2 shall be paid within thirty (30) days after written demand therefor.

Article 10
TAXES; YIELD PROTECTION

Section 10.1 Taxes.

(a) Gross Up for Taxes. All payments of principal and interest on the Notes and all other amounts payable hereunder or under any Financing Document shall be made free and clear of and without deduction for any present or future income, excise, stamp, documentary, property or franchise taxes, and other taxes, fees, duties, levies, assessments, withholdings or other charges (including interest, additions to tax and penalties thereon) imposed by any taxing authority (“Taxes”), unless otherwise required by applicable Law. If any withholding or deduction from any payment to be made by the Credit Parties to any Purchaser hereunder is required in respect of any Taxes pursuant to any applicable Law, then the Credit Parties will (1) pay directly to the relevant authority the full amount required to be so withheld or deducted, (2) promptly forward to such Purchaser an official receipt or other documentation satisfactory to such Purchaser evidencing such payment to such authority, and (3) if such Tax is an Indemnified Tax, pay to such Purchaser such additional amount or amounts as is necessary to ensure that the net amount actually received by such Purchaser will equal the full amount it would have received had no such withholding or deduction been required.

(b) Other Taxes. Each Credit Party agrees to timely pay to the applicable Governmental Authority any present or future stamp, intangible, recording or documentary Taxes or any other similar Taxes that arise from any payment made hereunder or from the execution, delivery, performance, recordation, or filing of, or otherwise with respect to this Agreement or any other Financing Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (“Other Taxes”).

(c) Indemnification. The Credit Parties shall jointly and severally indemnify the Agent and the Purchasers, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by the Agent or the Purchasers or required to be withheld or deducted from a payment to the Agent or the Purchasers and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Issuers by a Purchaser shall be conclusive absent manifest error.

(d) Foreign Purchasers. Each Foreign Purchaser that is a party hereto on the Closing Date or purports to become an assignee of an interest pursuant to Section 12.6(a) after the Closing Date (unless such Purchaser was already a Purchaser hereunder immediately prior to such assignment) shall execute and deliver to the Issuers United States Internal Revenue Service Forms W-8ECI, W-8BEN, W-8BEN-E, or W-8IMY (as applicable) and other applicable forms, certificates or documents prescribed by the United States Internal Revenue Service or reasonably requested as to such Purchaser’s entitlement to a complete exemption from withholding or deduction of Taxes, if any, on or prior the date on which such Foreign Purchaser becomes a party hereto or becomes an assignee of an interest pursuant to Section 12.6(a) (and from time to time thereafter upon the reasonable request of the Issuer). Any Foreign Purchaser that is relying on the portfolio interest exception of Section 871(h) or Section 881(c) of the Code, shall also provide each Issuer along with IRS Form W-8BEN or W-8BEN-E, as applicable, a certificate representing to each Issuer that such Foreign Purchaser is not a “bank” for purposes of Section 881(c) of the Code, is not a 10% holder of any Issuer described in Section 871(h)(3)(B) of the Code, is not a controlled foreign corporation receiving interest from a related person (within the meaning of Sections 881(c)(3)(C) and 864(d)(4) of the Code) and is not a conduit entity participating in a conduit financing arrangement as defined in Treasury Regulation Section 1.881-3, at such time (and from time to time thereafter upon the reasonable request of the Issuer). Each Purchaser shall provide new forms (or successor forms) or certificates upon the expiration or obsolescence of any previously delivered forms, to the extent legally entitled to do so, and to promptly notify each Issuer of any change in circumstances which would modify or render invalid any claimed exemption or reduction. If a payment made to a Purchaser under any Financing Document or any payment would be subject to U.S. federal withholding Tax imposed by FATCA if such Purchaser or the Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Purchaser or the Agent shall deliver to the Issuers and the Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Issuers, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Issuers as may be necessary for the Issuers to comply with its obligations under FATCA, to determine that such Purchaser has complied with such Purchaser’s obligations under FATCA, or to determine the amount to deduct and withhold from such payment. Solely for purposes of the preceding sentence, “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Furthermore, any Foreign Purchaser shall, to the extent it is legally entitled to do so and to the extent in any Purchaser’s reasonable judgment such completion, execution or submission would not subject such Purchaser to any material unreimbursed cost or expense and would not materially prejudice the legal or commercial position of such Purchaser, deliver to the Issuers on or prior to the date on which such Foreign Purchaser becomes a Purchaser under this Agreement or becomes an assignee of an interest pursuant to Section 12.6(a) (and from time to time thereafter upon the reasonable request of the Issuers), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Issuers to determine the withholding or deduction required to be made.

(e) United States Purchasers. Any Purchaser other than a Foreign Purchaser that is a party hereto on the Closing Date or purports to become an assignee of an interest pursuant to Section 12.6(a) after the Closing Date (unless such Purchaser was already a Purchaser hereunder immediately prior to such assignment) shall execute and deliver to the Issuer one or more (as the Issuer may reasonably request) United States Internal Revenue Service Form W-9, certifying to such Purchaser’s U.S. Taxpayer Identification Number and that it is not subject to United States federal backup withholding taxes on or about the date on which such Purchaser becomes a party hereto or becomes an assignee of an interest pursuant to Section 12.6(a) (and from time to time thereafter upon the reasonable request of the Issuer). Each Purchaser shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms pursuant to this paragraph (e) and to promptly notify the Issuers of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(f) Agent (including any successor Agent) shall provide, on or about the date on which such Person becomes an Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Issuer), a duly executed and completed IRS Form W-9 certifying to Agent’s U.S. Taxpayer Identification Number and that it is not subject to United States federal backup withholding taxes. Agent shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms pursuant to this paragraph (f) and shall promptly notify the Issuers of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(g) Treatment of Certain Refunds. So long as no Default or Event of Default then exists, if Agent or any Purchaser determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 10.1 (including by the payment of additional amounts pursuant to this Section 10.1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

Section 10.2 Capital Adequacy.

If any Purchaser shall reasonably determine that the adoption or taking effect of, or any change in, any applicable Law regarding capital adequacy, in each instance, after the Closing Date, or any change after the Closing Date in the interpretation, administration or application thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation, administration or application thereof, or the compliance by any Purchaser or any Person controlling such Purchaser with any request, guideline or directive regarding capital adequacy (whether or not having the force of Law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Purchaser’s or such controlling Person’s capital as a consequence of such Purchaser’s obligations hereunder to a level below that which such Purchaser or such controlling Person could have achieved but for such adoption, phase-in, phase-opt, change, interpretation, administration, application or compliance (taking into consideration such Purchaser’s or such controlling Person’s policies with respect to capital adequacy) then from time to time, upon written demand by such Purchaser (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Agent), Credit Parties shall promptly pay to such Purchaser such additional amounts as will compensate such Purchaser or such controlling Person for such reduction, so long as such amounts have accrued on or after the day which is one hundred eighty (180) days prior to the date on which such Purchaser first made demand therefor; provided that if the event giving rise to such amount has retroactive effect, such one hundred eighty (180) day period shall be extended to include the period of retroactive effect.

Section 10.3Increased Costs.

If any Purchaser shall reasonably determine that the adoption or taking effect of, or any change in, any applicable Law, in each instance, after the Closing Date, or any change after the Closing Date in the interpretation, administration or application of any Law by any Governmental Authority, central bank or comparable agency charged with the interpretation, administration or application thereof, or the compliance by any Purchaser or any Person controlling such Purchaser with any request, guideline or directive of any such authority, central bank or comparable agency: (a) shall impose, modify or deem applicable any reserve (including any reserve imposed by the Board of Governors of the Federal Reserve System, or any successor thereto), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by any Purchaser, or (b) shall impose on any Purchaser any other condition affecting its Notes, any of its Notes (if any) or its obligation to make Notes; and the result of anything described in clauses (a) and (b) above is to increase the cost to (or to impose a cost on) such Purchaser of making or maintaining any Notes, or to reduce the amount of any sum received or receivable by such Purchaser under this Agreement or under any of its Notes (if any) with respect thereto, then upon demand by such Purchaser (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail), Credit Parties shall promptly, and in any event within thirty (30) days of demand therefor, pay directly to such Purchaser such additional amount as will compensate such Purchaser or controlling Person for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is one hundred eighty (180) days prior to the date on which such Purchaser first made demand therefor; provided that if the event giving rise to such amount has retroactive effect, such one hundred eighty (180) day period shall be extended to include the period of retroactive effect.

Section 10.4 Mitigation Obligations.

If any Purchaser requests compensation under either Section 10.2 or Section 10.3, or requires Issuer to pay any additional amount to any Purchaser or any Governmental Authority for the account of any Purchaser pursuant to Section 10.1, then, upon the written request of the Issuer, such Purchaser shall use reasonable efforts to designate a different lending office for funding or booking its Notes hereunder or to assign its rights and obligations hereunder (subject to the provisions of Section 12.6) to another of its offices, branches or affiliates, if, in the judgment of such Purchaser, such designation or assignment (a) would eliminate or materially reduce amounts payable pursuant to any such Section, as the case may be, in the future, (b) would not subject such Purchaser to any unreimbursed cost or expense and (c) would not otherwise be disadvantageous to such Purchaser (as determined in its sole discretion). Without limitation of the provisions of Section 9.1, Issuer hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Purchaser in connection with any such designation or assignment.

Section 10.5 Conclusiveness of Statements; Survival.

Determinations and statements of any Purchaser pursuant to Sections 10.1, 10.2 and 10.3 shall be conclusive and binding absent manifest error. The Purchasers may use reasonable averaging and attribution methods in determining compensation under Sections 10.1, 10.2 and 10.3, and the provisions of such Sections shall survive repayment of the Notes and termination of this Agreement.

Section 10.6 Dodd-Frank.

Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, guidelines and directives thereunder or issued in connection therewith (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, shall be deemed, in each case, for all purposes of this Agreement, to be adopted after the date of this Agreement, regardless of the date actually enacted, adopted or issued.

Article 11
AGENT

Section 11.1 Appointment and Authorization.

(a) General. Each Purchaser and the Agent hereby irrevocably appoints and authorizes the Agent to enter into each of the Financing Documents to which it is a party (other than this Agreement) on its behalf and to take such actions as the Agent on its behalf and to exercise such powers under the Financing Documents as are delegated to the Agent by the terms thereof, together with all such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Financing Document, the Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Purchaser or the Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Financing Document or otherwise exist against the Agent.

(b) Specific Rights Regarding Collateral. Without limiting the generality of the powers of the Agent, as set forth above, the Agent is hereby authorized to act as “collateral agent” for each Purchaser, the Agent and each other Secured Party pursuant to each of the Financing Documents. In such capacity, the Agent has the right to exercise all rights and remedies available under the Financing Documents, the UCC and any other applicable Law, as further described in Section 11.3.

Section 11.2 Agent and Affiliates.

FSV and its Affiliates and Approved Funds may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Credit Party and any Affiliate of any Credit Party as though FSV were not the Agent under the Financing Documents and without notice to or consent of any Purchaser. Each Purchaser acknowledges that, pursuant to such activities, FSV and its Affiliates may receive information regarding Credit Parties or their Affiliates (including information that may be subject to confidentiality obligations in favor of any such Credit Party or such Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. The Agent shall have the same rights and powers under the Financing Documents as any other Purchaser and may exercise or refrain from exercising the same as though it were not the Agent, and the Agent and its Affiliates may lend money to, invest in and generally engage in any kind of business with each Credit Party or Affiliate of any Credit Party as if it were not the Agent hereunder.

Section 11.3 Delegation of Duties.

The Agent may execute any of its duties under this Agreement or any other Financing Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care. Without limiting the generality of the powers of the Agent, as set forth above, the Agent is hereby authorized to act as collateral agent and administrative agent for each Purchaser pursuant to each of the Financing Documents. In its capacity as collateral agent, the Agent has the right to exercise all rights and remedies available under the Financing Documents, the UCC, and other applicable Law, as directed by the Required Purchasers, which rights and remedies shall include, in the event of a foreclosure by the Agent on any portion of the Collateral, whether pursuant to a public or private sale, the right of the Agent, as agent for all of the Purchasers, to be, or form an acquisition entity to be, the purchaser of any or all of such Collateral at any such sale. The Agent, as agent for all of the Purchasers, shall be entitled at any such sale to offset any of the Obligations against the purchase price payable by the Agent (or such acquisition entity) at such sale or to otherwise consent to a reduction of the Obligations as consideration to the applicable Credit Party in connection with such sale. The Agent shall have the authority to take such other actions as it may deem necessary or desirable, and as may be approved by the Required Purchasers, to consummate a sale of the type described in the immediately preceding sentences. Without limiting the generality of the powers of the Agent, as set forth above, in the context of any bankruptcy or other insolvency proceeding involving any Credit Party, the Agent is hereby authorized to, at the direction of the Required Purchasers: (a) file proofs of claim and other documents on behalf of the Purchasers, (b) object or consent to the use of cash collateral, (c) object or consent to any proposed debtor-in-possession financing, whether provided by one or more of the Purchasers or any other Person and whether secured by Liens with priority over the Liens securing the Obligations or otherwise, (d) object or consent to any sale of Collateral, including sales for non-cash consideration in satisfaction of a portion of the Obligations, as may be agreed to by the Required Purchasers on behalf of all of the Purchasers, (e) to be, or form an acquisition entity to be, the purchaser of any or all of such Collateral at any such sale under clause (d) and to offset any of the Obligations against the purchase price payable by the Agent (or such acquisition entity) at such sale or to otherwise consent to a reduction of the Obligations as consideration to the applicable Credit Party in connection with such sale, and (f) seek, object or consent to any Credit Party’s provision of adequate protection of the interests of the Agent and/or the Purchasers in the Collateral.

Section 11.4 Action by the Agent; Action by Secured Parties.

(a) Agent. The Agent shall not have, by reason of this Agreement, a fiduciary relationship in respect of any Purchaser or any other Person. Nothing in this Agreement or any of the Financing Documents is intended to or shall be construed to impose upon the Agent any obligations in respect of this Agreement or any of the Financing Documents except as expressly set forth herein or therein. Actions taken by the Agent hereunder, under the other Financing Documents or upon the instructions of Required Purchasers or such other portion of the Purchasers (as required hereunder), shall be binding upon each Purchaser and each of the other Secured Parties.

(b) Secured Parties. Anything in this Agreement or any other Financing Document to the contrary notwithstanding, each Secured Party hereby agrees with each other Secured Party and with the Agent that no Secured Party shall take any action to protect or enforce its rights against any Credit Party arising out of this Agreement or any other Financing Document (including exercising any rights of set-off) without first obtaining the prior written consent of the Agent, it being the intent of the Purchasers and the other Secured Parties that any such action to protect or enforce rights against any Credit Party under this Agreement and the other Financing Documents shall be taken in concert and at the direction or with the consent of the Agent.

Section 11.5 Consultation with Experts.

The Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 11.6 Liability of the Agent.

Neither the Agent nor any of its directors, officers, agents or employees shall be liable to any Secured Party for any action taken or not taken by it in connection with the Financing Documents, except that the Agent shall be liable with respect to its specific duties set forth hereunder, but only to the extent of its own fraud, bad faith, gross negligence or willful misconduct in the discharge thereof as determined by a final non-appealable judgment of a court of competent jurisdiction. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with any Financing Document or any borrowing hereunder, (b) the performance or observance of any of the covenants or agreements specified in any Financing Document, (c) the satisfaction of any condition specified in any Financing Document, (d) the validity, effectiveness, sufficiency or genuineness of any Financing Document, any Lien purported to be created or perfected thereby or any other instrument or writing furnished in connection therewith, (e) the existence or non-existence of any Default or Event of Default; or (f) the financial condition of any Credit Party or Subsidiary. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile or electronic transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties. The Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Secured Party to whom payment was due but not made, shall be to recover from other Secured Parties any payment in excess of the amount to which it is determined to be entitled (and such other Secured Parties hereby agree to return to such Secured Party any such erroneous payments received by them).

Section 11.7 Indemnification.

The Purchasers shall, on a ratable basis, indemnify the Agent (to the extent not reimbursed by Credit Parties) upon demand against any cost, expense (including counsel fees and disbursements), withholding Tax liability, claim, demand, action, loss or liability (except such as result from such the Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction) that the Agent may suffer or incur in connection with the Financing Documents or any action taken or omitted by the Agent hereunder or thereunder, in each case solely in its capacity as such (and not as a Purchaser). Agent (in its capacity as a Purchaser), and all Purchasers who are Affiliates of Agent shall be responsible for their pro rata share of any such indemnity. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by Required Purchasers until such additional indemnity is furnished.

Section 11.8 Right to Request and Act on Instructions.

The Agent may at any time request instructions from the Purchasers with respect to any actions or approvals which by the terms of this Agreement or of any of the Financing Documents the Agent is permitted or desires to take or to grant, and if such instructions are promptly requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Financing Documents until it shall have received such instructions from Required Purchasers or all or such other portion of the Purchasers as shall be prescribed by this Agreement. Without limiting the foregoing, no Secured Party shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement or any of the other Financing Documents in accordance with the instructions of Required Purchasers (or all or such other portion of the Purchasers as shall be prescribed by this Agreement) and, notwithstanding the instructions of Required Purchasers (or such other applicable portion of the Purchasers), the Agent shall have no obligation to take any action if it believes, in good faith, that such action would violate applicable Law or exposes it to any liability for which it has not received satisfactory indemnification in accordance with the provisions of Section 11.7.

Section 11.9 Credit Decision.

Each Purchaser acknowledges that it has, independently and without reliance upon the Agent or any other Purchaser, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Purchaser also acknowledges that it will, independently and without reliance upon the Agent or any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.

Section 11.10 Collateral Matters.

Secured Parties irrevocably authorize the Agent, at its option and in its discretion, to (a) release any Lien granted to or held by the Agent under any Security Document (i) upon Payment in Full of the Obligations or (ii) constituting property (x) sold or disposed of as part of or in connection with any disposition permitted under any Financing Document or (y) that is or has become Excluded Property (as defined in the Guarantee and Collateral Agreement) pursuant to clause (k) of the definition thereof (it being understood and agreed that the Agent may conclusively rely without further inquiry on a certificate of a Responsible Officer as to the sale or other disposition of property or such property constituting or becoming such type of Excluded Property being made in full compliance with the provisions of the Financing Documents), (b) [reserved], and (c) release (i) any Guarantor of all or any portion of the Obligations if all of the Capital Stock of such Guarantor is sold or otherwise ceases to be a Subsidiary in a transaction permitted hereunder to the extent that after giving effect to such transaction such Credit Party would not be required to guarantee any Obligation pursuant to Section 4.11 or (ii) all Credit Parties from their Obligations under the Financing Documents upon Payment in Full of the Obligations. Upon request by the Agent at any time, Secured Parties will confirm the Agent’s authority to release and/or subordinate particular types or items of Collateral pursuant to this Section 11.10.

Section 11.11 Agency for Perfection.

The Agent and each Secured Party hereby appoint each other Secured Party as agent for the purpose of perfecting the Agent’s security interest in assets which, in accordance with the UCC in any applicable jurisdiction, can be perfected by possession or control. Should any Secured Party (other than the Agent) obtain possession or control of any such assets, such Secured Party shall notify the Agent thereof, and, promptly upon the Agent’s request therefor, shall deliver such assets to the Agent or in accordance with the Agent’s instructions or transfer control to the Agent in accordance with the Agent’s instructions. Without limiting the provisions of Section 11.4(b), each Secured Party agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any Collateral for the Obligations unless instructed to do so by the Agent (or consented to by the Agent, as provided in Section 8.3), it being understood and agreed that such rights and remedies may be exercised only by the Agent.

Section 11.12 Notice of Default.

The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent shall have received written notice from a Purchaser or the Issuer referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Agent shall take such action with respect to such Default or Event of Default as may be requested by Required Purchasers (or all or such other portion of the Purchasers as shall be prescribed by this Agreement) in accordance with the terms hereof. Unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of the Purchasers.

Section 11.13 Successor Agent.

The Agent may at any time give notice of its resignation to the Purchasers and the Issuer. Upon receipt of any such notice of resignation, Required Purchasers shall have the right to appoint a successor Agent. Upon the acceptance of a successor’s appointment as the Agent hereunder and notice of such acceptance to the resigning Agent, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the resigning (or resigned) Agent, the resigning Agent’s resignation shall become immediately effective and the resigning Agent shall be discharged from all of its duties and obligations hereunder and under the other Financing Documents (if such resignation was not already effective and such duties and obligations not already discharged, as provided below in this paragraph). The fees payable by the Issuer to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Issuer and such successor. If no such successor shall have been so appointed by Required Purchasers and shall have accepted such appointment within thirty (30) days after the resigning Agent gives notice of its resignation, then the resigning Agent, from and following the expiration of such thirty (30) day period, (a) shall have the exclusive right, upon one (1) Business Day’s notice to the Issuer and the Purchasers, to make its resignation effective immediately, and (b) may (but shall not be obligated to), on behalf of the Purchasers, appoint a successor Agent. From and following the effectiveness of its resignation, (i) the resigning Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents and (ii) all payments, communications and determinations provided to be made by, to or through the resigning Agent shall instead be made by or to each Purchaser directly, until such time as Required Purchasers appoint a successor Agent as provided for above in this paragraph. The provisions of this Agreement shall continue in effect for the benefit of any resigning Agent and its sub-agents after the effectiveness of its resignation hereunder and under the other Financing Documents in respect of any actions taken or omitted to be taken by any of them while the resigning Agent was acting or was continuing to act as the Agent.

Section 11.14 Right to Perform, Preserve and Protect.

If any Credit Party fails to perform any obligation hereunder or under any other Financing Document, the Agent itself may, but shall not be obligated to, cause such obligation to be performed at Credit Parties’ expense. The Agent is further authorized by Credit Parties and Secured Parties to make expenditures (including legal and other expenses incurred from time to time) from time to time which the Agent, in its reasonable business judgment, deems necessary or desirable to (a) preserve or protect the business conducted by Credit Parties, the Collateral, or any portion thereof, (b) enhance the likelihood of, or maximize the amount of, repayment of the Notes and other Obligations and/or (c) to enforce its rights and claims in the Collateral and against the Credit Parties and defend Agent’s rights and interests in the Collateral and under the Financing Documents. Each Credit Party hereby agrees to reimburse the Agent for any and all costs, liabilities and obligations incurred by the Agent pursuant to this Section 11.14, in accordance with Section 9.1. Each Purchaser hereby agrees to indemnify the Agent upon demand for any and all costs, liabilities and obligations incurred by the Agent pursuant to this Section 11.14, in accordance with the provisions of Section 11.7. In addition, the Agent shall be entitled to request advances from time to time from the Purchasers for the purpose of covering the expenditures expected to be incurred pursuant to this Section 11.14.

Section 11.15 Additional Titled Agents.

Except for rights and powers, if any, expressly reserved under this Agreement to any bookrunner, arranger or to any titled agent named on the cover page of this Agreement, other than the Agent (collectively, the “Additional Titled Agents”), and except for obligations, liabilities, duties and responsibilities, if any, expressly assumed under this Agreement by any Additional Titled Agent, no Additional Titled Agent, in such capacity, has any rights, powers, liabilities, duties or responsibilities hereunder or under any of the other Financing Documents. Without limiting the foregoing, no Additional Titled Agent shall have nor be deemed to have a fiduciary relationship with any Secured Party.

Section 11.16 Subordinated Debt and Junior Debt.

Each Purchaser hereby irrevocably appoints, designates and authorizes the Agent to enter into any Additional Incremental Debt Intercreditor Agreement, any Junior Lien Intercreditor Agreement or any other subordination or intercreditor agreement pertaining to any Subordinated Debt, Junior Debt or other Debt permitted hereunder on its behalf and to take such action on its behalf under the provisions of any such agreement (subject to the last sentence of this Section 11.16). Subject to Section 12.5, Each Purchaser further agrees to be bound by the terms and conditions of any Additional Incremental Debt Intercreditor Agreement, any Junior Lien Intercreditor Agreement or any other subordination or intercreditor agreement pertaining to any Subordinated Debt or Junior Debt or other Debt permitted hereunder. Each Purchaser hereby authorizes the Agent to issue (and receive, as applicable) blockage notices in connection with any Subordinated Debt or Junior Debt at the direction of the Required Purchasers (it being agreed and understood that the Agent will not act unilaterally to issue such blockage notices). After the Closing Date, the Agent and the Issuer agree to negotiate a Junior Lien Intercreditor Agreement with the holders of the existing Junior Debt on terms reasonably satisfactory to the Agent and the Issuer, and in any event to execute such Junior Lien Intercreditor Agreement within 45 days after the Closing Date.

Section 11.17 Third Party Beneficiaries.

The provisions of this Article 11 are solely for the benefit of the Secured Parties. Other than Section 11.10, Section 11.14 and Section 11.16, no Credit Party or any Subsidiary shall have any rights as a third-party beneficiary of any of the provisions of this Article 11. The provisions of this Article 11 and the other Financing Documents relating to Collateral shall benefit each Secured Party if, by accepting such benefits, such Secured Party agrees to be bound by the provisions of this Article 11 and all other provisions of the Financing Documents running to the benefit of the Agent from any Purchaser, as if each other Secured Party was a Purchaser hereunder. In furtherance of the foregoing, and as a condition to its acceptance of the benefits set forth above, each other Secured Party agrees that the Agent and each of the other Secured Parties shall be entitled to act in its sole discretion without regard to the interests of the Secured Party seeking the benefit hereof, without any duty or liability to such Secured Party and without having any duty to notify or seek the consent of such Secured Party prior to taking any action or omitting to take any action.

Section 11.18 Actions in Concert.

For the sake of clarity, each Purchaser hereby agrees with each other Purchaser that no Purchaser shall take any action to protect or enforce its rights arising out of this Agreement, the Notes or any other Financing Document (including exercising any rights of setoff) without first obtaining the prior written consent of the Agent or the Required Purchasers, it being the intent of the Purchasers that any such action to protect or enforce rights under this Agreement the Notes and the other Financing Documents shall be taken in concert and at the direction or with the consent of the Agent or the Required Purchasers.

Article 12
MISCELLANEOUS

Section 12.1 Survival.

All agreements, representations and warranties made herein and in every other Financing Document shall survive the execution and delivery of this Agreement and the other Financing Documents. The provisions of Articles 9, 10, 11 and 12 shall survive the Payment in Full of the Obligations (both with respect to any Purchaser and all Purchasers collectively) and any termination of this Agreement.

Section 12.2 No Waivers; Remedies Cumulative.

No failure or delay by the Agent or any Purchaser in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by Law. Any reference in any Financing Document to the “continuing” nature of any Event of Default shall not be construed as establishing or otherwise indicating that any Credit Party has the independent right to cure any such Event of Default, but is rather presented merely for convenience should such Event of Default be waived in accordance with the terms of the applicable Financing Documents.

Section 12.3 Notices.

(a) All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission, e-mail, electronic submissions or similar writing, but in no event by text message) and shall be given to such party at its address, facsimile number or e-mail address set forth on the signature pages hereof (or, in the case of any such Purchaser who becomes a Purchaser after the date hereof, in an Assignment Agreement or in a notice delivered to the Issuers and the Agent and each other Purchaser by the assignee Purchaser forthwith upon such assignment) or by electronic submissions, as provided below, or at such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the Agent, each other Purchaser and the Issuers; provided, that notices, requests or other communications shall be permitted by e-mail or other electronic submissions (but in no event by text message) only in accordance with the provisions of Section 12.3(b). Each such notice, request or other communication shall be effective (i) if given by facsimile, when such notice is transmitted to the facsimile number specified by this Section and the sender receives a confirmation of transmission from the sending facsimile machine, (ii) if given by e-mail or other electronic submissions, as set forth in Section 12.3(c) or (iii) if given by mail, prepaid overnight courier or any other means, when received at the applicable address specified by this Section.

(b) Notices and other communications to the parties hereto may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, but in no event by text message) provided, that the foregoing shall not apply to notices sent directly to any party hereto if such party has notified the other parties in writing that it has elected not to receive notices by electronic communication (which election may be limited to particular notices).

(c) (i) Notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor, provided, that if any such notice or other communication is not sent or posted during normal business hours, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day.

Section 12.4 Severability.

In case any provision of or obligation under this Agreement or any other Financing Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 12.5 Amendments and Waivers.

(a) General Provisions. No provision of this Agreement or any other Financing Document may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by the Issuers (other than with respect to any subordination or intercreditor agreement or terms pursuant to which any Debt and/or any Liens securing such Debt is Subordinated Debt or Junior Debt and the Liens securing the Obligations, none of which shall require the signature or approval of any Issuer) and Required Purchasers (or by the Agent with the prior written approval of Required Purchasers), and, if (i) any amendment, waiver or other modification would either increase a Purchaser’s funding obligations in respect of any Note, by such Purchaser, and (ii) the rights or duties of the Agent are affected thereby, by the Agent; provided that no such amendment, waiver or other modification shall, unless signed or otherwise approved in writing by all Purchasers directly affected thereby (or by the Agent with the prior written approval of each such Purchaser), (A) reduce the principal of, rate of interest on, or any fees with respect to the Notes or forgive any principal, interest, or fees, other than (i) as a result of a waiver of an Event of Default and/or the default rate of interest pursuant to Section 2.4(b), or (ii) as a result of the implementation of any pricing grid with respect to interest rate margins and fees, (B) defer, extend or postpone the date fixed for, or waive or forgive, any payment (other than a payment pursuant to Section 2.3) of principal of the Notes, or of interest (other than the default rate of interest pursuant to Section 2.4(b)) on the Notes or fees hereunder or defer, extend or postpone the date of termination of the commitment of any Purchaser hereunder, (C) change the definition of the term Required Purchasers, (D) amend Article 2 or Section 8.4 in a manner that would alter the pro rata sharing of payments required thereby, (E) release all or substantially all of the Collateral, except as otherwise may be provided in this Agreement or the other Financing Documents (including in connection with any disposition permitted hereunder), (F) subordinate all or substantially all of the Collateral or subordinate the Obligations (other than in connection with (I) any Debt of the type permitted under Section 5.1(h) or Section 5.1(l), (II) any Real Estate Financing, any Sale Leaseback Transaction, any Permitted Floor Financing or any other Debt to the extent such Debt is permitted to be secured by a priority Lien under this Agreement and/or (III) any other financing that, in the case of this clause (III), is offered to each Purchaser on a pro rata basis and approved by the Required Purchasers and each Significant Purchaser), or (G) amend, waive or otherwise modify this Section 12.5(a) or the definitions of the terms used in this Section 12.5(a) insofar as the definitions affect the substance of this Section 12.5(a); provided that, notwithstanding anything herein to the contrary, (x) the waiver of (or amendment to the terms of) any mandatory prepayment of the Notes shall not constitute a postponement of any date scheduled for the payment of principal or interest and (y) a waiver of any condition precedent set forth in Article 7 or the waiver of any Default or Event of Default (in each case other than pursuant to Section 8.1(a)) shall not constitute a postponement of any date scheduled for, or a reduction in the amount of, any payment of interest or any payment of fees. It is hereby understood and agreed that all Purchasers shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F) or (G) of the preceding sentence. Any waiver of any provision of this Agreement or any other Financing Document shall be effective only in the specific instance and for the specific purpose for which it is given. No delay on the part of the Agent or any Purchaser in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.

(b) Agent. No amendment, waiver, modification, or consent shall amend, modify, or waive any provision of Article 11 pertaining to the Agent, or any other rights or duties of the Agent under this Agreement or the other Financing Documents, without the written consent of the Agent, the Issuers, and Required Purchasers; provided, that any amendment reducing Agent’s obligations or increasing or adding any fees, indemnities or other charges payable to Agent (other than proportional increases or additions to fees, indemnities, or other charges payable to Agent in connection with increases in the Obligations permitted under this Agreement and the other Financing Documents) shall require the consent of holders of a majority of the outstanding principal balance of the Notes that are not Affiliates of Agent.

(c) Miscellaneous. Anything in this Section 12.5 to the contrary notwithstanding, any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Financing Document that relates only to the relationship of the Purchasers and the Agent among themselves, and that does not affect the rights or obligations of Credit Parties, shall not require consent by or the agreement of any Credit Party.

Section 12.6 Assignments; Participations.

(a) Assignments.

(i) Subject to Section 4.13, any Purchaser may at any time assign to one or more Eligible Assignees all or any portion of such Purchaser’s Notes, together with all related rights and obligations of such Purchaser hereunder, including for the avoidance of doubt, the rights of such Purchaser under Section 2.1(f) and any unfunded commitment of such Purchaser. Any purported assignment to any Person that is not an Eligible Assignee in accordance with the definition thereof shall be null and void. The amount of any such assignment (determined as of the date of the applicable Assignment Agreement or, if a “Trade Date” is specified in such Assignment Agreement, as of such Trade Date) shall be in a minimum aggregate amount equal to $1,000,000 (unless such assignment is made to an existing Purchaser or an Affiliate or Approved Fund of any existing Purchaser or is of the assignor’s (together with its Affiliates and Approved Funds) entire interest in the outstanding Notes); provided, that, in connection with simultaneous assignments to two or more Affiliated Persons, including related Approved Funds, such Affiliated Persons and Approved Funds shall be treated as one assignee for purposes of determining compliance with the minimum assignment size referred to above. The Issuers, the Agent and the Purchasers shall be entitled to continue to deal solely and directly with such Purchaser in connection with the interests so assigned to an Eligible Assignee until the Purchasers and the Agent shall have received and accepted an effective Assignment Agreement executed, delivered and fully completed by the applicable parties thereto.

(ii) From and after the date on which the conditions described above have been met and recordation in the register described in paragraph (iii) below, (A) such Eligible Assignee shall be deemed automatically to have become a party hereto and, to the extent of the interests assigned to such Eligible Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Purchaser hereunder and (B) the assigning Purchaser, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights and obligations hereunder (other than those that survive termination pursuant to Section 12.1). Upon the request of the Eligible Assignee (and, as applicable, the assigning Purchaser) pursuant to an effective Assignment Agreement, each Issuer shall execute and deliver to such Eligible Assignee (and, as applicable, the assigning Purchaser) Notes in the aggregate principal amount of the Eligible Assignee’s Notes (and, as applicable, Notes in the principal amount of the Notes retained by the assigning Purchaser). Upon receipt by the assigning Purchaser of such Note (or commitments, as applicable), the assigning Purchaser shall promptly return to the Issuers any prior Note held by it.

(iii) The Issuers shall maintain at its offices a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of each Purchaser, and the commitments of, and principal amount and interest of the Notes owing to, such Purchaser pursuant to the terms hereof. The entries in such register shall be conclusive, absent manifest error, and the Issuers, the Agent and the Purchasers may treat each Person whose name is recorded therein pursuant to the terms hereof as a Purchaser hereunder for all purposes of this Agreement. Such register shall be available for inspection by the Agent and any Purchaser (provided that each Purchaser’s right of inspection shall be limited to information about such Purchaser), at any reasonable time upon reasonable prior notice to the Issuers. Any assignment may be effected only upon the registration thereof as provided in this paragraph (iii).

(iv) Notwithstanding the foregoing provisions of this Section 12.6(a) or any other provision of this Agreement, any Purchaser may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Purchaser, including any pledge or grant to secure obligations to a Federal Reserve Bank or to a trustee as security for the benefit of its noteholders, other security holders or creditors of a Purchaser; provided that no such pledge or grant shall release such Purchaser from any of its obligations hereunder or substitute any such pledgee or grantee for such Purchaser as a party hereto.

(b) Participations.

Subject to Section 4.13, any Purchaser may at any time, without the consent of, or notice to, the Issuers or the Agent, sell to one or more Persons participating interests in its Notes, commitments or other interests hereunder (any such Person, a “Participant”), provided, no participation shall be made to any Credit Party or any of their respective Affiliates, any natural person or any Disqualified Purchaser. In the event of a sale by a Purchaser of a participating interest to a Participant, (i) such Purchaser’s obligations hereunder shall remain unchanged for all purposes, (ii) the Issuers and the Agent shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations hereunder and (iii) all amounts payable by each Issuer shall be determined as if such Purchaser had not sold such participation and shall be paid directly to such Purchaser. Notwithstanding the foregoing, however, the Issuers agree that each Participant shall be entitled to the benefits of Section 10.1 as if it were a Purchaser (provided that such Participant complies with the requirements of Section 10.1(d) and (e) as if it were a Purchaser; provided further, that no Participant shall receive any greater compensation pursuant to Section 10.1 than would have been paid to the participating Purchaser if no participation had been sold). No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in Section 12.5 expressly requiring the unanimous vote of all Purchasers or, as applicable, all affected Purchasers. The Issuers agree that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Purchaser under this Agreement; provided that such right of setoff shall be subject to the obligation of each Participant to share with the Purchasers, as provided in Section 8.3. In the event that a Purchaser sells a participation, the Purchaser, as a non-fiduciary agent on behalf of the Issuers, shall maintain (or cause to be maintained) in the United States a register (the “Participant Register”) on which it enters the name and addresses of all participants in the Obligations held by it and the rights of such participants in the Obligations (including principal amount, interest thereon, and fees of the portion of such Obligations that is subject to such participations). No Purchaser shall have an obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Note or any Obligation), except as otherwise required by applicable Law and to the Issuers at its reasonable request and then, solely to the extent that such disclosure is required to establish that such participation, Note or Obligation is in registered form under Sections 5f.103-1(c) and 1.871-14(c) of the Treasury Regulations. Any participation or transfer thereof may be effected only by the registration of such participation on the Participant Register.

(c) Credit Party Assignments.

No Credit Party may assign, delegate or otherwise transfer any of its rights or other obligations hereunder or under any other Financing Document without the prior written consent of the Agent and each Purchaser.

Section 12.7 Headings.

Headings and captions used in the Financing Documents (including the Exhibits, Schedules and Annexes hereto and thereto) are included for convenience of reference only and shall not be given any substantive effect.

Section 12.8 [Reserved].

Section 12.9 Waiver of Consequential and Other Damages.

To the fullest extent permitted by applicable Law, no Credit Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Financing Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Notes or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.

Section 12.10 Marshaling; Payments Set Aside.

Neither the Agent nor any other Secured Party shall be under any obligation to marshal any assets in payment of any or all of the Obligations. To the extent that any Issuers or any other Credit Party makes any payment or the Agent enforces its Liens or the Agent or any Purchaser exercises its right of setoff, and such payment or the proceeds of such enforcement or setoff is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 12.11 GOVERNING LAW; SUBMISSION TO JURISDICTION.

THIS AGREEMENT AND EACH OTHER FINANCING DOCUMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH PARTY HERETO HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO THE AGENTS’ ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH PARTY BY CERTIFIED OR REGISTERED MAIL, ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN OR IN ACCORDANCE WITH THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

Section 12.12 WAIVER OF JURY TRIAL.

EACH CREDIT PARTY, THE AGENT AND EACH PURCHASER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH CREDIT PARTY, THE AGENT AND EACH PURCHASER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT IT HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND THAT IT WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH CREDIT PARTY, THE AGENT AND EACH PURCHASER WARRANTS AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

Section 12.13 [Reserved].

Section 12.14 Counterparts; Signatures; Integration.

This Agreement and the other Financing Documents may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile or other electronic communication to any Financing Document shall bind the parties to the same extent as would a manually executed counterpart. This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

Section 12.15 No Strict Construction.

The parties hereto have participated jointly in the negotiation and drafting of this Agreement and each of the other Financing Documents. In the event an ambiguity or question of intent or interpretation arises, this Agreement and each of the other Financing Documents shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any other Financing Document.

Section 12.16 USA PATRIOT Act Notification.

The Agent (for itself and not on behalf of any Purchaser) and each Purchaser hereby notifies Credit Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record certain information and documentation that identifies Credit Parties, which information includes the name and address of each Credit Party and such other information that will allow the Agent or such Purchaser, as applicable, to identify Credit Parties in accordance with the USA PATRIOT Act.

Section 12.17 Joint and Several Liabilities.

(a) Joint and Several. Each Credit Party hereby agrees that such Credit Party is jointly and severally liable for the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to the Agent and the Purchasers by each other Credit Party pursuant to the terms of this Agreement and the other Financing Documents. Each Credit Party agrees that its obligations hereunder shall not be discharged until Payment in Full, and that its obligations under this Section 12.17 shall be absolute and unconditional, irrespective of, and unaffected by,

(i) the effect on the other Credit Parties of (A) any lack of genuineness, validity, regularity, or enforceability of or (B) any future amendment of, or change in, this Agreement, any other Financing Document or any other agreement, document or instrument to which any Credit Party is or may become a party;

(ii) the absence of any action to enforce this Agreement (including this Section 12.17) or any other Financing Document or the waiver or consent by the Agent and the Purchasers with respect to any of the provisions thereof;

(iii) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by the Agent and the Purchasers in respect thereof (including the release of any such security);

(iv) the insolvency of any Credit Party; or

(v) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than a defense of the occurrence of Payment in Full).

(b) Benefit of Joint and Several Obligations. Each Credit Party agrees that the provisions of this Section 12.17 are for the benefit of the Agent and the Purchasers and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between all Credit Parties and the Agent or the Purchasers, the obligations of the Credit Parties under the Financing Documents.

Section 12.18 Guarantee and Collateral Agreement.

Without limiting the foregoing, reference is hereby made to Section 2 of the Guarantee and Collateral Agreement, to which each of the Credit Parties is subject.

Article 13
REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser hereby represents and warrants as follows:

Section 13.1 Authorization; No Contravention.

The execution, delivery and performance by each Purchaser of this Agreement and each other Financing Document to which it is a party: (a) is within its power and authority and has been duly authorized by all necessary action; (b) does not contravene the terms of its Organizational Documents or any amendment thereof; and (c) will not violate, conflict with or result in any breach or contravention of any of its contractual obligations, or any order or decree directly relating to it.

Section 13.2 Binding Effect.

This Agreement has been duly executed and delivered by the Purchasers and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

Section 13.3 No Legal Bar.

The execution, delivery and performance of this Agreement by each Purchaser will not violate any requirement of Law applicable to it.

Section 13.4 Securities Laws.

(a) The Securities are being or will be acquired by each Purchaser hereunder for the purpose of investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof in any transaction which would be in violation of the Securities Act or state securities laws or which would require the issuance and sale of the Securities hereunder to be registered under the Securities Act, subject, however, to the disposition of each Purchaser’s property being at all times within its control. Each Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the Securities in violation of the Securities Act. Each Purchaser does not have any agreement or understanding, whether or not legally binding, direct or indirect, with any other Person to sell or otherwise distribute the securities to be issued to it hereunder.

(b) Each Purchaser is an “accredited investor” as (as defined in Rule 144A under the Securities Act of 1933 as amended (the “Securities Act”)), or (2) an institutional “accredited investor” (as described in Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act) with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Securities, and understands that the offer and sale of the Securities meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J); and (i) such Purchaser (1) is an institutional account as defined in FINRA Rule 4512(c), (2) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (3) has exercised independent judgment in evaluating its participation in the purchase of the Securities, and accordingly, understands that the placement of the Securities meets (x) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (y) the institutional customer exemption under FINRA Rule 2111(b).

(c) Each Purchaser understands that (i) the Securities constitute “restricted securities” under the Securities Act, (ii) it must bear the economic risk of its investment in the Securities for an indefinite period of time because the Securities are not registered under the Securities Act or any applicable state securities law and may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from registration is available (iii) the offer and sale of the Securities hereunder is not registered under the Securities Act or under any “blue sky” laws in reliance upon certain exemptions from such registration and that the Credit Parties are relying on the representations made herein by each Purchaser in its determination of whether such specific exemptions are available, and (iv) the Securities may not be transferred except pursuant to an effective registration statement under the Securities Act, or under an exception from such registration available under the Securities Act, and under applicable “blue sky” laws or in a transaction exempt from such registration. Furthermore, each Purchaser understands that the Issuer may not be eligible to conduct an offering pursuant to Regulation D. Each Purchaser acknowledges that: (A) it has no right to require registration of the Notes or Warrants under the Securities Act or any “blue sky” laws, and (B) there is not now and is not contemplated to be any public market for the Notes or Warrants. As a result, each Purchaser is prepared to bear the economic risk of an investment in the Notes and Warrants for an indefinite period of time.

(d) Each Purchaser and its advisors (i) have been furnished with or have had access to all material books and records of the Credit Parties and all of its material contracts, agreements and documents and (ii) have had an opportunity to ask questions of, and receive answers, and to obtain any additional information to verify the accuracy of any information previously furnished, from management and representatives of the Credit Parties and which representatives have made available to them such information regarding the Credit Parties and their current respective businesses, operations, assets, finances, financial results, financial condition and prospects in order to make a fully informed decision to purchase and acquire the Securities. Without limiting the generality of the forgoing, each Purchaser has not relied on any statements or other information provided by anyone (including, without limitation, the Placement Agents, and any of their respective affiliates or any control persons, officers, directors, employees, partners or agents of any of the forgoing) other than the Company concerning the Company, the Securities or the offer and sale of the Securities. Each Purchaser acknowledges that it has made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to the Purchaser’s acquisition of the Securities. Each Purchaser acknowledges and agrees that (i) none of the Placement Agents, or any affiliate of the Placement Agents, has provided such Purchaser with any information or advice with respect to the Securities nor is such information or advice necessary or desired and (ii) none of the Placement Agents nor any of their respective affiliates has prepared any disclosure or offering document in connection with the offer and sale of the Securities. None of the Placement Agents or any of their respective affiliates has made or makes any representation as to the Company or the quality or value of the Securities and the Placement Agents and any of their respective affiliates may have acquired non-public information with respect to the Company, which each Purchaser agrees need not be provided to it. In connection with the issuance of the Securities to each Purchaser, none of the Placement Agents or any of their respective affiliates has acted as an underwriter with respect to the Securities or the transactions contemplated by this Agreement, or as a financial advisor or fiduciary to any Purchaser.

(e) Each Purchaser has generally such knowledge and experience in business and financial matters, and with respect to investments in securities of privately held companies, as to enable it to understand and evaluate the risks of an investment in the Securities and form an investment decision with respect thereto. The foregoing, however, does not limit or modify the representations and warranties set forth in Article 3 of this Agreement or in any other Financing Document or the right of the Purchasers to rely thereon.

(f) Each Purchaser understands that the exemption from registration of resales of the Securities afforded by Rule 144 (the provisions of which are known to the Purchaser) promulgated pursuant to the Securities Act depends on the satisfaction of various conditions, including the requirement that the Credit Parties have been subject to the reporting requirements of Section 13 or Section 15 of the Securities Act for at least ninety (90) days and that, if applicable, Rule 144 affords the basis for such sales only in limited amounts and that the Credit Parties do not now qualify under Rule 144 and may not ever. Each Purchaser understands that nothing in this Agreement shall require the Credit Parties or any of their Subsidiaries to make any filing under the Securities Act or Exchange Act which the Credit Parties or their Subsidiaries are not otherwise obligated to make.

Section 13.5 Governmental Authorization; Third Party Consent.

No approval, consent, compliance, exemption or authorization of any Governmental Authority or any other Person in respect of any requirement of Law, and no lapse of a waiting period under a requirement of Law, is necessary or required in connection with the execution, delivery or performance by it or enforcement against the Purchasers of this Agreement or the transactions contemplated hereby. No consent is required to be obtained under any contractual obligation applicable to the Purchasers in connection with the execution, delivery or performance of this Agreement or any of the other Financing Documents to which it is a party.

Section 13.6 No Related Party Relationships.

Except as set forth in Schedule 13.6, each Purchaser and its direct or indirect equityholders and their respective affiliates are not affiliates or direct or indirect equityholders of, have no direct or indirect economic interest in, and have not directly or indirectly entered into any agreement, arrangement or understanding (except as expressly set forth in the preceding sentence) with, any director, officer, employee, manager, partner or equityholder (or any of their respective immediate family members (as defined in 40 CFR § 170.305) or any affiliate or spouse of any such director, officer, employee, manager, partner, equityholder or immediate family member) of any other Purchaser, FF Global Partners LLC, FF Top Holding LLC, or any of their respective affiliates (each, a “Related Person”). The transactions contemplated by or related to this Agreement will not directly or indirectly increase any Related Person’s ownership or voting power of the Issuer, and no Related Person will, directly or indirectly, participate in any of the post-closing operations or decisions of or have any other rights or obligations with respect to such Purchaser or any of its direct or indirect equityholders or any of their respective affiliates.

Section 13.7 Organization.

Each Purchaser is duly organized, validly existing and in good standing under the laws of its state of organization, and except as has not had or would not reasonably be expected to have a material adverse effect on such Purchaser’s ability to perform its obligations under the Agreement or to consummate the transactions contemplated hereby on a timely basis. Each Purchaser is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

Section 13.8 Independent Investment Decision.

(a) Each Purchaser has independently evaluated the merits of its decision to purchase the Securities pursuant to this Agreement and conducted and relied upon its own due diligence investigation of the Company and its own in-depth analysis of the merits and risks of the purchase of the Securities. Each Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Issuer to such Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. Each Purchaser is a sophisticated institutional accredited investor with extensive expertise and experience in financial and business matters and in evaluating private companies and purchasing and selling their securities and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities. Without limiting the generality of the foregoing, each Purchaser has not relied on any statements, representations, warranties or other information provided by the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, concerning the Company or the Securities.

(b) No Placement Agent has provided any advice or recommendation in connection with the offer and sale of the Securities, and no Placement Agent will have any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the offer and sale of the Securities or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or the Securities.

Section 13.9 No Governmental Review.

Each Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

Section 13.10 Residency.

Each Purchaser’s office in which its investment decision with respect to the Securities was made is located at the address set forth for such Purchaser set forth on such Purchaser’s signature page to this Agreement.

Section 13.11 Ownership.

Such Purchaser and its Affiliates are not the direct or indirect owner of record or beneficial owner of shares of Common Stock, securities convertible into or exchangeable for Common Stock, or any other equity or equity-linked security of the Issuer.

Section 13.12 No Brokers.

Other than with respect to the Placement Agents, no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Issuer or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of any Purchaser.

Section 13.13 No Reliance.

Each Purchaser is not relying upon, and has not relied upon, any statement, representation or warranty made by any Person, except for the representations and warranties by the Issuer contained in this Agreement.

Section 13.14 Financial Capacity.

Each Purchaser has, and as of the Closing Date and/or Subsequent Closing Date (as applicable) will have, sufficient cash on hand in a U.S. bank account or uncalled capital commitments from creditworthy parties without any condition to fund such Purchaser’s Bridge Note Commitment and/or Incremental Note Commitment (as applicable) on the terms and conditions set forth in this Agreement. Such cash has been obtained by such Purchaser in compliance with all applicable Laws.

Section 13.15 No Liability of Placement Agents; Placement Agent Reliance.

(c) Each Purchaser agrees that no Placement Agent or their respective affiliates or any of their respective control persons, officers, directors or employees shall be liable to such Purchaser (including in contract, tort, under federal or state securities laws or otherwise) for any action heretofore or hereafter taken or omitted to be taken by any of them or have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Placement Agent, the Company or any other person or entity), whether in contract, tort or otherwise, to such Purchaser, or to any person claiming through such Purchaser, in respect of the offer and sale of Securities hereunder, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind provided to the Purchaser concerning the Company, the Securities, this Agreement or the transactions contemplated hereby. On behalf of it and their respective affiliates, each Purchaser releases the Placement Agents in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to the offer and sale of the Securities. Each Purchaser agrees not to commence any litigation or bring any claim against any of the Placement Agents in any court or any other forum which relates to, may arise out of, or is in connection with, the offer and sale of the of Securities. Each Purchaser confirms that the undertakings in this paragraph is given freely and after obtaining independent legal advice.

(d) The Placement Agents may rely upon these representations and warranties of the Purchasers in this Agreement.

Section 13.16 Non-Recourse.

Each Purchaser’s contractual obligations hereunder shall be without recourse to its Affiliates, and the officers, directors, employees, managers, trustees and other agents of such Purchaser or its Affiliates.  Each Credit Parties’ contractual obligations hereunder or under any Financing Document shall be without recourse to its Affiliates (other than any Affiliate that is a Credit Party), and the officers, directors, employees, managers, trustees and other agents of such Credit Party or its Affiliates.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Address for Notices	ISSUER

FARADAY FUTURE INTELLIGENT ELECTRIC INC.
18455 South Figueroa Street
Gardena, California 90248	By:	/s/ Susan Gail Swenson
Attention: Legal Department, Brian Fritz	Name:	Susan Gail Swenson
Phone: 800 228.7702	Title:	Executive Chairperson and Authorized Officer
Email: brian.fritz@ff.com

with a copy (which shall not constitute notice) to:
Sidley Austin LLP 2021 McKinney Avenue, Suite 2000 Dallas, Texas 75201 Attention: Banks Bruce Phone: (214) 969 - 3508 Email: bbruce@sidley.com and Sidley Austin LLP 555 California Street, Suite 2000 San Francisco, CA 94104 Attention: Vijay Sekhon Phone: (415) 772 - 1220 Email: vsekhon@sidley.com

[Signatures continue on following page(s)]

Signature page to Securities Purchase Agreement

18455 South Figueroa Street	GUARANTORS
Gardena, California 90248
Attention: Legal Department, Brian Fritz	FARADAY&FUTURE INC.
Phone: 800.228.7702
Email: brian.fritz@ff.com	By:	/s/ Susan Gail Swenson
	Name:	Susan Gail Swenson
	Title:	Executive Chairperson and Authorized Officer

with a copy (which shall not constitute notice) to:	FF INC.

Sidley Austin LLP	By:	/s/ Susan Gail Swenson
2021 McKinney Avenue – Suite 2000	Name:	Susan Gail Swenson
Dallas, Texas 75201 Attention: Banks Bruce	Title:	Executive Chairperson and Authorized Officer
Esq. Phone: 214.969.3508
Email: bbruce@sidley.com

FARADAY SPE, LLC

and	By:	/s/ Susan Gail Swenson
	Name:	Susan Gail Swenson
Sidley Austin LLP	Title:	Executive Chairperson, Authorized Officer and/or Manager
555 California Street, Suite 2000
San Francisco, CA 94104
Attention: Vijay Sekhon
Phone: (415) 772 - 1220
Email: vsekhon@sidley.com

EAGLE PROP HOLDCO LLC

By:	/s/ Susan Gail Swenson
Name:	Susan Gail Swenson
Title:	Executive Chairperson, Authorized Officer and/or Manager

FF SALES AMERICAS, LLC

By:	/s/ Susan Gail Swenson
Name:	Susan Gail Swenson
Title:	Executive Chairperson, Authorized Officer and/or Manager

Signature Page to Securities Purchase Agreement

FF EQUIPMENT LLC

By:	/s/ Susan Gail Swenson
Name:	Susan Gail Swenson
Title:	Executive Chairperson, Authorized Officer and/or Manager

FF MANUFACTURING LLC

By:	/s/ Susan Gail Swenson
Name:	Susan Gail Swenson
Title:	Executive Chairperson, Authorized Officer and/or Manager

FF ECO SALES COMPANY, LLC

By:	/s/ Susan Gail Swenson
Name:	Susan Gail Swenson
Title:	Executive Chairperson, Authorized Officer and/or Manager

FF INTELLIGENT MOBILITY GLOBAL HOLDINGS LTD.

By:	/s/ Susan Gail Swenson
Name:	Susan Gail Swenson
Title:	Director and Executive Chairperson

SMART TECHNOLOGY HOLDINGS LTD.

By:	/s/ Susan Gail Swenson
Name:	Susan Gail Swenson
Title:	Director

Signature Page to Securities Purchase Agreement

AGENT AND PURCHASER:

FF Simplicity Ventures LLC	FF SIMPLICITY VENTURES LLC
17 State Street, Suite 2100
New York, NY 10004	By:	/s/ Antonio Ruiz-Gimenez
Attention: Antonio Ruiz-Gimenez	Name:	Antonio Ruiz-Gimenez
Telephone: (917) 692-3976	Title:	Managing Member
Email: Operations@atwpartners.com

with a copy (which shall not constitute notice) to:

Blank Rome LLP
One Logan Square
Philadelphia, Pennsylvania 19103
Attention: Heather Sonnenberg, Esq.
Telephone: (215) 569-5701
E-mail: heather.sonnenberg@blankrome.com

[Signatures continue on following page(s)]

Signature page to Securities Purchase Agreement

PURCHASER:

Attention: Alan Rubenstein
Telephone: (516) 658-1111	RAAJJ TRADING LLC
Email: alan@horowitzrubenstein.com
	By:	/s/ Alan Rubenstein
	Name:	Alan Rubenstein
	Title:	Manager

Signature page to Securities Purchase Agreement

Annex A

Definitions

“Account Debtor” means “account debtor”, as defined in Article 9 of the UCC.

“Accounts” means “accounts”, as defined in Article 9 of the UCC.

“Additional Incremental Agent” means the agent for the other lenders providing the Additional Incremental Debt.

“Additional Incremental Debt” means Debt of the Issuer issued on the Subsequent Closing Date in an amount not to exceed $300,000,000 in the aggregate, less the principal amount of the Bridge Notes and Incremental Notes, which is subject to the Additional Incremental Intercreditor Agreement.

“Additional Incremental Debt Documents” means the agreements, documents and instruments executed in connection with the issuance of the Additional Incremental Debt on the Subsequent Closing Date.

“Additional Incremental Intercreditor Agreement” means that certain Intercreditor Agreement between the Agent and the Additional Incremental Agent, in form and substance reasonably satisfactory to the Issuer and Agent.

“Additional Titled Agents” has the meaning set forth in Section 11.15.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. For purposes hereof, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” has the meaning correlative thereto. For all purposes hereunder and under the Financing Documents, neither the Agent nor any Purchaser shall be or be deemed to be an Affiliate of any Credit Party.

“Agent” means FSV, in its capacity as administrative agent and collateral agent for itself and for the other Secured Parties hereunder, pursuant to the Preamble, and under the other Financing Documents, as such capacity is established in, and subject to the provisions of, Article 11, and its successors and assigns in such capacity.

“Agreement” means this Securities Purchase Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Anti-Terrorism Laws” means any Laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, the Laws administered by OFAC, the Criminal Code (Canada), and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced).

Annex A – Page 1

“Approved Fund” means any Person (other than a natural Person) which (a)(i) is (or will be) engaged in making, purchasing, holding, or otherwise investing in commercial loans, mezzanine notes, and similar extensions of credit in its ordinary course of activities or (ii) temporarily warehouses loans for any Purchaser and (b) is administered, advised or managed by a Purchaser, an entity that administers, advises or manages a Purchaser, or an Affiliate of either.

“Asset Disposition” means any sale, lease, license, transfer, assignment or other consensual disposition by any Credit Party or any Domestic Subsidiary of any asset, but excluding (a) dispositions of Inventory or used, obsolete, worn-out or surplus equipment, all in the Ordinary Course of Business, (b) dispositions of cash and Cash Equivalents, (c) sales, transfers and other dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the Ordinary Course of Business, (d) the lease, assignment, license, sub-license or sub-lease of any real or personal property in the Ordinary Course of Business to the extent the same does not materially interfere with the business of any Credit Party or any Domestic Subsidiary, (e) any disposition of property or assets (including a license of Intellectual Property) or issuance of Capital Stock by (I) a Credit Party to another Credit Party or (II) a Credit Party, directly or indirectly, to a bona fide joint venture in a transaction permitted pursuant to Section 5.6, (f) the granting, creation or existence of a Permitted Lien, (g) the surrender or waiver of contractual rights or the settlement, release or surrender of contract or tort claims in the Ordinary Course of Business, (h) the abandonment or other disposition of Intellectual Property that is, in the reasonable good faith judgment of a Credit Party, as applicable, no longer economically practicable or commercially desirable to maintain or used or useful in the conduct of the business of such Credit Party, (i) dispositions of assets to the extent that (I) such assets are substantially contemporaneously exchanged for credit against the purchase price of similar replacement assets or (II) the proceeds of such disposition are substantially contemporaneously applied to the purchase price of such replacement assets, (j) dispositions of Inventory for fair market value and (k) dispositions as part of a Sale Leaseback Transaction.

“Assignment Agreement” means an agreement substantially in the form of Exhibit A hereto.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy” as in effect from time to time.

“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) with which any Purchaser is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; or (e) that is named, or owned or controlled by, a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Bridge Equity Conditions” means, during the period in question, (a) the Issuer shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Purchaser pursuant to the Notes since the date hereof, if any, (b) the Issuer shall have paid all liquidated damages and other amounts owing to a Purchaser in respect of the Transaction Documents, (c) the Issuer has met since the date hereof the current public information requirements under Rule 144 (subject to the ability for the Issuer to cure any failure to meet such requirements within one (1) Trading Day), or on the applicable Closing Date there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to the Transaction Documents, (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Issuer believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares then issuable pursuant to the Transaction Documents, (f) there is no existing Event of Default and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, and (g) the applicable Purchaser is not in possession of any information provided by the Issuer, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, that constitutes, or may constitute, material non-public information.

Annex A – Page 2

“Bridge Note Commitment Amount” means, as to any Purchaser, the percentage, if any, set forth opposite such Purchaser’s name on the Commitment Annex under the columns “Initial Bridge Note Commitment Amount,” “Second Bridge Note Commitment Amount,” and/or “Third Bridge Note Commitment Amount”.

“Bridge Note Commitment Percentage” means, as to any Purchaser, the percentage, if any, set forth opposite such Purchaser’s name on the Commitment Annex under the column “Initial Bridge Note Commitment Percentage,” “Second Bridge Note Commitment Percentage” and/or “Third Bridge Note Commitment Percentage”.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Law to close.

“Business Intellectual Property” has the meaning set forth in Section 3.17.

“Capitalized Lease Obligations” shall mean any obligation under a Capital Lease.

“Capital Lease” of any Person means any lease of any property by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person and shall include, without limitation, all operating leases that are not leases for real property.

“Capital Stock” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Cash Equivalents” means (a) direct obligations of the United States, or obligations guaranteed by the United States with a maturity date of no more than six (6) months from the date of acquisition, (b) commercial paper with a duration of not more than three (3) months rated at least A 1 by Standard & Poor’s Ratings Service and P 1 by Moody’s Investors Services, Inc., which is issued by a Person (other than any Credit Party or an Affiliate of any Credit Party) organized under the laws of any state of the United States or of the District of Columbia, (c) time deposits, certificates of deposit and banker’s acceptances with a duration of not more than six (6) months issued by any office located in the United States, or is licensed to conduct a banking business in the United States, and has capital, surplus and undivided profits of at least $500,000,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a rating described in clause (b) above, (d) repurchase agreements and reverse repurchase agreements with a duration of not more than 30 days with respect to securities described in clause (a) above entered into with an office of a bank or trust company meeting the criteria specified in clause (c) above, (e) any money market or mutual fund provided that substantially all of the assets of such fund consist of the foregoing types of investments, and provided that such fund has assets in excess of $500,000,000 and has obtained from either Standard & Poor’s Ratings Service or Moody’s Investors Services, Inc. the highest rating obtainable for money market funds in the United States or any province thereof, or (f) other short-term liquid investments approved in writing by Required Purchasers.

Annex A – Page 3

“Cayman Credit Parties” means, collectively, FF Intelligent Mobility Global Holdings Ltd. and Smart Technology Holdings Ltd.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CFC” means a controlled foreign corporation within the meaning of Section 957 of the Code.

“CFPOA” means the Corruption of Foreign Public Officials Act (Canada)), as amended.

“Change of Control” means (a) any person or group of persons (within the meaning of Section 13(d) or 14(a) of the Exchange Act), other than FF Top Holding LLC and its Affiliates, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of 40% or more of the voting Equity Interests of the Issuer or (b) any sale of substantially all of the property or assets of any Credit Party.

“Closing Checklist” means Annex C to this Agreement.

“Closing Date” means the date of this Agreement.

“Closing Date Transactions” shall mean the consummation of the transactions contemplated by this Agreement to occur on the Closing and the payment of fees and expenses in connection therewith.

“Closing Date Transaction Documents” shall mean each of the documents executed and/or delivered in connection with the Closing Date Transactions, including, without limitation, this Agreement and the other Financing Documents.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral” means all property, now existing or hereafter acquired, mortgaged or pledged to, or purported to be subjected to a Lien in favor of, the Agent, for the benefit of the Secured Parties, pursuant to the Security Documents.

“Collateral Access Agreement” means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgement agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Collateral, in each case, in form and substance reasonably satisfactory to the Agent.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Annex” means Annex B to this Agreement.

“Common Stock” means the common stock of the Issuer, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Issuer or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

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“Company Competitor” means any company engaged in the business of designing, manufacturing or producing automobiles or similar vehicles and any company engaged in the business of supplying components for the design, manufacturing or production of automobiles or similar vehicles.

“Contingent Obligation” means, with respect to any Person, any direct or indirect liability of such Person: (a) with respect to any debt, lease, dividend or other obligation of another Person if the purpose or intent of such Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such liability will be protected, in whole or in part, against loss with respect thereto; (b) with respect to any undrawn portion of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for the reimbursement of any drawing; (c) under any Swap Contract, to the extent not yet due and payable; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (e) for any obligations of another Person pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to preserve the solvency, financial condition or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or supported or for which the applicable Person is otherwise contingently liable and, if not a fixed and determinable amount, the maximum amount so guaranteed or supported or for which such Person is otherwise contingently liable.

“continuing” means, with respect to any default or event of default, that it has not been remedied, cured or waived.

“Control Agreement” means a tri-party deposit account, securities account or commodities account control agreement by and among the Issuer, the Agent and the depository, securities intermediary or commodities intermediary (as applicable), in each case in form and substance reasonably satisfactory in all respects to the Agent and in any event providing to the Agent "control" of such deposit account, securities or commodities account within the meaning of Articles 8 and 9 of the UCC, as applicable.

“Controlled Group” means all members of a group of corporations and all members of a group of trades or businesses (whether or not incorporated) under common control which, together with an Issuer, are treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, under Section 414(m) or (o) of the Code.

“Conversion Price” shall have the meaning ascribed to such term in the Notes.

“Conversion Shares” shall have the meaning ascribed to such term in the Notes.

“Credit Party” means the Issuer and each Guarantor; and “Credit Parties” means all such Persons, collectively.

“Credit Party Intellectual Property” means all Intellectual Property owned by any Credit Party and all Intellectual Property that any Credit Party is licensed or otherwise permitted by other Persons to use that is material to the operation of the business of the Credit Parties.

“Debt” of a Person means at any date, without duplication, (a) all Funded Debt, (b) all preferred stock and comparable equity interests, in each case, requiring mandatory redemption, sinking fund or other like payments prior to the Maturity Date including all Disqualified Stock, (c) all obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (d) “earnouts” and similar payment obligations of such Person, which shall be valued in accordance with GAAP, but only to the extent earned, due and payable, (e) all principal outstanding under any off-balance sheet loan or similar financing product, and (f) all Debt of others Guaranteed by such Person. Without duplication of any of the foregoing, Debt of Credit Parties shall include any and all Notes.

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“Default” means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Period” means the period of time commencing on the day an Event of Default pursuant to Section 8.1(a), (f) or (g) occurs and continuing through the date the Event of Default has been cured or waived.

“Disqualified Purchaser” means (a) any Company Competitor, (b) any Affiliate of a Person described in the preceding clause (a) that, in each case, is either reasonably identifiable as such or is identified as such in writing by or on behalf of the Issuer to the Agent from time to time on or after the Closing Date and (c) unless the Issuer consents (x) any Affiliate of the Issuer or (y) any Person that holds more than 5.0% of the Issuer’s Common Stock, except in the case of this clause (y), any Person that is already a Purchaser hereunder, so long such Person otherwise became a Purchase in accordance with the terms of this Agreement. The Issuer shall, upon request of any Purchaser, identify whether any Person identified by such Purchaser as a proposed assignee or Participant is a Disqualified Purchaser.

“Disqualified Stock” means with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event: (a) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise; (b) is convertible or exchangeable at the option of the holder for Debt or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of a Credit Party); or (c) is mandatorily redeemable or must be purchased for cash or Cash Equivalents upon the occurrence of certain events or otherwise, in whole or in part; in each case prior to the date that is 180 days after the final scheduled amortization installment payment date for the Notes, in each case, valued at, in the case of redeemable preferred Capital Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Stock plus accrued and unpaid dividends.

“Domestic Subsidiary” means a Subsidiary organized, incorporated or otherwise formed under the laws of the United States or any state thereof, other than any such Subsidiary that has no assets (other than de minimis amounts) other than the Capital Stock or other equity interests of Foreign Subsidiaries that are CFCs.

“Effective Date” means the earliest of the date that (a) the initial Registration Statement has been declared effective by the Commission, (b) all of the Underlying Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Issuer to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (c) following the one year anniversary of the Closing Date provided that a holder of the Underlying Shares is not an Affiliate of the Issuer or (d) all of the Underlying Shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions and Issuer Counsel has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Underlying Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

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“Eligible Assignee” means (a) a Purchaser, (b) an Affiliate of a Purchaser, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by the Issuer in writing (such approval not to be unreasonably withheld, conditioned or delayed); provided that notwithstanding the foregoing, (x) “Eligible Assignee” shall not (i) include any Credit Party or any Affiliate of a Credit Party or (ii) any Disqualified Purchaser unless an Event of Default pursuant to Section 8.1(a), 8.1(f) or (g) has occurred and is continuing and (y) no approval of the Issuer shall be required if an Event of Default pursuant to Section 8.1(a), 8.1(f) or (g) has occurred and is continuing.

“Environmental Laws” means any and all Laws relating to the environment or the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Materials or wastes into the environment, including ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Materials or wastes or the clean up or other remediation thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Plan” means any “employee benefit plan”, as such term is defined in Section 3(3) of ERISA (other than a Multiemployer Plan), which a Credit Party or any Subsidiary maintains, sponsors or contributes to, or, in the case of an employee benefit plan which is subject to Section 412 of the Code or Title IV of ERISA, to which a Credit Party or any Subsidiary or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Event of Default” has the meaning set forth in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Subsidiary” means any Subsidiary that (a) is a CFC, (b) all or substantially all of the assets of which consist, directly or indirectly, of cash or cash equivalents and/or stock of or indebtedness of one or more Subsidiaries, each of which are CFCs, (c) is a direct or indirect Subsidiary of a CFC or a Subsidiary described in (b), or (d) if such Subsidiary made a guarantee or pledge, such guarantee or pledge would constitute an investment in “United States property” by a CFC within the meaning of Sections 956 and 957 of the Code (or any similar law or regulation in any applicable jurisdiction), or otherwise would result in a material adverse tax consequence to a Credit Party, as reasonably determined by the Issuers (in consultation with the Agent).

“Excluded Taxes” means any of the following Taxes: (A) Taxes imposed on or measured by the Agent’s or any Purchaser’s net income, franchise taxes, branch profits taxes and alternative minimum taxes, in each case imposed by the jurisdiction (or any political subdivision thereof) under which the Agent or such Purchaser (i) is organized, has its principal office in or, in the case of any Purchaser, its applicable lending office located in, or (ii) has a present or former connection (other than a connection resulting from entering into any of the Financing Documents, receiving any payment thereunder, or taking any action thereunder) (“Other Connection Taxes”), (B) any United States federal withholding Taxes to the extent imposed on the amounts payable to such Purchaser or the Agent with respect to an applicable interest in a Note pursuant to a law in effect at the time such Purchaser or the Agent becomes a party to this Agreement or changes its lending office, unless in the case of an assignee, the applicable assigning person would have been entitled to receive additional amounts with respect to such Taxes at the time of such assignment or, in the case of a change in lending office, such Purchaser would have been entitled to receive additional amounts with respect to such Taxes immediately before it changed its lending office, (C) any withholding Taxes or deductions imposed under FATCA, or (D) any United States federal withholding Taxes that would not have been imposed but for such Purchaser’s failure to comply with Sections 10.1(d), (e) or (f).

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“Exempt Accounts” means, collectively, (a) payroll accounts, (b) tax withholding accounts, (c) employee benefit accounts, (d) escrow, trust and fiduciary accounts, (e) zero balance accounts and (f) any other accounts (including deposit accounts) with an average monthly balance of less than $250,000, individually, or $1,000,000 in the aggregate for all such accounts.

“Existing Notes” means those certain Original Issue Discount Convertible Notes issued on August 10, 2021 and those certain Subordinated Intermediate Last Out Promissory Notes issued on June 9, 2021, in each case, issued by the Issuer and in a collectively aggregative principal amount for all Existing Notes as of the Closing Date of approximately $73.9 million, as the same shall be amended, restated, amended and restated or otherwise modified or refinanced or replaced.

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Credit Party (or paid to or for the account of any equity holder of any Credit Party) in connection with any tax refund, indemnification claim or purchase price adjustments not in the ordinary course of business (and not consisting of proceeds described in any of Section 2.3(b), (c) or (d)).

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any applicable agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“FSV” shall mean FF SIMPLICITY VENTURES LLC, a Delaware limited liability company.

“Financing Documents” means this Agreement, any Notes, the Security Documents, the Master Intercompany Note, any subordination or intercreditor agreement (or terms or provisions, as applicable) pursuant to which any Debt and/or any Liens securing such Debt is considered Subordinated Debt or Junior Debt and the Liens securing the Obligations, and all other documents, instruments and agreements contemplated herein or thereby and heretofore executed, executed concurrently herewith or executed at any time and from time to time hereafter, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

“Fiscal Quarter” means a fiscal quarter of Parent, ending on March 31, June 30, September 30 or December 31 of each calendar year.

“Fiscal Year” means a fiscal year of Parent, ending on December 31 of each calendar year.

“Foreign Government Benefit Plan” has the meaning set forth in Section 3.14(c).

“Foreign Purchaser” means any Purchaser that is not a “United States person” as defined in Code Section 7701(a)(30).

“Foreign Plan” has the meaning set forth in Section 3.14(c).

“Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary.

“Funded Debt” shall mean, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations for borrowed money, whether current or long-term (including the Obligations hereunder and all Capitalized Lease Obligations), all obligations evidenced by bonds, debentures, notes or other similar instruments;

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(b) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(c) all non-contingent obligations under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties);

(d) the Attributable Principal Amount of Capital Leases, Synthetic Leases, Securitization Transaction and Sale and Leaseback Transactions;

(e) all Disqualified Stock;

(f) all Funded Debt of others secured by (or for which the holder of such Funded Debt has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;

(g) all Guarantees in respect of Funded Debt of another Person; and

(h) Funded Debt of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer, and, as such, has personal liability for such obligations, but only to the extent there is recourse to such Person for payment thereof.

For purposes hereof, the amount of Funded Debt shall be determined (w) based on the outstanding principal amount in the case of borrowed money indebtedness under clause (a) and purchase money indebtedness and the deferred purchase obligations under clause (b), (x) based on the maximum amount available to be drawn in the case of letter of credit obligations and the other obligations under clause (c), (y) based on the amount of Funded Debt that is the subject of the Guaranties and for which there is recourse to such Person in the case of Guaranties under clause (g) and (z) based on the lesser of the amount of Funded Debt secured by such lien or the fair market value of the assets pledged in the case of Funded Debt under clause (f).

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession), which are applicable to the circumstances as of the date of determination.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other Person owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, whether domestic or foreign.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take or pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the Ordinary Course of Business. The term “Guarantee” used as a verb has a corresponding meaning.

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“Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement dated as of the Closing Date by and among Credit Parties and the Agent, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Guarantor” means each Person designated as a “Guarantor” on the signature pages hereof, each other Person joining this Agreement and the Guarantee and Collateral Agreement as a “Guarantor”, and each Person who executed any other document as a guarantor of all or any portion of the Obligations, but excluding, in each instance, any Person that is an Excluded Subsidiary; and “Guarantors” means all of such Persons.

“Hazardous Materials” means (a) any “hazardous substance” as defined in CERCLA, (b) any “hazardous waste” as defined in RCRA, (c) asbestos, (d) polychlorinated biphenyls, (e) petroleum, its derivatives, by products and other hydrocarbons, (f) toxic mold and (g) any other pollutant, toxic, radioactive, caustic or otherwise hazardous substance regulated under Environmental Laws.

“Hazardous Materials Contamination” means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

“Incremental Note Commitment Percentage” means, as to any Purchaser, the percentage, if any, set forth opposite such Purchaser’s name on the Commitment Annex under the column “Incremental Note Commitment Percentage”.

“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Credit Parties under any Financing Document.

“Indemnitees” has the meaning set forth in Section 9.2.

“Initial Bridge Closing” has the meaning set forth in Section 2.1(b).

“Initial Bridge Notes” means, the Bridge Notes issued on the Initial Bridge Closing in an amount equal to the Initial Bridge Note Commitment Amount.

“Initial Bridge Note Commitment Amount” means, as to any Purchaser, the percentage, if any, set forth opposite such Purchaser’s name on the Commitment Annex under the column “Initial Bridge Note Commitment Amount”.

“Initial Bridge Note Commitment Percentage” means, as to any Purchaser, the percentage, if any, set forth opposite such Purchaser’s name on the Commitment Annex under the column “Initial Bridge Note Commitment Percentage”.

“Initial FSV Bridge Note” means, the Bridge Note issued to FSV on the Initial Bridge Closing.

“Intellectual Property” means, with respect to any Person, all patents, trademarks, service marks, logos and other business identifiers, trade names, trade styles, trade dress, copyrights, proprietary know-how, processes, computer software and all registrations, applications and licenses therefor, used in or necessary for the conduct of business by such Person.

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“Inventory” has the meaning given to such term in the UCC.

“Investment” means (a) any investment in any Person, whether by means of acquiring (whether for cash, property, services, Capital Stock or otherwise), making or holding Debt securities, Capital Stock, capital contributions, loans, time deposits, advances, Guarantees or otherwise and (b) any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto.

“Issuer” and “Issuers” have the meaning set forth in the Preamble to this Agreement.

“Junior Debt” means any unsecured Debt, junior secured Debt or Subordinated Debt of any Credit Party; provided that any such Debt that is junior in term of lien priority (if appliable) shall be subject to a Junior Lien Intercreditor Agreement.

“Junior Lien Intercreditor Agreement” means each intercreditor agreement entered into by the Issuer, the Agent and the holders of the applicable Junior Debt (or an agent or other representative on their behalf), in each case on customary terms and in form and substance reasonably satisfactory to Agent and the Issuer, which in the case of the Junior Lien Intercreditor Agreement for the Existing Notes, shall also be reasonably acceptable to each Significant Purchaser.

“Laws” means any and all federal, state, provincial, territorial, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, injunctions, permits, concessions, grants, franchises, governmental agreements and governmental restrictions, whether now or hereafter in effect.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.13(c).

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.

“Litigation” means any claim, investigation, action, suit or proceeding before any court, mediator, arbitrator or Governmental Authority.

“Major Casualty Proceeds” means (a) the aggregate insurance proceeds received in cash in connection with one or more related events under any property insurance policy or business interruption insurance policy or (b) any award or other compensation received in cash with respect to any eminent domain, condemnation of property or similar proceedings (or any transfer or disposition of property in lieu of condemnation), in each case, less (i) any out-of-pocket fees, costs and expenses reasonably incurred by a Credit Party or any Subsidiary in connection therewith, (ii) the amount of any Debt secured by a Lien on the related asset and discharged from the proceeds of such event, (iii) any taxes paid or reasonably estimated by the applicable Credit Party or Subsidiary to be payable by such Person as a consequence of such event (provided, that if the actual amount of taxes actually paid is less than the estimated amount, the difference shall immediately constitute Major Casualty Proceeds) and (iv) the amount of any reserve established in accordance with GAAP (provided that such reserved amounts shall be Major Casualty Proceeds to the extent and at the time of any reversal (without the satisfaction of any applicable liabilities in a corresponding amount) of any such reserve).

“Mandatory Default Amount” means the sum of (a) the greater of (i) the outstanding principal amount of this Note, plus all accrued and unpaid interest hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (B) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 100% of the outstanding principal amount of this Note, plus 100% of accrued and unpaid interest hereon, and (b) all other amounts, costs, expenses and liquidated damages due in respect of this Note.

“Margin Stock” has the meaning assigned thereto in Regulation U of the Federal Reserve Board.

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“Master Intercompany Note” has the meaning set forth in Section 5.1(g).

“Material Adverse Effect” means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the business, operations, properties or condition (financial or otherwise) of the Credit Parties, (b) the rights and remedies of the Agent or any Purchasers under any Financing Document, or the ability of the Credit Parties, taken as a whole, to perform any of their obligations under any Financing Document to which it is a party, (c) the legality, validity or enforceability of any Financing Document, or (d) the existence, perfection or priority of any security interest granted to the Agent, for the benefit of the Secured Parties, or to any Purchaser in any Financing Document.

“Maturity Date” means the earliest of (a) August 14, 2026, (b) such earlier date that the Notes become due and payable pursuant to Section 8.2 or (c) 91 days before the maturity date of any Junior Debt of any Credit Party (except as agreed by the Required Purchasers in their reasonable discretion with respect to customary working capital debt of the Credit Parties).

“Maximum Lawful Rate” has the meaning set forth in Section 2.4(d).

“MFN Amendment” has the meaning set forth in Section 2.5(b).

“Multiemployer Plan” means a multiemployer plan, that is intended to meet the definition set forth in Section 3(37) or 4001(a)(3) of ERISA, to which a Credit Party or any member of the Controlled Group may have any liability.

“Net Cash Proceeds” means, with respect to any transaction or event, an amount equal to the cash proceeds received by any Credit Party (or any Subsidiary) from or in respect of such transaction or event (including cash proceeds of any non-cash proceeds of such transaction), less (a) any out-of-pocket expenses paid to a Person that are reasonably incurred by such Credit Party or Subsidiary in connection therewith, (b) the amount of any reserve established in accordance with GAAP (provided that such reserved amounts shall be Net Cash Proceeds to the extent and at the time of any reversal (without the satisfaction of any applicable liabilities in a corresponding amount) of any such reserve), and (c) in the case of an Asset Disposition, the amount of any Debt secured by a Lien on the related asset and discharged with the proceeds of such Asset Disposition and any taxes paid or reasonably estimated by the applicable Credit Party or Subsidiary to be payable by such Person in respect of such Asset Disposition (provided, that if the actual amount of taxes paid is less than the estimated amount, the difference shall immediately constitute Net Cash Proceeds).

“Note(s)” has the meaning set forth in Section 2.5.

“Obligations” means all loans (including the Notes), debts, principal, interest (including any interest that accrues after the commencement of any bankruptcy, insolvency or other enforcement proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such proceeding), premiums (including, without limitation, the Premium Payment Amount), obligations (including indemnification obligations), fees, costs, expenses and other charges (including any costs, fees, expenses or other charges that accrue after the commencement of any bankruptcy, insolvency or other enforcement proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such proceeding), guaranties, and all covenants and duties of any other kind and description owing by any Credit Party arising out of, under, pursuant to, in connection with, or evidenced by this Agreement or any of the other Financing Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any Credit Party is required to pay or reimburse by the Financing Documents or by law or otherwise in connection with the Financing Documents. Without limiting the generality of the foregoing, the Obligations of the Issuers under the Financing Documents include the obligation to pay (a) the principal of the Notes, (b) interest accrued on the Notes, (c) costs, fees, Premium Payment Amount, premiums, expenses and other charges payable under this Agreement or any of the other Financing Documents, and (d) indemnities and other amounts payable by any Credit Party under any Financing Document. Any reference in this Agreement or in the Financing Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any bankruptcy, insolvency or other enforcement proceeding.

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“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“Ordinary Course of Business” means, in respect of any action or omission taken or not taken by any Person, the ordinary course of such Person’s business, as conducted by such Person in good faith and may include past practice, industry standards or customs, requirements of law or as may otherwise be determined from time to time in good faith by the board of directors (or other governing body) of such Person.

“Organizational Documents” means, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of formation or organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and the documents which relate to the internal governance of such Person (such as by-laws, a partnership agreement or an operating, limited liability company or members agreement).

“Other Connection Taxes” has the meaning set forth in the definition of Excluded Taxes.

“Other Taxes” has the meaning set forth in Section 10.1(b).

“Paid in Full” or “Payment in Full” means, with respect to any Obligations, (a) the payment in full in cash of all such Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) and (b) the termination of all obligations of the Purchasers to provide any additional credit or extensions or credit.

“Participant” has the meaning set forth in Section 12.6(b).

“Participant Register” has the meaning set forth in Section 12.6(b).

“Payment Notification” means a written notification substantially in the form of Exhibit B hereto.

“PBGC” means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.

“Pension Plan” means any ERISA Plan that is subject to Section 412 of the Code or Title IV of ERISA to which a Credit Party or any member of the Controlled Group may have a liability.

“Permits” has the meaning set forth in Section 3.1.

“Permitted Contest” means a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; provided that compliance with the obligation that is the subject of such contest is effectively stayed during such challenge.

“Permitted Liens” means Liens permitted pursuant to Section 5.2.

“Person” means any natural person, corporation, limited liability company, professional association, limited partnership, general partnership, joint stock company, joint venture, association, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

“Placement Agents” means Citigroup Global Markets Inc. and Moelis & Company LLC.

“Premium Percentage” has the meaning set forth in Section 2.2.

“Published Rate” shall mean the rate of interest published on any applicable Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one (1) month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the prevailing benchmark Eurodollar rate for a one (1) month period as published in another leading national or international financial or business publication determined by Agent in its reasonable discretion, consistent with market practice).

Annex A – Page 13

“Purchase Price” has the meaning set forth in Section 2.1(a).

“Purchased Securities” means the Notes.

“Purchaser” means each of (a) each Person party hereto in its capacity as a purchaser, (b) each Eligible Assignee that becomes a party hereto pursuant to Section 12.6, and (c) the respective successors and assigns of all of the foregoing, and “Purchasers” means all of the foregoing.

“RCRA” means the Resource Conservation and Recovery Act of 1976.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise in full of all Warrants or conversion in full of all Notes (including Underlying Shares issuable as payment of interest on the Notes), ignoring any conversion or exercise limits set forth therein.

“Registration Statement” means a registration statement meeting the requirements set forth in Section 4.13 and covering the resale of the Underlying Shares by each Purchaser as provided for under this Agreement.

“Required Purchasers” means at any time the Purchasers holding more than fifty percent (50%) of the aggregate Notes outstanding under this Agreement; provided, that so long as Agent is also a Purchaser hereunder, Required Purchasers shall include Agent.

“Responsible Officer” means, with respect to each Issuer, any of the President, Chief Executive Officer, Chief Financial Officer, Treasurer or any other officer of such Issuer reasonably acceptable to the Required Purchasers.

“Restricted Distribution” means as to any Person (a) any dividend or other distribution (whether in cash, Capital Stock or other property, assets) on any Capital Stock in such Person or (b) any payment by such Person on account of the purchase, redemption, retirement, defeasance, surrender, cancellation, termination or acquisition of any Capital Stock in such Person or any claim respecting the purchase or sale of any Capital Stock in such Person.

“Sale and Leaseback Transaction” shall mean, with respect to any Credit Party, any arrangement, directly or indirectly, with any Person (other than a Credit Party) whereby such Credit Party shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanctions” has the meaning set forth in Section 3.27.

“Second Bridge Notes” means, the Second Bridge Notes issued on the Second Bridge Closing in an amount equal to the Second Bridge Note Commitment Amount.

“Second Bridge Note Commitment Amount” means, as to any Purchaser, the percentage, if any, set forth opposite such Purchaser’s name on the Commitment Annex under the column “Second Bridge Note Commitment Amount”.

“Second Bridge Note Commitment Percentage” means, as to any Purchaser, the percentage, if any, set forth opposite such Purchaser’s name on the Commitment Annex under the column “Second Bridge Note Commitment Percentage”.

Annex A – Page 14

“Secured Parties” means the Agent and each Purchaser.

“Securities” means the Notes, the Warrants and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder as the same shall be in effect at the time.

“Securitization Transaction” shall mean any financing or factoring or similar transaction (or series of such transactions) entered by any Credit Party or any of its Subsidiaries pursuant to which such Credit Party or such Subsidiary may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate or any other Person.

“Security Documents” means any agreement, document or instrument executed concurrently herewith or at any time hereafter pursuant to which one or more Credit Parties or any other Person either (a) Guarantees payment or performance of all or any portion of the Obligations and/or (b) provides, as security for all or any portion of the Obligations, a Lien on any of its assets in favor of the Agent for its own benefit and the benefit of the Secured Parties, including, without limitation, the Guarantee and Collateral Agreement, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

“Shareholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the shareholders of the Issuer with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the Underlying Shares in excess of 19.99% of the issued and outstanding Common Stock on the Closing Date.

“Significant Purchaser” means, as of any date of relevant determination, any Purchaser that holds Notes with an aggregate principal amount of at least equal to the greater of (x) $75,000,000 and (y) 25.0% of the aggregate amount of all Notes then outstanding.

“Specified Purchaser” has the meaning set forth in Section 2.5(b).

“Specified Terms” has the meaning set forth in Section 2.5(b).

“Stated Rate” has the meaning set forth in Section 2.4(d).

“Subordinated Debt” means any unsecured Debt of any Credit Party which is subordinated to the Obligations as to right and time of payment pursuant to a customary subordination agreement in form and substance reasonably satisfactory to the Agent.

“Subsequent Closing Date” shall mean any date on which the following conditions have been satisfied, each in form and substance reasonably satisfactory to the Agent:

(a) such Subsequent Closing Date occurs on or prior to the 90th day following the Closing Date;

(b) unless the applicable Purchaser has otherwise agreed, the Issuer has provided written notice thereof to the Agent and the applicable Purchasers at least three (3) Business Days prior thereto pursuant to a Notice of Issuance and Disbursement Authorization;

Annex A – Page 15

(c) to the extent any Additional Incremental Debt has been or simultaneously being incurred, receipt by the Agent of executed copies of the Additional Incremental Intercreditor Agreement and any Additional Incremental MFN Amendment, if applicable;

(d) no Default or Event of Default exists;

(e) the representations and warranties contained in the Financing Documents are true and correct in all material respects (without duplication of any materiality qualifier) as of the Subsequent Closing Date, both before and after giving effect to the Incremental Notes; and

(f) the Initial Bridges Notes have been issued and purchased in accordance with the terms of this Agreement; and

(g) the applicable Incremental Notes and Warrants shall be executed and delivered by the Issuer to the applicable Purchaser(s).

“Subsequent Closing Date Transactions” shall mean the consummation of the transactions contemplated by this Agreement to occur on each Subsequent Closing Date and the payment of fees and expenses in connection therewith.

“Subsequent Closing Date Transaction Documents” shall mean each of the documents executed and/or delivered in connection with each Subsequent Closing Date Transactions.

“Subsequent FSV Bridge Notes” means, the Bridge Notes issued to FSV on the Second Bridge Closing and the Third Bridge Closing.

“Subsidiary” means, with respect to any Person, any other Person of which an aggregate of more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors (or other applicable governing body) of such other Person is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or a combination thereof, or with respect to which any such Person has the right to vote or designate the vote of more than 50% of such Capital Stock whether by proxy, agreement, operation of Law or otherwise. Unless the context otherwise requires, each reference to a Subsidiary shall mean a Subsidiary of any Credit Party.

“Swap Contract” means any “swap agreement”, as defined in Section 101 of the Bankruptcy Code, which includes, without limitation, rate caps (including out-of-money caps) and collars.

“Synthetic Lease” shall mean a lease transaction under which the parties intend that (a) the lease will be treated as an “operating lease” by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended and (b) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Taxes” has the meaning set forth in Section 10.1.

“Third Bridge Notes” means, the Bridge Notes issued on the Third Bridge Closing in an amount equal to the Third Bridge Note Commitment Amount.

“Third Bridge Note Commitment Amount” means, as to any Purchaser, the percentage, if any, set forth opposite such Purchaser’s name on the Commitment Annex under the column “Third Bridge Note Commitment Amount”.

“Third Bridge Note Commitment Percentage” means, as to any Purchaser, the percentage, if any, set forth opposite such Purchaser’s name on the Commitment Annex under the column “Third Bridge Note Commitment Percentage”.

Annex A – Page 16

“Threshold Reset Event” means the date on which the Issuer has certified to the Agent in writing that (i) the Issuer has received at least $175,000,000 (including the funding of commitments of FSV and the other Purchasers under this Agreement) of gross proceeds from the consummation of a financing (other than floor plan inventory financing, real estate financing or capital equipment financing) or equity infusion during any trailing nine month period following the Closing Date, which cash proceeds are available to the Issue for working capital purposes and (ii) no Default or Event of Default has occurred or is continuing.

“Tranche A Notes” has the meaning set forth in Section 2.1(a).

“Transfer Agent” means Continental Stock Transfer & Trust Issuer, the current transfer agent of the Issuer and any successor transfer agent of the Issuer.

“Transaction Documents” shall mean this Agreement, the Debentures, the Warrants, the Guarantee and Collateral Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“UCC” means the Uniform Commercial Code of the State of New York or of any other state the Laws of which are required to be applied in connection with the perfection of security interests in any Collateral.

“Underlying Shares” means the Warrant Shares and shares of Common Stock issued and issuable pursuant to the terms of the Note, including without limitation, shares of Common Stock issued and issuable in lieu of the cash payment of interest on the Notes in accordance with the terms of the Notes, in each case without respect to any limitation or restriction on the conversion of the Notes or the exercise of the Warrants.

“U.S.” or “United States” means the United States of America.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as reasonably and in good faith determined by the Board, provided that if such determination is disputed by the Purchasers of a majority in interest of the Securities then outstanding, such determination shall be made by an independent appraiser selected reasonably and in good faith by the Purchasers of a majority in interest of the Securities then outstanding and the Issuer, the fees and expenses of which shall be split by such Purchasers and the Issuer.

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Purchasers at the Initial Bridge Closing, Second Bridge Closing, Third Bridge Closing Closing and each Subsequent Closing Date in accordance with this Agreement, which Warrants shall be exercisable immediately and have a term of exercise equal to 7 years, in the form of Exhibit D attached hereto or such other form as shall be agreed between the Issuer and such Purchaser.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

“Wholly-Owned Domestic Subsidiary” means, a Wholly-Owned Subsidiary which is a Domestic Subsidiary.

“Wholly-Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person of which all of the Capital Stock (other than, in the case of a Foreign Subsidiary, directors’ qualifying shares, to the extent legally required) are directly or indirectly owned and controlled by such Person or one or more Wholly-Owned Subsidiaries of such Person.

Annex A – Page 17

Annex B

Commitment Annex
(as of the Closing Date)

Purchaser	Initial Bridge Note Commitment Amount	Initial Bridge Note Commitment Percentage	Second Bridge Note Commitment Amount	Second Bridge Note Commitment Percentage	Third Bridge Note Commitment Amount	Third Bridge Note Commitment Percentage	Incremental Note Commitment Amount	Incremental Note Commitment Percentage
FSV	$25,000,000	92.592593%	$10,000,000	100%	$15,000,000	100%	$0	0%
RAAJJ Trading LLC	$2,000,000	7.4074074%	-	-	-	-	-	-
TOTALS	$27,000,000	100%	$10,000,000	100%	$15,000,000	100%	$0	0%

Annex B – Page 1

Annex C

Closing Checklist

CLOSING CHECKLIST

(subject to due diligence)

Purchaser:	FF Simplicity Ventures LLC (“FF Simplicity” or “Purchaser”)

Issuer:	Faraday Future Intelligent Electric Inc., a Delaware corporation (“FFIE” or “Issuer”)

Guarantors:	Faraday&Future Inc., a California corporation
FF Inc., a California corporation
Faraday SPE, LLC, a California limited liability company
Eagle Prop Holdco LLC, a Delaware limited liability company
FF Sales Americas, LLC a Delaware limited liability company
FF Equipment LLC, a Delaware limited liability company
FF Manufacturing LLC, a Delaware limited liability company
FF ECO Sales Company, LLC, a Delaware limited liability company
FF Hong Kong Holding Limited, a Hong Kong company
FF Intelligent Mobility Global Holdings Ltd., a company incorporated under the laws of the Cayman Islands
Smart Technology Holdings Ltd., a company incorporated under the laws of the Cayman Islands

Closing Date:	August 14, 2022

Annex C - Page 1

Documents			Responsible Party	Status
ATW Closing Documents
1.	Securities Purchase Agreement		Blank Rome	Form Agreed
Exhibits
	Exhibit A	Form of Assignment Agreement	Blank Rome	Form Agreed
	Exhibit B	Form of Payment Notification	Blank Rome	Form Agreed
	Exhibit C	Form of Convertible Note	Blank Rome	Form Agreed
	Exhibit D	Form of Warrant	Blank Rome	Form Agreed
	Exhibit E	Form of Joinder	Sidley	Form Agreed

Schedules
	Schedule 3.1	Existence, Organizational Identification Numbers, Foreign Qualification, Prior Names	Sidley	Form Agreed
	Schedule 3.4	Capitalization	Sidley	Form Agreed
	Schedule 3.6	Litigation	Sidley	Form Agreed
	Schedule 3.9	Labor Matters	Sidley	Form Agreed
	Schedule 3.13	Taxes	Sidley	Form Agreed
	Schedule 3.14	ERISA	Sidley	Form Agreed
	Schedule 3.17	Intellectual Property	Sidley	Form Agreed
	Schedule 3.18	Real Estate	Sidley	Form Agreed
	Schedule 3.20	Bank Accounts	Sidley	Form Agreed
	Schedule 3.23	Outstanding Debt	Sidley	Form Agreed
	Schedule 5.2	Liens	Sidley	Form Agreed
	Schedule 5.3	Contingent Obligations	Sidley	Form Agreed
	Schedule 5.8	Investments	Sidley	Form Agreed
	Schedule 5.9	Affiliate Transactions	Sidley	Form Agreed

2.	Warrant		Blank Rome	Form Agreed

Annex C - Page 2

Documents				Responsible Party	Status
3.	Guarantee and Collateral Agreement			Blank Rome	Form Agreed

Schedules
	a.	Schedule 4.2	Collateral Locations, Chief Executive Office	Sidley	Form Agreed
	b.	Schedule 4.4	Federal Registration Collateral	Sidley	Form Agreed
	c.	Schedule 4.7	Intellectual Property	Sidley	Form Agreed
	d.	Schedule 4.8	Chattel Paper, Letter-of-Credit Rights, Commercial Tort Claims, Documents, Titled Equipment	Sidley	Form Agreed
	e.	Schedule 4.9	Deposit and Securities Accounts	Sidley	Form Agreed
	f.	Schedule 4.10	Equity Interests	Sidley	Form Agreed

Exhibits
	a.	Exhibit A	Form of Copyright Security Agreement	Blank Rome	Form Agreed
	b.	Exhibit B	Form of Patent Security Agreement	Blank Rome	Form Agreed
	c.	Exhibit C	Form of Trademark Security Agreement	Blank Rome	Form Agreed
	d.	Exhibit D	Form of Joinder Agreement	Blank Rome	Form Agreed
	e.	Exhibit D	Form of Pledge Agreement	Blank Rome	Form Agreed

4.	Patent Security Agreement			Blank Rome	Form Agreed

5.	Trademark Security Agreement			Blank Rome	Form Agreed

6.	Convertible Senior Secured Promissory Note			Blank Rome	Form Agreed

7.	Disbursement Schedule/Funds Flow			Blank Rome	Form Agreed

8.	UCC-1 Financing Statements			Blank Rome	Form Agreed

9.	Legal Opinion			Sidley	Form Agreed

10.	Officer’s Closing Certificate			Blank Rome	Form Agreed

11.	Secretary’s Certificate			Sidley	See Annex A
	a.	Resolutions		Sidley
	b.	Good Standing Certificate		Sidley
	c.	Articles of Incorporation		Sidley
	d.	By-Laws		Sidley
	e.	Incumbency		Sidley

12.	Lien Search Results			Blank Rome	Received

13.	IP Search Results			Blank Rome	Received

14.	Insurance Certificates
	a.	Liability Insurance Certificate		Sidley	Received
	b.	Additional Insured and Notice of Cancellation Endorsement		Sidley	Post-Closing
	c.	Property Insurance Certificate		Sidley	Received
	d.	Lender Loss Payee and Notice of Cancellation Endorsement		Sidley	Post-Closing

15.	Deposit Account Control Agreements			Sidley
	a.	East West Bank		Sidley	Post-Closing
	b.	Bank of America		Sidley	Post-Closing

16.	Collateral Access Agreements			Sidley	Post-Closing

Annex C - Page 3

Annex A

Loan Party	Certified Charter	Governing Document	Resolutions	Incumbency	Good Standing
Faraday Future Intelligent Electric Inc.	Received (certified as of 8/2)	Rec’d 8/5	Form Agreed	Form Agreed	Received
Faraday&Future Inc.	Received (certified as of 7/28)	Rec’d 8/5			Received
FF Inc.	Received (certified as of 7/28)	Rec’d 8/5			Received
Faraday SPE, LLC	Received (certified as of 7/28)	Rec’d 8/6			Received
Eagle Prop Holdco LLC	Received (certified as of 7/28)	Rec’d 8/5			Received
FF Sales Americas, LLC	Received (certified as of 7/28)	Rec’d 8/5			Received
FF Equipment LLC	Received (certified as of 7/28)	Rec’d 8/5			Received
[FF Hong Kong Holding Limited] – No longer a guarantor
FF Manufacturing LLC	Received (certified as of 7/28)	Rec’d 8/5			Received
FF ECO Sales Company, LLC	Received (certified as of 8/2)	Rec’d 8/5			Received
FF Intelligent Mobility Global Holdings Ltd.	Sidley to provide	Rec’d 8/5			Sidley to provide
Smart Technology Holdings Ltd.	Sidley to provide	Rec’d 8/5			Sidley to provide

Exhibit A

Form of Assignment Agreement

This Assignment Agreement (this “Assignment Agreement”) is entered into as of [__________], 20[__] by and between the Assignor named on the signature page hereto (“Assignor”) and the Assignee named on the signature page hereto (“Assignee”). Reference is made to the Securities Purchase Agreement, dated as of August 14, 2022 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Securities Purchase Agreement”) by and among Faraday Future Intelligent Electric Inc., a Delaware corporation (“Issuer”), the guarantors from time to time party thereto (together with the Issuer, collectively the “Credit Parties” and each a “Credit Party”), the financial institutions or other entities from time to time party thereto (each as a “Purchaser” and collectively, the “Purchasers”), and FF Simplicity Ventures LLC, a Delaware limited liability company, as administrative and collateral agent (in such capacity, “Agent”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided for such terms in the Securities Purchase Agreement. Assignor and Assignee hereby agree as follows:

1. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, the interests (such interests, the “Purchased Units”) set forth on the schedule attached hereto (the “Schedule”), in and to Assignor’s rights and obligations under the Securities Purchase Agreement as of the effective date set forth on the Schedule (the “Effective Date”). Such purchase and sale is made without recourse, representation or warranty except as expressly set forth herein. On the Effective Date, Assignee shall pay to Assignor an amount equal to the aggregate amounts assigned pursuant to the Schedule and Assignor shall pay to Assignee a closing fee in respect of the transactions contemplated hereby in the amount specified on the Schedule.

2. Assignor (i) represents, as of the Effective Date, that it is the legal and beneficial owner of the interests assigned hereunder free and clear of any adverse claim, (ii) makes no other representation or warranty and assumes no responsibility with respect to any statement, warranties or representations made in or in connection with the Securities Purchase Agreement other than with respect to Article 13 of the Securities Purchase Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Securities Purchase Agreement, any other Financing Document or any other instrument or document furnished pursuant thereto, and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or any other Person or the performance or observance by any Credit Party of its Obligations under the Securities Purchase Agreement or any other Financing Document or any other instrument or document furnished pursuant thereto.

3. Assignee (i) confirms that it has received a copy of the Securities Purchase Agreement and the other Financing Documents, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon Agent, Assignor or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Securities Purchase Agreement, (iii) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Securities Purchase Agreement and the other Financing Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform all obligations which by the terms of the Securities Purchase Agreement are required to be performed by it as a Purchaser, (v) represents that on the date of this Assignment Agreement it is not presently aware of any facts that would cause it to make a claim under Sections 10.2 or 10.3 of the Securities Purchase Agreement, (vi) represents and warrants that Assignee is not a Foreign Purchaser or, if it is a Foreign Purchaser, (A) that it has delivered to Issuer the documentation required to be delivered to Agent and other Purchasers by Section 15 below and (B) that if it is claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, (w) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (x) it is not a 10-percent shareholder of any Credit Party within the meaning of Section 881(c)(3)(B) or Section 871(h)(3)(B) of the Code, (y) it is not a controlled foreign corporation related to any Credit Party within the meaning of Section 881(c)(3)(C) of the Code and (z) it is not a conduit entity participating in a conduit financing arrangement (as defined in Section 1.881-3 of the Treasury Regulations), (vii) represents and warrants that it is not a Disqualified Purchaser and that it is (or, upon receipt of the required consents hereto by Issuer will become) an Eligible Assignee and that it is compliant with all its obligations under FATCA such that no taxes are required to be withheld from payments made to it under the Financing Documents as the result of FATCA, and (viii) represents and warrants that it has experience and expertise in the making or the purchasing of loans, and that it has acquired the interests described herein for its own account and without any present intention of selling all or any portion of such interests.

4. Each of Assignor and Assignee represents and warrants to the other party hereto that it has full power and authority to enter into this Assignment Agreement and to perform its obligations hereunder in accordance with the provisions hereof, that this Assignment Agreement has been duly authorized, executed and delivered by such party and that this Assignment Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity.

5. Assignor represents and warrants that no form of general solicitation or general advertising was used by Assignor or its representatives in connection with the assignment of the Purchased Units to the Assignee pursuant to this Assignment Agreement. Assuming the accuracy of the Assignee’s representations and warranties contained in Section 6 below, no registration of the Purchased Units pursuant to the provisions of the Securities Act or the state securities or “blue sky” laws will be required for the assignment of the Purchased Units by Assignor to Assignee pursuant to this Assignment Agreement.

6. Assignee hereby makes each representation and warranty contained in Section 13.4 of the Securities Purchase Agreement with respect to the assignment the Purchased Units to Assignee pursuant to this Assignment Agreement.

7. Upon the effectiveness of this Assignment Agreement pursuant to Section 15 below, (i)  Issuer shall register Assignee as a Purchaser, pursuant to the terms of the Securities Purchase Agreement, (ii) Assignee shall be a party to the Securities Purchase Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Purchaser thereunder, (iii) Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Securities Purchase Agreement and (iv) Issuer shall thereafter make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to Assignor, solely to the extent of amounts accrued prior to the Effective Date, and otherwise to Assignee.

8. Each of Assignor and Assignee hereby agrees from time to time, upon request of the other such party hereto, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Assignment Agreement.

9. Neither this Assignment Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Assignment Agreement) against whom enforcement of such change, waiver, discharge or termination is sought.

10. For the purposes hereof and for purposes of the Securities Purchase Agreement, the notice address of Assignee shall be as set forth on the Schedule. Any notice or other communication herein required or permitted to be given shall be in writing and delivered in accordance with the notice provisions of the Securities Purchase Agreement.

11. In case any provision in or obligation under this Assignment Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations in such jurisdiction, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

12. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

13. This Assignment Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

14. This Assignment Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same agreement.

15. This Assignment Agreement shall become effective as of the Effective Date upon the satisfaction of each of the following conditions: (i) the execution of a counterpart hereof by each of Assignor and Assignee, (ii) the execution of a counterpart hereof by Agent and Issuer as evidence of its consent hereto to the extent required pursuant to Section 12.6(a) of the Securities Purchase Agreement, (iii) in the event Assignee is a Foreign Purchaser, the receipt by Issuer of United States Internal Revenue Service Forms W-8ECI, W-8BEN (W-8BEN-E, as applicable) or W-8IMY (as applicable), and if applicable a portfolio interest certificate and such other forms, certificates or documents, including those prescribed by the United States Internal Revenue Service, properly completed and executed by Assignee, certifying as to Assignee’s entitlement to exemption from withholding or deduction of Taxes, (iv) if Assignee is not a Foreign Purchaser and not an exempt recipient within the meaning of Treasury Regulation Section 1.6049-4(c), a duly completed and true and accurate Internal Revenue Service Form W-9, and (v) the receipt by Agent and Purchasers of telecopies of the counterparts described above.

[signature page follows]

The parties hereto have caused this Assignment Agreement to be executed and delivered as of the date first written above.

ASSIGNOR:

[_____________________________]

By:
Name:
Title:

ASSIGNEE:

[______________________________]

By:
Name:
Title:

[Consented to:

FF SIMPLICITY VENTURES LLC, as Agent

By:
Name:
Title:

FARADAY FUTURE INTELLIGENT ELECTRIC INC., as Issuer

By:
Name:
Title:	][1]

[1]	NTD: To be included only if the consent of Agent and/or Issuer is required pursuant to Section 12.6(a) of the Securities Purchase Agreement.

Schedule to Assignment Agreement

Assignor:	____________________

Assignee:	____________________

Effective Date:	____________________

Securities Purchase Agreement dated as of August 14, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”) by and among Faraday Future Intelligent Electric Inc., a Delaware corporation (“Issuer”), the guarantors from time to time party thereto (together with the Issuer, collectively the “Credit Parties” and each a “Credit Party”), the financial institutions or other entities from time to time party thereto (each as a “Purchaser”, and collectively, the “Purchasers”), and FF Simplicity Ventures LLC as administrative and collateral agent (in such capacity, “Agent”).

Interests Assigned:

Commitment/Note/ Unit		Initial Note Amount		Initial Note Commitment		Purchased Units
Amounts Assigned	$		$		$

Assignee Information:

Address for Notices:	Address for Payments:

Bank:
Attention:	ABA #:
Telephone:	Account #:
Facsimile:	Reference:

Exhibit B

Form of Payment Notification2

Faraday Future Intelligent Electric Inc.

Date: [___________], 20[__]

Reference is made to the Securities Purchase Agreement, dated as of August 14, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”) by and among Faraday Future Intelligent Electric Inc., a Delaware corporation (“Issuer”), the guarantors from time to time party thereto (together with the Issuer, collectively the “Credit Parties” and each a “Credit Party”), the financial institutions or other entities from time to time party thereto (each as a “Purchaser” and collectively, the “Purchasers”), and FF Simplicity Ventures LLC a Delaware limited liability company, as administrative and collateral agent (in such capacity, “Agent”).

Please be advised that funds in the amount of $[INSERT AMOUNT] will be wire transferred to Agent on [_________], 20[__]. Such funds shall constitute a prepayment of the Notes, with such prepayments to be applied in the manner specified in Section 2.6(c) of the Securities Purchase Agreement.

[signature page follows]

[2]	Please deliver this document to the Purchasers no later than noon Eastern time. Funds must be received no later than noon Eastern time for same day application.

IN WITNESS WHEREOF, the undersigned officer has executed and delivered this notice as of the date first written above.

ISSUER:

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:
Name:
Title:

Exhibit C

Form of Convertible Senior Secured Promissory Note

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

THE HOLDER HEREOF SHOULD CONTACT THE RESPONSIBLE OFFICER OF THE ISSUER AT THE ISSUER’S PRINCIPAL OFFICE, CURRENTLY 18455 SOUTH FIGUEROA STREET, LOS ANGELES, CALIFORNIA 90248, TO OBTAIN THE INFORMATION RELATED TO THIS NOTE’S ORIGINAL ISSUE DISCOUNT CALCULATIONS. THIS LEGEND IS INTENDED TO SATISFY THE ORIGINAL ISSUE DISCOUNT REPORTING REQUIREMENTS UNDER TREASURY REGULATIONS SECTION 1.1275-3.

Convertible Senior Secured Promissory Note

[$_________]	New York, New York

[August __, 2022]

FOR VALUE RECEIVED, the undersigned (together with each other Person who becomes an issuer by execution of a joinder to the Securities Purchase Agreement, each an “Issuer” and collectively the “Issuers”), hereby jointly and severally, and unconditionally, promise to pay to [________] (“Holder”) at the office of the Holder at [___________], or at such other place as Holder may from time to time designate in writing to Parent, in lawful money of the United States of America and in immediately available funds, the principal sum of [______________________] Dollars ($[________]). This Convertible Senior Secured Promissory Note (this “Note”) is issued in accordance with the provisions of that certain Securities Purchase Agreement dated as of the date hereof, among the Issuers, various financial institutions as are, or may from time to time become, party thereto as lenders (including without limitation Holder), FF Simplicity Ventures LLC, as administrative and collateral agent (in such capacity, “Agent”) (as amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”) and is entitled to the benefits and security of the Securities Purchase Agreement and the other Financing Documents, and reference is hereby made to the Securities Purchase Agreement for a statement of the terms and conditions under which the Note evidenced hereby is required to be repaid. All capitalized terms used herein (which are not otherwise specifically defined herein) shall be used in this Note as defined in the Securities Purchase Agreement.

The outstanding principal balance of the portion of the Note evidenced by this Note shall be due and payable as provided for in the Securities Purchase Agreement.

Section 1. Definitions.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 3(d).

“Buy-In” shall have the meaning set forth in Section 3(c)(v).

“Conversion” shall have the meaning ascribed to such term in Section 3(a).

“Conversion Date” shall have the meaning set forth in Section 3(a).

“Conversion Price” shall have the meaning set forth in Section 3(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof.

“Note Register” shall have the meaning set forth in Section 2(c).

“Dilutive Issuance” shall have the meaning set forth in Section 4(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 4(b).

“Equity Conditions” means, each of the days during the period in question, (a) the Issuer shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder, if any, (b) the Issuer shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Note, (c)(i) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to the Transaction Documents (and the Issuer believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or (ii) all of the Conversion Shares issuable pursuant to the Transaction Documents (and shares issuable in lieu of cash payments of interest) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by counsel to the Issuer, (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Issuer believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares then issuable pursuant to the Transaction Documents, (f) there is no existing Event of Default and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (g) the issuance of the shares in question to the Holder would not violate the limitations set forth in Section 3(d) and Section 3(e) herein, (h) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated and (i) the applicable Holder is not in possession of any information provided by the Issuer, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, that constitutes, or may constitute, material non-public information.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Issuer pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Issuer, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Issuer, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating Issuer or an owner of an asset and shall provide to the Issuer additional benefits in addition to the investment of funds, but shall not include a transaction in which the Issuer is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“Fundamental Transaction” shall have the meaning set forth in Section 4(e).

“Interest Conversion Rate” means the lesser of (a) the Conversion Price or (b) 90% of the lowest VWAP for the 5 consecutive Trading Days ending on the Trading Day that is immediately prior to the date on which interest is paid in shares of Common Stock.

“Interest Conversion Shares” shall have the meaning set forth in Section 2(a).

“Interest Notice Period” shall have the meaning set forth in Section 2(a).

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Interest Share Amount” shall have the meaning set forth in Section 2(a).

“Issuable Maximum” shall have the meaning set forth in Section 3(e).

“Make-Whole Amount” shall have the meaning set forth in Section 3(c)(i).

“Notice of Conversion” shall have the meaning set forth in Section 3(a).

“Registration Statement” means a registration statement covering the resale of the Underlying Shares by each Holder.

“Share Delivery Date” shall have the meaning set forth in Section 3(c)(ii).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

“Tranche A Financing” means any closing of the Tranche A Notes (as defined in the Purchase Agreement).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Issuer, the fees and expenses of which shall be split by the Issuer and the Purchasers.

Section 2. Interest.

(a) The Issuer shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note (including any Make-Whole Amount payable upon conversion of this Note) at the rate of 10% per annum, payable quarterly on January 1, April 1, July 1 and October 1, beginning on the first such date after the Closing Date, on each Conversion Date and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash or, at the Issuer’s option, in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (the “Interest Conversion Shares”) at the Interest Conversion Rate (the dollar amount to be paid in shares, the “Interest Share Amount”) or a combination thereof; provided, however, that payment in shares of Common Stock may only occur if (i) all of the Equity Conditions have been met (unless waived by the Holder in writing) on the applicable Interest Payment Date (the “Interest Notice Period”) and through and including the date such shares of Common Stock are actually issued to the Holder, (ii) the Issuer shall have given the Holder notice in accordance with the notice requirements set forth below (other than the Make-Whole Amount which shall require notice from the Company within three (3) Trading Days of a Notice of Conversion), (iii) as to any Interest Share Amount, the effective rate of interest shall be calculated at 15% per annum and (iv) as to interest only but not the Make-Whole Amount, at least 5% of interest must be paid in cash. Notwithstanding anything to the contrary, during any periods that the Note is outstanding and an Event of Default is occurring, the interest rate shall be 15% per annum if paid in cash only and 18% if paid in cash and stock otherwise as set forth above.

(b) Subject to the terms and conditions herein, the decision whether to pay interest hereunder in cash, shares of Common Stock or a combination thereof shall be at the sole discretion of the Issuer. Prior to the commencement of any Interest Notice Period, the Issuer shall deliver to the Holder a written notice of its election to pay interest hereunder on the applicable Interest Payment Date either in cash, shares of Common Stock or a combination thereof (other than with respect to any Make-Whole Payment which election shall be made within three (3) Trading Days of the applicable Conversion Date). During any Interest Notice Period (or after the election is made in connection with a Make-Whole Payment), the Issuer’s election (whether specific to an Interest Payment Date or continuous) shall be irrevocable as to such Interest Payment Date. Subject to the aforementioned conditions, failure to timely deliver such written notice to the Holder shall be deemed an election by the Issuer to pay the interest on such Interest Payment Date in cash.

(c) Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Closing Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Payment of interest in shares of Common Stock (other than the Interest Conversion Shares issued prior to an Interest Notice Period) shall otherwise occur pursuant to Section 3 herein and, solely for purposes of the payment of interest in shares, the Interest Payment Date shall be deemed the Conversion Date. Interest shall cease to accrue with respect to any principal amount converted, provided that, the Issuer actually delivers the Conversion Shares within the time period required by Section 3(c) herein. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Issuer regarding registration and transfers of this Note (the “Note Register”). Except as otherwise provided herein, if at any time the Issuer pays interest partially in cash and partially in shares of Common Stock to the holders of the Notes, then such payment of cash shall be distributed ratably among the holders of the then-outstanding Notes based on their (or their predecessor’s) initial purchases of Notes pursuant to the Purchase Agreement.

(d) All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full. Notwithstanding anything to the contrary contained herein, if, on any Interest Payment Date the Issuer has elected to pay accrued interest in the form of Common Stock but the Issuer is not permitted to pay accrued interest in Common Stock because it fails to satisfy the conditions for payment in Common Stock set forth in Section 2(a) herein, then, at the option of the Holder, the Issuer, in lieu of delivering either shares of Common Stock pursuant to this Section 2 or paying the regularly scheduled interest payment in cash, shall deliver, within three (3) Trading Days of each applicable Interest Payment Date, an amount in cash equal to the product of (x) the number of shares of Common Stock otherwise deliverable to the Holder in connection with the payment of interest due on such Interest Payment Date multiplied by (y) the highest VWAP during the period commencing on the Interest Payment Date and ending on the Trading Day prior to the date such payment is actually made.

Section 3. Conversion.

(a) Voluntary Conversion. At any time after the date that hereof until this Note is no longer outstanding, this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 3(d) and Section 3(e) hereof) (each a “Conversion”). The Holder shall effect conversions by delivering to the Issuer a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted, the Make-Whole Amount (as defined below) and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Issuer unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted in which case the Holder shall surrender this Note as promptly as is reasonably practicable after such conversion without delaying the Issuer’s obligation to deliver the shares on the Share Delivery Date. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and the Issuer shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Issuer may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

(b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $[______]1, subject to adjustment herein (the “Conversion Price”); provided, however, in the event that the effective price per share (i.e. conversion price) at which shares of Common Stock are issued or issuable in connection with any Tranche A Financing [after the date hereof (or after August 19, 2022 with respect to up to $31 million of additional Notes committed on or prior to August 17, 2022)]2 is less than [117.647]3% of the Conversion Price (the “Base Share Price”), then the Conversion Price shall be reduced, and only reduced, to equal [85% of]4 the Base Share Price, subject to adjustment hereunder (and if the Tranche A Financing is undertaken in multiple tranches or closings with different effective prices, such adjustment shall be to the lowest effective price at which such securities are issued).

[1]	Note to Draft: To be $2.2865 (for the Initial Bridge Notes and up to $31 million of additional Notes that are committed on or prior to August 17, 2022 and funded on or prior to August 19, 2022) and $2.69 (for all other Notes).

[2]	Note to Draft: To only be inserted for Initial Bridge Notes.

[3]	Note to Draft: To only be inserted for Initial Bridge Notes.

[4]	Note to Draft: To only be inserted for Initial Bridge Notes.

(c) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing the outstanding principal amount of this Note to be converted by (y) the Conversion Price. Additionally, on each Conversion Date, the Company shall pay to the Holder, in cash, the sum of (A) all accrued interest on this Note to date plus (B) all interest that would otherwise accrue on such principal amount of this Note if such converted principal would be held to the Maturity Date (the amount in clause (B), (the “Make-Whole Amount”) minus (C) 50% of the original issue discount in respect of such converted portion of this Note; provided, however, at the election of the Company, such interest and Make-Whole Amount may be paid in a combination of cash and Common Stock, otherwise pursuant to the terms of Section 2.

ii. Delivery of Conversion Shares Upon Conversion. Not later than two (2) Trading Days after each Conversion Date (the “Share Delivery Date”), the Issuer shall deliver, or cause to be delivered, to the Holder (A) the Conversion Shares which, on or after the earlier of (i) the six month anniversary of the Closing Date to the extent permitted under the Securities Act or (ii) the Effective Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) representing the number of Conversion Shares being acquired upon the conversion of this Note and (B) a bank check in the amount of accrued and unpaid interest (if the Issuer has elected or is required to pay accrued interest in cash). On or after the earlier of (i) the six-month anniversary of the Closing Date to the extent permitted under the Securities Act or (ii) the Effective Date, the Issuer shall deliver any Conversion Shares required to be delivered by the Issuer under this Section 3 electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

iii. Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the 3rd Trading Day following the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Issuer at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Issuer shall promptly return to the Holder any original Note delivered to the Issuer and the Holder shall promptly return to the Issuer the Conversion Shares issued to such Holder pursuant to the rescinded Conversion Notice.

iv. Obligation Absolute; Partial Liquidated Damages. The Issuer’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Issuer other than the terms hereof, and irrespective of any other circumstance (other than a violation of law) which might otherwise limit such obligation of the Issuer to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Issuer of any such action the Issuer may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the outstanding principal amount hereof in accordance with the terms hereof, the Issuer may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of any other agreement or for any other reason (other than a violation of law), unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained. In the absence of such injunction, the Issuer shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Issuer fails for any reason to deliver to the Holder such Conversion Shares pursuant to Section 3(c)(ii) by the 3rd Trading Day following the Share Delivery Date, the Issuer shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $5 per Trading Day for each Trading Day after such 3rd Trading Day following the Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion.

v. Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Issuer fails for any reason to deliver to the Holder such Conversion Shares by the 3rd Trading Day following the Share Delivery Date pursuant to Section 3(c)(ii), and if after such 3rd Trading Day following the Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such 3rd Trading Day following the Share Delivery Date (a “Buy-In”), then the Issuer shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Issuer had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Issuer shall be required to pay the Holder $1,000. The Holder shall provide the Issuer written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Issuer, evidence of the amount of such loss.

vi. Reservation of Shares Issuable Upon Conversion. The Issuer covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Sections 3(d) and (e)) upon the conversion of the then outstanding principal amount of this Note and payment of interest hereunder. The Issuer covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public resale in accordance with such Registration Statement.

vii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Issuer shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

viii. Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Issuer shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Note so converted and the Issuer shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid. The Issuer shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

(d) [Holder’s Conversion Limitations. The Issuer shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Issuer subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes or the Warrants) beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 3(d) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which principal amount of this Note is convertible shall be in the reasonable discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates or Attribution Parties) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation, and the Issuer shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 3(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Issuer’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Issuer, or (C) a more recent written notice by the Issuer or the Issuer’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Issuer shall within two (2) Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Issuer, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note. The Holder, upon notice to the Issuer, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 3(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 3(d) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Issuer. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.]5

[5]	To be removed for U.S. Holders upon written request to the Issuer prior to signing.

(e) Issuance Limitations. Notwithstanding anything herein to the contrary, if the Issuer has not obtained Shareholder Approval or the financial viability exception pursuant to NASDAQ Rule 5635(f) for the issuance of the Securities under the Purchase Agreement, then the Issuer may not issue, upon conversion of this Note, a number of shares of Common Stock which, when aggregated with any shares of Common Stock issued on or after the Closing Date and prior to such Conversion Date (i) in connection with the conversion of any Notes issued pursuant to the Purchase Agreement, and (ii) in connection with the exercise of any Warrants issued pursuant to the Purchase Agreement, would exceed 65,549,995 shares of Common Stock (subject to adjustment for forward and reverse stock splits, recapitalizations and the like) (such number of shares, the “Issuable Maximum”). The Holder and the holders of the other Notes issued pursuant to the Purchase Agreement shall be entitled to a portion of the Issuable Maximum in the following order of priority:

(1) First, 35% of the Issuable Maximum towards the issuance of the Conversion Shares underlying the Initial Bridge Notes (not to exceed $33.5 million in initial principal amount, and provided that such Initial Bridge Notes are committed on or before August 15, 2022 and funded on or prior to the earlier of (x) August 22, 2022 and (y) the date on which the Issuer’s Q2 2022 Form 10-Q is filed (or the following Business Day if such filing is after noon ET)) ratably based on the quotient obtained by dividing (x) the Holder’s original Subscription Amount for Initial Bridge Notes by (y) the aggregate original Subscription Amount of all holders of Initial Bridge Notes;

(2) Second, to the extent that any of the Issuable Maximum remains after the application of clause (1), towards the issuance of the Conversion Shares underlying the next $200 million of other Notes issued on or prior to October 15, 2022 pursuant to the Purchase Agreement (other than the Initial Bridge Notes) ratably based on the quotient obtained by dividing (x) the Holder’s original Subscription Amount for all such Notes other than the Initial Bridge Notes by (y) the aggregate original Subscription Amount of all holders of such Notes pursuant to the Purchase Agreement other than the Initial Bridge Notes;

(3) Third, to the balance of any of the Issuable Maximum that remains after the application of clauses (1) and (2), towards the issuance of Warrant Shares issuable upon exercise of the Warrants ratably based on the quotient obtained by dividing (x) the Holder’s original Subscription Amount for all Notes by (y) the aggregate original Subscription Amount of all holders of the Notes pursuant to the Purchase Agreement;

provided, however, the Holder may re-allocate its pro-rata portion of the Issuable Maximum among Notes and Warrants held by it in its sole discretion provided that such re-allocation will not change the aggregate portion of the Issuable Maximum within any category above. Such portion shall be adjusted upward ratably in the event a Purchaser no longer holds any Notes or Warrants and the amount of shares issued to such Purchaser pursuant to its Notes and Warrants was less than such Purchaser’s pro-rata share of the Issuable Maximum. The Company shall not issue to any Holder any portion of the Issuable Maximum other than in compliance with this Section 3(e).

(f) Transfer Restriction. Notwithstanding anything to the contrary in this Note, until the date that is six (6) months after the date hereof, the shares of Common Stock issued upon conversion of this Note may not be directly or indirectly transferred, pledged, sold or otherwise disposed of without the prior written consent of the Issuer (which written consent shall not be unreasonably withheld).

Section 4. Certain Adjustments.

(a) Stock Dividends and Stock Splits. If the Issuer, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Issuer upon conversion of, or payment of interest on, the Notes), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Issuer, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Issuer) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Subsequent Equity Sales. If, at any time while this Note is outstanding, the Issuer or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such issuances, collectively, a “Dilutive Issuance” and such effective price, the “Base Price”)) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the Conversion Price shall be reduced to equal the Base Price. Notwithstanding the foregoing, no adjustment will be made under this Section 4(b) in respect of an Exempt Issuance or an adjustment under Section 4(a). The Issuer shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 4(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Issuer provides a Dilutive Issuance Notice pursuant to this Section 4(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the adjusted Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the adjusted Conversion Price in the Notice of Conversion.

(c) [RESERVED]

(d) [RESERVED]

(e) Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Issuer, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Issuer with or into another Person, (ii) the Issuer (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Issuer or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of more than 50% of the outstanding Common Stock, (iv) the Issuer, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Issuer, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 3(d) or Section 3(e) on the conversion of this Note), the consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 3(d) or Section 3(e) on the conversion of this Note). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Issuer shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction.

(f) Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Issuer) issued and outstanding.

(g) Notice to the Holder.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 4, the Issuer shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Issuer shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Issuer shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Issuer shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Issuer shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Issuer(and all of its Subsidiaries, taken as a whole) is a party, any sale or transfer of all or substantially all of the assets of the Issuer, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Issuer shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Issuer, then, in each case, the Issuer shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least fifteen (15) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to convert this Note during the 15-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Presentment, demand, protest and notice of presentment, demand, nonpayment and protest are each hereby waived by each Issuer.

[Notwithstanding anything to the contrary, at no time shall Holder (a) be given rights that would allow it to control Issuer; (b) have access to any material nonpublic technical information in the possession of Issuer; (c) have the right to appoint any member or observer to the board of directors of Issuer; or (d) be involved, other than through voting of shares, in the Issuer’s substantive decisionmaking regarding (i) the use, development, acquisition, safekeeping, or release of sensitive personal data of U.S. citizens that the Issuer maintains or collects; (ii) the use, development, acquisition, or release of critical technologies; or (iii) the management, operation, manufacture, or supply of covered investment critical infrastructure, to the extent Issuer at any time owns, operates, provides goods or service, or otherwise becomes involved in covered investment critical infrastructure. The terms in this paragraph are defined as they are defined in Section 721 of the U.S. Defense Production Act of 1950, as amended, and the regulations at 31 C.F.R Part 800, as they may be amended from time to time.]6

THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but in case any provision of or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. Whenever in this Note reference is made to Holder or an Issuer, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon each Issuer and its successors and assigns, and shall inure to the benefit of Holder and its successors and assigns.

In addition to and without limitation of any of the foregoing, this Note shall be deemed to be a Financing Document and shall otherwise be subject to all of general terms and conditions contained in Article 12 of the Securities Purchase Agreement, mutatis mutandis.

[signature page follows]

[6]	Note to Draft: To be inserted for non-U.S. Holders.

IN WITNESS WHEREOF, the undersigned have executed this Note the day and year first written above written intending to be legally bound hereby.

ISSUER:

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:
Name:
Title:

Signature Page to Convertible Senior Secured Promissory Note

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Convertible Senior Secured Note due ---------- of Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Issuer”), into shares of common stock (the “Common Stock”), of the Issuer according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Issuer in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Issuer that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Note to be Converted:

Payment of Interest in Common Stock __ yes __ no

If yes, $_____ of Interest Accrued on Account of Conversion at Issue.

Number of shares of Common Stock to be issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No:_________________

Account No:_________________

Exhibit D

Warrant

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

faraday future intelligent electric inc.

Warrant Shares: [_______]	Initial Exercise Date: August [__], 2022

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [_____________] or its permitted assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on August __, 2029 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Company”), up to [______]1 shares of Common Stock (as defined below) (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock; The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Common Stock of the Company, par value $0.0001.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

[1]	33% warrant coverage.

1

“Excluded Stock” means the issuance of (a) shares of Common Stock or options to consultants, employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the members of the Board of Directors of the Company or a majority of the members of a committee of directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Warrant Shares issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities and (c) securities issued pursuant to mergers, acquisitions, joint ventures or strategic transactions approved by a majority of the disinterested directors of the Company provided that any such issuance pursuant to this clause (c) shall only be to a Person or Persons (or to the equityholders of a Person or Persons) which is, itself or through its subsidiaries, an operating company or an owner of an asset and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“Fundamental Transaction” shall have the meaning ascribed to such term in Section 3(c) hereunder.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other similar restriction.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, or proceeding.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing.

“Transfer Agent” means the transfer agent of the Company, if any, and any successor transfer agent of the Company.

“VWAP” means, for any date following the date the Company, or any Successor Entity to the Company, is listed for trading on a Trading Market, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or, with respect to Section 3(c), the twenty (20) Trading Days prior to such calculation) (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (“Bloomberg”) (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or, with respect to Section 3(c), the twenty (20) Trading Days prior to such calculation) (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the volume weighted average trading price per share of the Common Stock so reported (or, with respect to Section 3(c), the twenty (20) Trading Days prior to such calculation), or (d) in all other cases, the fair market value of a share of Common Stock as reasonably and in good faith determined by the Board of Directors; provided that if the Holder disagrees with the Board of Directors’ determination pursuant to clause (d) above, the Holder and the Company shall reasonably and in good faith select an independent appraiser, the fees and expenses of which shall be split by the Company and the Holder, to make such determination.

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within two (2) Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Holder and any permitted assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)   Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $5.00, subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. This Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	=	as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise, or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B)	=	the Exercise Price of this Warrant, as adjusted hereunder; and

(X)	=	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

2

If (A-B) is less than zero, then the number of Warrant Shares to be delivered to the Holder shall equal zero. If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c)

d)	Mechanics of Exercise.

i.   Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its permitted assignee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise, or otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its permitted assignee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is two (2) Trading Days after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares; provided payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within two (2) Trading Days following delivery of the Notice of Exercise. If the Company is then a participant in DWAC and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise and the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the 3rd Trading Day following the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $5 per Trading Day for each Trading Day after such 3rd Trading Day following the Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to use commercially reasonable efforts to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable.

ii.   Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.   Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the 3rd Trading Day following the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

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iv.   Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the 3rd Trading Day following the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v.   No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi.   Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names of any permitted transferee(s) as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for delivery of the Warrant Shares.

vii.   Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

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e)   [Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities or instruments of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the reasonable discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written request of a Holder, the Company shall within three (3) Trading Days confirm in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities or instruments of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a permitted successor holder of this Warrant.]2

[2]	To be removed for U.S. Holders upon written request to the Issuer prior to signing.

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f) Issuance Restrictions. If the Company has not obtained Stockholder Approval or the financial viability exception pursuant to NASDAQ Rule 5635(f) for the issuance of the Securities under the Purchase Agreement, then the Company may not issue upon exercise of this Warrant a number of shares of Common Stock, which, when aggregated with any shares of Common Stock issued (i) pursuant to the conversion of any Notes issued pursuant to the Purchase Agreement, and (ii) upon prior exercise of this or any other Warrant issued pursuant to the Purchase Agreement, would exceed 65,549,995, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of the Purchase Agreement (such number of shares, the “Issuable Maximum”). The Holder and the holders of the other Warrants issued pursuant to the Purchase Agreement shall be entitled to a portion of the Issuable Maximum in the following order of priority:

(1) first, 35% of the Issuable Maximum to the Conversion Shares underlying the Initial Bridge Notes (not to exceed $33.5 million in initial principal amount, and provided that such Initial Bridge Notes are committed on or before August 15, 2022 and funded on or before the earlier of (x) August 22, 2022 and (y) the date on which the Issuer’s Q2 2022 Form 10-Q is filed (or the following Business Day if such filing is after noon ET)) and the Warrant Shares underlying the Warrants issued in connection with the Initial Bridge Notes;

(2) second, the balance of the Issuable Maximum to the Conversion Shares underlying the next $200 million of other Notes (not including the Initial Bridge Notes) and the Warrant Shares underlying the Warrants issued in connection with such other Notes on or prior to October 15, 2022, allocated ratably based on the quotient obtained by dividing (x) the Holder’s original Subscription Amount for all Notes other than the Initial Bridge Notes by (y) the aggregate original Subscription Amount of all holders of Notes pursuant to the Purchase Agreement other than the Initial Bridge Notes;

(3) third, if any of the Issuable Maximum is remaining following the issuance in full of all Notes and Warrants set forth in clauses (1) and (2) above, towards all Conversion Shares underlying the remaining Notes and Warrant Shares underlying the remaining Warrants ratably based on the quotient obtained by dividing (x) the Holder’s original Subscription Amount for all Notes by (y) the aggregate original Subscription Amount of all holders of the Notes pursuant to the Purchase Agreement;

provided, however, the Holder may re-allocate its pro-rata portion of the Issuable Maximum among Notes and Warrants held by it in its sole discretion provided that such re-allocation will not change the aggregate portion of the Issuable Maximum within any category above. Such portion shall be adjusted upward ratably in the event a Purchaser no longer holds any Notes or Warrants and the amount of shares issued to such Purchaser pursuant to its Notes and Warrants was less than such Purchaser’s pro-rata share of the Issuable Maximum. The Company shall not issue to any Holder any portion of the Issuable Maximum other than in strict compliance with this Section 2(f).

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g)   Call Provision. Subject to the provisions of Section 2(e), Section 2(f)] and this Section 2(g), if, after the Effective Date, (i) the VWAP for each of 20 Trading Days our of 30 consecutive Trading Days (the “Measurement Period,” which 30 consecutive Trading Day period shall not have commenced until after the Effective Date) exceeds $15.00 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the Initial Exercise Date), (ii) the Holder is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by the Company, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, and (iii) the Equity Conditions are then satisfied, then the Company may, within 1 Trading Day of the end of such Measurement Period, call for cancellation of all or any portion of this Warrant for which a Notice of Exercise has not yet been delivered (such right, a “Call”) for consideration equal to $0.01 per Warrant Share. To exercise this right, the Company must deliver to the Holder an irrevocable written notice (a “Call Notice”), indicating therein the portion of unexercised portion of this Warrant to which such notice applies. If the conditions set forth below for such Call are satisfied from the period from the date of the Call Notice through and including the Call Date (as defined below), then any portion of this Warrant subject to such Call Notice for which a Notice of Exercise shall not have been received by the Call Date will be cancelled at 6:30 p.m. (New York City time) on the tenth Trading Day after the date the Call Notice is received by the Holder (such date and time, the “Call Date”). Any unexercised portion of this Warrant to which the Call Notice does not pertain will be unaffected by such Call Notice. In furtherance thereof, the Company covenants and agrees that it will honor all Notices of Exercise with respect to Warrant Shares subject to a Call Notice that are tendered through 6:30 p.m. (New York City time) on the Call Date. The parties agree that any Notice of Exercise delivered following a Call Notice which calls less than all of the Warrants shall first reduce to zero the number of Warrant Shares subject to such Call Notice prior to reducing the remaining Warrant Shares available for purchase under this Warrant. For example, if (A) this Warrant then permits the Holder to acquire 100 Warrant Shares, (B) a Call Notice pertains to 75 Warrant Shares, and (C) prior to 6:30 p.m. (New York City time) on the Call Date the Holder tenders a Notice of Exercise in respect of 50 Warrant Shares, then (x) on the Call Date the right under this Warrant to acquire 25 Warrant Shares will be automatically cancelled, (y) the Company, in the time and manner required under this Warrant, will have issued and delivered to the Holder 50 Warrant Shares in respect of the exercises following receipt of the Call Notice, and (z) the Holder may, until the Termination Date, exercise this Warrant for 25 Warrant Shares (subject to adjustment as herein provided and subject to subsequent Call Notices). Subject again to the provisions of this Section 2(g), the Company may deliver subsequent Call Notices for any portion of this Warrant for which the Holder shall not have delivered a Notice of Exercise. Notwithstanding anything to the contrary set forth in this Warrant, the Company may not deliver a Call Notice or require the cancellation of this Warrant (and any such Call Notice shall be void), unless, from the beginning of the Measurement Period through the Call Date, (1) the Company shall have honored in accordance with the terms of this Warrant all Notices of Exercise delivered by 6:30 p.m. (New York City time) on the Call Date, and (2) the Registration Statement shall be effective as to all Warrant Shares and the prospectus thereunder available for use by the Holder, or Rule 144 shall be available without time, volume or manner of sale limitations, for the resale of all such Warrant Shares, (3) the Common Stock shall be listed or quoted for trading on the Trading Market, and (4) there is a sufficient number of authorized shares of Common Stock for issuance of all Securities under the Transaction Documents, and (5) the issuance of all Warrant Shares subject to a Call Notice shall not cause a breach of any provision of Section 2(e) or Section 2(f) herein. The Company’s right to call the Warrants under this Section 2(g) shall be exercised ratably among the Holders based on each Holder’s initial purchase of Warrants.

Section 3. Certain Adjustments.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse share split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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(b) Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell, enter into an agreement to sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue any Common Stock or Common Stock Equivalents (other than Excluded Stock), at an effective price per share less than the Exercise Price then in effect (such issuances collectively, a “Dilutive Issuance” and such price, the “Base Price”)) (it being understood and agreed that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation of each Dilutive Issuance (a) the Exercise Price shall be reduced and only reduced to equal the Base Price and (b) the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of Excluded Stock or any adjustment pursuant to Section 3(a). The Company shall notify the Holder, in writing, no later than the Trading Day following the issuance or deemed issuance of any Common Stock or Common Stock Equivalents subject to this Section 3(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Warrant Shares based upon the adjusted Exercise Price regardless of whether the Holder accurately refers to the adjusted Exercise Price in the Notice of Exercise. Notwithstanding anything herein to the contrary, for purposes of this Section 2(b), “effective price per share” shall take into consideration the value of any Common Stock, Common Stock Equivalents, securities transferred to a third-party by other stockholders of the Company including Common Stock or Common Stock Equivalents, cash, rights or any other form of additional consideration (“Secondary Security”) that is issued or paid in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (the “Primary Security”, and together with the Secondary Security, each a “Unit”), together comprising one integrated transaction (or series of related transactions if such issuances or sales or deemed issuances or sales of securities of the Company are consummated under the same plan of financing), the “effective price per share” (i.e. Base Price) shall be deemed to be the lowest of (y) if such Primary Security is a Common Stock Equivalent, the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise or conversion of the Primary Security and (z) the purchase price of such Unit less the value of the Secondary Unit (assuming for such purposes the value of any options or warrants are valued at the Black Scholes Value but using the date of the Dilutive Issuance for such purposes rather than the date of the Fundamental Transaction); provided, that if the value determined pursuant to clause (y) above would result in a value less than the par value of the Common Stock, then the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the par value of the Common Stock. If any shares of Common Stock or Common Stock Equivalents are issued or sold or deemed to have been issued or sold for cash, the consideration other than cash received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock or Common Stock Equivalents are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities or Common Stock (including Common Stock transferred from existing third-party stockholder), in which case the amount of consideration received by the Company will be the volume weighted average price of such publicly traded securities on the date of receipt of such publicly traded securities. The fair value of any consideration other than cash or publicly traded securities will be reasonably and in good faith determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder acting reasonable and in good faith. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne equally by the Company and the Holder.

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(c) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another unaffiliated Person or group of unaffiliated Persons, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions to another unaffiliated Person or group of unaffiliated Persons, (iii) any direct or indirect, purchase offer, tender offer or exchange offer (by another unaffiliated Person or group of unaffiliated Persons) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property in connection with a transaction involving an unaffiliated Person or group of unaffiliated Persons, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another unaffiliated Person or group of unaffiliated Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. [Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company shall, at the Holder’s option, exercisable at any time within 10 days prior to the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant at the consummation of the Fundamental Transaction from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, Holder shall only be entitled to receive from the Company, as of the date of consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company shall, at the Company’s option exercisable on or before the 10th day prior to the consummation of the Fundamental Transaction by written notice to the Holder, purchase this Warrant from the Holder at the consummation of the Fundamental Transaction by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, following the exercise of such right by the Company the Holder shall have the right to exercise this Warrant until the third (3rd) Trading Day immediately prior to the consummation of such Fundamental Transaction and the Company shall honor such exercises pursuant to the terms hereunder. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, provided that if the Common Stock is not traded on a national securities exchange as of the public announcement of such Fundamental Transaction, then such volatility shall be determined by an independent valuation firm reasonably acceptable to (and the costs of such independent valuation firm shall be split by) the Company and the Holder, (C) the underlying price per share used in such calculation shall be the price per share being offered in cash, if any, plus the value of any non-cash consideration (determined in accordance with the last two sentences of Section 3(b) above), if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) upon the consummation of such Fundamental Transaction; provided that if there is a disagreement between the Company and the Holder with respect to the Black Scholes Value, then such Black Scholes Value shall be determined by an independent valuation firm reasonably acceptable to (and the costs of such independent valuation firm shall be split by) the Company and the Holder.]3

[3]	Note to Draft: To only be included for Warrants issued to Holders in respect of Bridge Notes committed on or prior to August 15, 2022.

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a)   Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

b)   Notice to Holder.

i.   Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii.   Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

a)   Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

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b)   New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)   Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)   Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, provides to the Company an opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that the transfer of this Warrant does not require registration under the Securities Act.

e)   Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. Miscellaneous.

a)   No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i). Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c), in no event shall the Company be required to net cash settle an exercise of this Warrant.

b)  Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

c)   Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

11

d)   Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will use commercially reasonable efforts to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, intentionally avoid or intentionally seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be reasonably necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares (or Alternative Consideration after a Fundamental Transaction) upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall use commercially reasonable efforts to obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)   CFIUS. Notwithstanding anything to the contrary, at no time shall the Holder (a) be given rights that would allow it to control the Company; (b) have access to any material nonpublic technical information in the possession of the Company; (c) have the right to appoint any member or observer to the board of directors of the Company; or (d) be involved, other than through voting of shares, in the Company’s substantive decisionmaking regarding (i) the use, development, acquisition, safekeeping, or release of sensitive personal data of U.S. citizens that the Company maintains or collects; (ii) the use, development, acquisition, or release of critical technologies; or (iii) the management, operation, manufacture, or supply of covered investment critical infrastructure, to the extent the Company at any time owns, operates, provides goods or service, or otherwise becomes involved in covered investment critical infrastructure. The terms in this paragraph are defined as they are defined in Section 721 of the U.S. Defense Production Act of 1950, as amended, and the regulations at 31 C.F.R Part 800, as they may be amended from time to time.]4

[4]	Note to Draft: To be inserted for non-U.S. Holders.

12

f) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of this Warrant shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant. If any party shall commence an action or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

g)   Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

h)   Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.

a)   Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above Attention: [_________________], email address [_______________], or such other email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service addressed to each Holder at the email address of such Holder appearing on the books of the Company, or if no such email address appears on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email at the email address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via email at the email address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

13

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to seek specific performance of its rights under this Warrant. The Company agrees that monetary damages may not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any permitted Holder from time to time of this Warrant and shall be enforceable by such Holder or holder of Warrant Shares.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)   Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

14

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

faraday future intelligent electric inc.

By:
Name:
Title:

NOTICE OF EXERCISE

To: faraday future intelligent electric inc.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Date: ________________________________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to _______________________________________________ whose address is _______________________________________________

Dated: ______________, _______

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit E

[FORM OF] JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”) dated as of ____________, 20__ (the “Agreement”) is executed by ____________________ (the “New Purchaser”).

WHEREAS, reference is made to the Securities Purchase Agreement, dated as of August 14, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”) by and among Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Issuer”), the guarantors from time to time party thereto (together with the Issuer, collectively the “Credit Parties” and each a “Credit Party”), the financial institutions or other entities from time to time party thereto (each as a “Purchaser” and collectively, the “Purchasers”), and FF Simplicity Ventures LLC a Delaware limited liability company, as administrative and collateral agent (in such capacity, the “Agent”); and

WHEREAS, pursuant to Section 2.1 of the Securities Purchase Agreement, the Issuer intends to issue [an Incremental Note / Incremental Notes] [a Bridge Note / Bridge Notes] ([collectively,] the “New Note[s]”); and

WHEREAS, the New Purchaser desires to become a “Purchaser” under the Securities Purchase Agreement in connection with such New Note[s].

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Joinder. Effective as of the date hereof (the “Effective Date”), the New Purchaser acknowledges and agrees that it shall be a Purchaser under the Securities Purchase Agreement having a[n] [Incremental Note in the amount of $____________] [Bridge Note in the amount of $____________] and shall have all of the rights and obligations of a Purchaser under the Securities Purchase Agreement and the other Financing Documents, including without limitation, all voting rights associated with such Note[s], all rights to receive interest on all Notes held by the New Purchaser and all fees with respect to its Note[s] and other rights of a Purchaser under the Securities Purchase Agreement and the other Financing Documents with respect to its Note[s]. The New Purchaser, subject to the terms and conditions hereof, hereby assumes all obligations with respect to its Note[s], which obligations shall include, but shall not be limited to, the obligation to indemnify the Agent as provided in the Securities Purchase Agreement.

Section 2. Representations, Warranties and Agreements of the New Purchaser. The New Purchaser makes and confirms to the Agent and the other Purchasers all of the representations, warranties and covenants of a Purchaser under the Securities Purchase Agreement. Without limiting the foregoing, the New Purchaser (a) represents and warrants that (i) it is legally authorized to, and has full power and authority to, enter into this Agreement and perform its obligations under this Agreement; (ii) it is not (1) a natural person, (2) a Disqualified Purchaser or (3) a Credit Party or an Affiliate of a Credit Party and (iii) it meets all the requirements to be an assignee under Section 12.6 of the Securities Purchase Agreement (subject to such consents, if any, as may be required under Section 12.6 of the Securities Purchase Agreement); (b) confirms that it has received copies of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) agrees that it has and will, independently and without reliance upon the Agent or any Purchaser and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in evaluating the Notes, the other Financing Documents, the creditworthiness of the Issuer and the Guarantors and the value of the assets of the Issuer and the Guarantors, and taking or not taking action under the Financing Documents; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Financing Documents; (e) agrees that, by this Agreement, the New Purchaser has become a party to and will perform in accordance with their terms all the obligations which by the terms of the Financing Documents are required to be performed by it as a Purchaser; and (f) prior to the date hereof has delivered to the Issuer and the Agent any documentation required to be delivered by it pursuant to the Securities Purchase Agreement (including (x) in the event New Purchaser is a Foreign Purchaser, the receipt by Issuer of United States Internal Revenue Service Forms W-8ECI, W-8BEN (W-8BEN-E, as applicable) or W-8IMY (as applicable), and if applicable a portfolio interest certificate and such other forms, certificates or documents, including those prescribed by the United States Internal Revenue Service, properly completed and executed by Assignee, certifying as to New Puchaser’s entitlement to exemption from withholding or deduction of Taxes and (y) if New Purchaser is not a Foreign Purchaser and not an exempt recipient within the meaning of Treasury Regulation Section 1.6049-4(c), a duly completed and true and accurate Internal Revenue Service Form W-9), duly completed and executed by the New Purchaser.

Section 3. Address and Payment Instructions. The New Purchaser specifies as its address for notices and its lending office for all Notes the offices set forth below:

Notice Address:

Attention:
Email:
Telephone:(___) ___-____
Facsimile:(___) ___-____

Lending Office:

Attention:
Email:
Telephone:(___) ___-____
Facsimile:(___) ___-____

All payments to the New Purchaser under the Securities Purchase Agreement shall be made as provided in the Securities Purchase Agreement in accordance with separate instructions delivered to the Agent.

Section 4. Supplemental Schedules. The information set forth in Annex 1 attached hereto is hereby added to the information set forth in the Schedules to the Securities Purchase Agreement. By acknowledging and accepting to this Agreement, the undersigned hereby agree that this Agreement may be attached to the Securities Purchase Agreement and that the information listed on Annex 1 to this Agreement shall be and become part of the information referred to in the Securities Purchase Agreement.

Section 5. Effectiveness of Agreement. This Agreement shall not be effective until this Agreement is executed and delivered by the New Purchaser and acknowledged by the Agent and the Issuer.

Section 6. Agreements of Issuer. The Issuer hereby agrees that the New Purchaser shall be a Purchaser under the Securities Purchase Agreement and shall be issued Notes as set forth herein. The Issuer agrees that the New Purchaser shall have all of the rights and remedies of a Purchaser under the Securities Purchase Agreement and the other Financing Documents as if the New Purchaser were an original Purchaser under and signatory to the Securities Purchase Agreement. Further, the New Purchaser shall be entitled to the indemnification provisions from the Issuer in favor of the Purchasers as provided in the Securities Purchase Agreement and the other Financing Documents.

Section 7. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8. Counterparts. This Agreement may be executed in any number of counterparts each of which, when taken together, shall constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile transmission or by electronic mail as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart hereof.

Section 9. Headings. Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.

Section 10. Amendments; Waivers. This Agreement may not be amended, changed, waived or modified except by a writing executed by the New Purchaser, Issuer and the Agent.

Section 11. Binding Effect. This Agreement shall be binding upon the New Purchaser, and its successors and permitted assigns and shall inure to the benefit of the Issuer, the Agent, and the Purchasers, and their respective successors and permitted assigns.

Section 12. Definitions. Terms not otherwise defined herein are used herein with the respective meanings given them in the Securities Purchase Agreement.

Section 13. Entire Agreement. This Agreement embodies the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior arrangements and understandings relating to the subject matter hereof.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned has duly executed this Joinder Agreement as of the date and year first written above.

[NEW PURCHASER]

By:
Name:
Title:

[Signatures Continued on Next Page]

Acknowledged and Accepted as of the

date first written above.

FF SIMPLICITY VENTURES LLC, as Agent

By:
Name:
Title:

FARADAY FUTURE INTELLIGENT ELECTRIC INC., as Issuer

By:
Name:
Title:

Annex A

Supplement to Schedule 13.6

of the Securities Purchase Agreement

SCHEDULE 3.1

Existence, Organizational Identification Numbers, Foreign Qualification, Prior Names

Entity	Jurisdiction	Org ID	EIN	Foreign Qualification	Prior Names (within the last 5 years)
Faraday Future Intelligent Electric Inc.	DE	7846738	84-4720320	N/A	Property Solutions Acquisition Corp.
FF Intelligent Mobility Global Holdings Ltd.	Cayman	CT-329345	N/A	N/A	Smart King Ltd.
Smart Technology Holdings Ltd.	Cayman	SI-288268	N/A	N/A	N/A
FF Inc.	CA	3816731	47-5497080	N/A	N/A
Faraday&Future Inc.	CA	3672427	47-1223806	MI	N/A
Faraday SPE, LLC	CA	201811710147	82-5443948	N/A	N/A
FF Manufacturing LLC	DE	6045561	88-1904617	N/A	N/A
Eagle Prop Holdco LLC	DE	5846576	47-5453307	N/A	N/A
FF Sales Americas, LLC	DE	6172660	83-1424487	CA	Faraday Future LLC
FF Equipment LLC	DE	6045558	88-1850452	N/A	N/A
FF ECO Sales Company, LLC	DE	4854715	86-3375764	CA	N/A

Subsidiaries

As set forth in Exhibit 21.1 of the Issuer’s most recently filed 10-K for the fiscal year ended December 31, 2021.

SCHEDULE 3.4

Capitalization

EQUITY INTERESTS

Owner of Record	Issuer	Equity Description	Percentage of Issuer	Certificate (Indicate No.)
Faraday Future Intelligent Electric Inc.	FF Intelligent Mobility Global Holdings Ltd.	750,000,000 Class A Common Stock 75,000,000 Class B Common Stock 10,000,000 Preferred Stock	100%	3, 4, 5, 6, 7, 8, 9
FF Intelligent Mobility Global Holdings Ltd.	Smart Technology Holdings Ltd.	400,000,000 Class A Ordinary Shares 818,181,818 Class A Preferred Shares 600,000,000 Class B Preferred Shares	100%	N/A
Smart Technology Holdings Ltd.	FF Europe GmbH	25,000 Shares	65%	N/A
	FF Inc.	1,000 Shares of Common Stock	100%	1
	FF Hong Kong Holding Limited	1,000 Ordinary Shares	65%	[●][1]
FF Inc.	Faraday&Future Inc.	1,000 Shares of Common Stock	100%	CS-2
	Faraday & Future Netherlands B.V.	1 Euro	65%	N/A
	FF Sales Americas, LLC	All Membership Interests	100%	01
	Eagle Prop Holdco LLC	1,000 Units	100%	N/A
	FF Manufacturing LLC	All Membership Interests	100%	02
	FF JV Holding LLC	All Membership Interests	65%	N/A
Eagle Prop Holdco LLC	FF Equipment LLC	All Membership Interests	100%	02
Faraday&Future Inc.	Faraday SPE, LLC	1,000 Units	100%	N/A
	Fa&Fa Inc.	10,000,000 authorized	65%	N/A2
FF Sales Americas, LLC	FF ECO Sales Company, LLC	All Membership Interests	100%	N/A

RIGHTS/OPTIONS/WARRANTS/CONVERSION RIGHTS

None.

[1]	To be recut post-closing.
[2]	This entity is pending dissolution.

SCHEDULE 3.6

Litigation

Faraday&Future Inc. and Related Matters

1.	Zhou v. Faraday Future Intelligent Electric Inc. f/k/a Property Solutions Acquisition Corp. et al., Case No. 2:21-cv-009914 (U.S. District Court – Central District of California).

2.	Farazmand v. Breitfeld et al., Case No. 2:22-cv-01580 (U.S. District Court – Central District of California).

3.	Zhou v Breitfeld et al., Case No. 2:22-cv-01852 (U.S. District Court – Central District of California).

4.	Moubarak v. Breitfeld et al., Case No. 1:22-cv-00467 (U.S. District Court – District of Delaware).

5.	Wang v. Breitfeld et al., Case No. 1:22-cv-00525 (U.S. District Court – District of Delaware).

6.	Yun v. FFIE et al., Case No. 2022-0510 (Delaware Court of Chancery).

7.	Canon Financial Services v. Faraday&Future Inc., Docket No. BUR-L-000979-20, Superior Court (New Jersey).

8.	American Express Travel Related Srvs. Co. v. Faraday&Future Inc., Index No. 655691/2020, Supreme Court of New York.

9.	State of California v. Chaoying Deng & Jerry Wang, Case No. 9CJ01440, Superior Court (California – Los Angeles County).

10.	Yingda Capital Management Co., Ltd. v. Smart Technology Holdings Ltd. et al., Beijing No. 4 Intermediate People’s Court.

11.	#19STCV04648, plaintiff: Total-Western Inc. (request for dismissal filed 05/30/2019).

12.	#19C-0141, plaintiff: Bernards Bros, Inc. (other real property unlimited)

13.	#17CV317221, plaintiff: Han’s San Jose Hospitality (breach of contract) subject to a settlement agreement among the parties

Threatened Actions

1.	Marissa Jackson – Ms. Jackson has threatened to sue for certain wage and hour claims, misclassification, and whistleblower retaliation, among other potential claims.

2.	Michael Sandoval – Mr. Sandoval has threatened to sue for alleged violations of the California Unruh Civil Rights Act.

3.	Marco Busiello – Mr. Busiello has threatened claims for unpaid wages, waiting time penalties and wage statement penalties

4.	FF Top Holding and FF Global Partners LLC have threatened to initiate litigation for purposes of changing the management and/or board of directors, among other litigation threats.

5.	Certain PIPE investors have threatened to bring claims based on alleged breaches of subscription agreements and fiduciary duty obligations.

6.	Hong Liu – Mr. Liu has threatened legal action in connection with alleged breaches of the parties settlement agreement from July 2001.

Investigations and Audits

1.	U.S. Department of Homeland Security, Immigration and Customs Enforcement I-9 audit and potential penalties – audit of Faraday&Future Inc.’s completion of Employment Eligibility Verification Forms (I-9 Forms) and work authorizations. At this time, U.S. Immigration and Customs Enforcement has not notified the Company of any penalties.

2.	California Department of Tax and Fee Administration audit regarding use, and sales and use tax accounts for Faraday&Future Inc. and whether any form of selling activity has commenced with respect to the third quarter 2016 through second quarter 2019 taxable years.

3.	U.S. Securities and Exchange Commission investigation relating to the matters that were the subject of the Special Committee investigation.

4.	U.S. Department of Justice investigation relating to the matters that were the subject of the Special Committee investigation.

SCHEDULE 3.9

Labor Matters

1.	Starting in October 2018, the company laid off a small percentage of its workforce and placed selected employees on temporary furloughs. One or more impacted employees could file a claim for a purported violation of the federal Worker Adjustment and Retraining Act or its state analog as the statute of limitations has not yet expired. No employee has threatened to file any action as of the date of the Agreement.

2.	See items #1-3 listed under “under “Threatened Actions” on Schedule 3.6.

SCHEDULE 3.13

Taxes

1.	U.S. Holdings did not timely file its 2019 IRS Form 1120 (U.S. Corporation Income Tax Return). U.S. Holdings’ 2019 U.S. federal income tax return was filed in 2022 and showed no federal income tax liability and de minimis state income/franchise tax liabilities. FFIE did not timely file its 2021 IRS Form 7004 (Application for Automatic Extension of Time To File Certain Business Income Tax, Information, and Other Returns). FFIE filed the extension in May 2022 and anticipates no federal income tax liability and de minimis state income/franchise tax liabilities for 2021.

2.	Faraday has not paid its 2018, 2019, 2020 and 2021 Kings County, California personal property tax. Faraday is negotiating a settlement with the Kings County tax assessor with respect to its personal property tax liability. Faraday has reserved approximately $2,000,000 in connection with its California personal property tax liabilities.

3.	Faraday has not paid any Clark County, Nevada personal property tax. Faraday has reserved approximately $6,000 in connection with its Nevada personal property tax liabilities.

SCHEDULE 3.14

ERISA

None.

SCHEDULE 3.17

Intellectual Property

Registered Trademarks

Mark Name	Owner	Reg. Date	Reg. No.
	Faraday&Future Inc.	December 6, 2016	5095601
FUTURESIGHT	Faraday&Future Inc.	February 21, 2017	5145206
	Faraday&Future Inc.	April 5, 2016	4934278
	Faraday&Future Inc.	April 5, 2016	4934162
FAROFARO	Faraday&Future Inc.	August 2, 2016	5013879
FAROFARO	Faraday&Future Inc.	May 3, 2016	4952845
FAROFARO	Faraday&Future Inc.	May 3, 2016	4952844
FARAFA	Faraday&Future Inc.	April 5, 2016	4934011
FARAFA	Faraday&Future Inc.	March 29, 2016	4928808
FARAFARO	Faraday&Future Inc.	April 5, 2016	4934032

Trademark Applications

Mark Name	Owner	App. Date	App. No.
IEFACTORY	Faraday&Future Inc.	June 14, 2022	97458077
FF TECHLUX	Faraday&Future Inc.	October 11, 2021	97067908
TECHLUX	Faraday&Future Inc.	October 11, 2021	97067891
FARADAY FUTURE OS	Faraday&Future Inc.	July 8, 2022	97494706
FF 91	Faraday&Future Inc.	May 18, 2021	90718859
FARADAY FUTURE	Faraday&Future Inc.	March 5, 2021	90561831
FF 61	Faraday&Future Inc.	July 9, 2018	88030110
FF 71	Faraday&Future Inc.	July 9, 2018	88030081
FF 81	Faraday&Future Inc.	July 9, 2018	88030053
	Faraday&Future Inc.	October 8, 2015	86781629
	Faraday&Future Inc.	October 8, 2015	86781618

Patents

Patent Name	Owner	Reg. Date	Patent No.
MULTI-PROCESSOR SOC SYSTEM	Faraday&Future Inc.	July 5, 2022	11378954
VEHICULAR SEAL CARRIER SYSTEM	Faraday&Future Inc.	July 5, 2022	11376939
DOOR ENTRY SENSOR	Faraday&Future Inc.	June 14, 2022	11358444
MODIFIED LIDAR HOUSING	Faraday&Future Inc.	May 17, 2022	11333744
SUBFRAME AND SUSPENSION ASSEMBLY	Faraday&Future Inc.	March 22, 2022	11279217*[3]
BATTERY CELL FULL LIFE TRACKING SYSTEM	Faraday&Future Inc.	February 1, 2022	11237217
SYSTEM AND METHOD FOR OPENING AND CLOSING VEHICLE DOOR	Faraday&Future Inc.	January 18, 2022	11225822
BATTERY MONITOR PROTECTION	Faraday&Future Inc.	December 14, 2021	11201378
RETRACTABLE HOUSING FOR A SENSING SYSTEM AND A METOD OF USE	Faraday&Future Inc.	December 14, 2021	11199613
SYSTEM AND METHOD FOR CLOSING A DOOR OF A VEHICLE	Faraday&Future Inc.	September 21, 2021	11125003

3	The patents and patent applications marked with “*” do not have inventor assignments recorded at the United States Patent and Trademark Office.

Patent Name	Owner	Reg. Date	Patent No.
PRE-ENTRY AUTO-ADJUSTMENT OF VEHICLE SETTINGS	Faraday&Future Inc.	September 14, 2021	11117534
ACTUATOR FOR MOVEABLE SENSOR FOR AUTONOMOUS DRIVING	Faraday&Future Inc.	September 14, 2021	11117527*
CAMERA BASED AUTO DRIVE AUTO CHARGE	Faraday&Future Inc.	September 14, 2021	11117517
CONNECTED VEHICLE BANDWIDTH-BASED NETWORK SELECTION	Faraday&Future Inc.	August 31, 2021	11109308
MAP REFINEMENT USING FEATURE EXTRACTION FROM IMAGES	Faraday&Future Inc.	August 31, 2021	11105639
GEO-FUSION BETWEEN IMAGING DEVICE AND MOBILE DEVICE	Faraday&Future Inc.	August 17, 2021	11092695
BATTERY CELL FULL LIFE TRACKING SYSTEM	Faraday&Future Inc.	July 6, 2021	11054479
SYSTEMS, METHODS, AND APPARATUS FOR OPTIMIZING BATTERY MODULE COOLANT FLUID FLOW	Faraday&Future Inc.	June 8, 2021	11031643
LIGHT-WEIGHT COOLANT BOTTLE	Faraday&Future Inc.	March 16, 2021	10946312
SYSTEMS AND METHODS FOR INTEGRATED WELDING OF METAL MATERIALS	Faraday&Future Inc.	January 12, 2021	10888950
LIQUID-COOLED TANGLE RESISTANT CHARGE CABLE	Faraday&Future Inc.	December 15, 2020	10867723
SYSTEM AND METHOD FOR OPERATING VEHICLE DOOR	Faraday&Future Inc.	November 10, 2020	10829978
Current Carrier for Vehicle Energy-Storage Systems	Faraday&Future Inc.	November 3, 2020	10826042
A METHOD FOR MEASURING BATTERY PARAMETERS UNDER DISCHARGE OR CHARGE	Faraday&Future Inc.	September 29, 2020	10790688
STEREO CAMERA-BASED DETECTION OF OBJECTS PROXIMATE TO A VEHICLE	Faraday&Future Inc.	September 15, 2020	10776636
GEO-PAIRING DETECTION	Faraday&Future Inc.	August 4, 2020	10732297

Patent Name	Owner	Reg. Date	Patent No.
SYSTEM AND METHOD FOR GROUND PLANE DETECTION	Faraday&Future Inc.	July 7, 2020	10705534
OPERATING POINT DETERMINATION IN AN ELECTRIC MOTOR SYSTEM	Faraday&Future Inc.	June 30, 2020	10700629
VEHICLE OPERATOR TRAINING SYSTEM	Faraday&Future Inc.	June 30, 2020	10699596
SYSTEM AND METHOD FOR CAMERA-BASED DETECTION OF OBJECT HEIGHTS PROXIMATE TO A VEHICLE	Faraday&Future Inc.	June 30, 2020	10699136
INTEGRATED DRIVE AND MOTOR ASSEMBLIES	Faraday&Future Inc.	May 5, 2020	10644571
ACTIVE PIVOTING WINDOW REGULATOR SYSTEM	Faraday&Future Inc.	March 25, 2020	10619396
SYSTEMS AND METHODS FOR INTELLIGENTLY CONTROLLING AND DISENGAGING VEHICLE CREEP	Faraday&Future Inc.	March 24, 2020	10597035
BUS BAR AND PCB FOR VEHICLE BATTERY	Faraday&Future Inc.	March 3, 2020	10581123
VEHICLE WINDSCREENS FOR ENHANCED VISIBILITY	Faraday&Future Inc.	January 14, 2020	10532634
VEHICLE ROUTING TO AVOID REGIONS WITH GLARE	Faraday&Future Inc.	January 7, 2020	10527440
ADAPTIVE DOWNLOAD OF MAP INFORMATION	Faraday&Future Inc.	December 17, 2019	10508928
USER-FRIENDLY VEHICLE BLUETOOTH PAIRING SCHEME	Faraday&Future Inc.	November 26, 2019	10491734
METHOD AND APPARATUS TO DETECT AND ISOLATE AUDIO IN A VEHICLE USING MULTIPLE MICROPHONES	Faraday&Future Inc.	October 15, 2019	10448150
ELECTRIC VEHICLE BATTERY MONITORING SYSTEM	Faraday&Future Inc.	October 8, 2019	10436845
A CONNECTOR ASSEMBLY	Faraday&Future Inc.	October 1, 2019	10427539

Patent Name	Owner	Reg. Date	Patent No.
REGENERATIVE BRAKING CONTROL METHOD AND SYSTEM	Faraday&Future Inc.	September 24, 2019	10421362
SYSTEM AND METHOD FOR VEHICLE WATER INGRESS PROTECTION	Faraday&Future Inc.	September 17, 2019	10414235
Solid State Switch For Vehicle Energy-Storage Systems	Faraday&Future Inc.	September 10, 2019	10407004
IPM MACHINE WITH SPECIALIZED WINDING FOR AUTOMATIVE ELECTRIC VEHICLES	Faraday&Future Inc.	June 18, 2019	10326326
SYSTEMS AND METHODS FOR INTELLIGENTLY CHARGING BATTERY CELLS	Faraday&Future Inc.	June 11, 2019	10320207
REMOTE CAMERA ACCESS	Faraday&Future Inc.	June 11, 2019	10318795
SYSTEM AND METHOD FOR DRIVER PATTERN RECOGNITION, IDENTIFICATION, AND PREDICTION	Faraday&Future Inc.	June 11, 2019	10315665
MODULAR MIRROR ASSEMBLY	Faraday&Future Inc.	June 11, 2019	10315578
Webbing Devices for an Underbody of a Motor Vehicle	Faraday&Future Inc.	May 28, 2019	10300948
ELECTRIC DOOR RELEASE SYSTEM	Faraday&Future Inc.	May 21, 2019	10294699
ELECTRIC VEHICLE BATTERY CHARGE AND DISCHARGE MANAGEMENT	Faraday&Future Inc.	April 16, 2019	10259337
VEHICLE DASHBOARD	Faraday&Future Inc.	March 19, 2019	D843288
METHODS AND SYSTEMS FOR ELECTRONICALLY ASSISTED LANE ENTRANCE	Faraday&Future Inc.	February 26, 2019	10217363
SYSTEM AND METHOD FOR VEHICLE DATA COMMUNICATION	Faraday&Future Inc.	February 12, 2019	10206015
SENSOR-TRIGGERING OF FRICTION AND REGENERATIVE BREAKING	Faraday&Future Inc.	January 29, 2019	10189452

Patent Name	Owner	Reg. Date	Patent No.
ELECTRIC VEHICLE BATTERY MONITORING SYSTEM	Faraday&Future Inc.	January 22, 2019	10183590
EFFICIENT AND SECURE METHOD AND APPARATUS FOR FIRMWARE UPDATE	Faraday&Future Inc.	January 1, 2019	10171478
VEHICLE COOLING SYSTEM USING GRAVITY BASED FLUID FLOW	Faraday&Future Inc.	December 11, 2018	10153524
SYSTEMS AND METHODS FOR USER BASED VEHICLE ACCESS CONTROL	Faraday&Future Inc.	December 4, 2018	10147257
LOW STRESS VEHCILE FRAME MANUFACTURING PROCESS	Faraday&Future Inc.	December 4, 2018	10144466
SYSTEM AND METHOD FOR ASSISTING NAVIGATION OF VEHICLE THROUGH TRAFFIC	Faraday&Future Inc.	December 4, 2018	10144408
Inverter DC Bus Bar Assembly	Faraday&Future Inc.	November 20, 2018	10135355
METHOD FOR MEASURING ELECTRICAL ISOLATION OF A VEHICLE CHASSIS	Faraday&Future Inc.	November 13, 2018	10126344
REMOTE CONTROL SYSTEM FOR A VEHICLE	Faraday&Future Inc.	October 30, 2018	10112581
Tapered Crush Can	Faraday&Future Inc.	October 30, 2018	10112563
VEHICLE BATTERY HEATING SYSTEM	Faraday&Future Inc.	October 30, 2018	10112502
AUTOMATIC DISPLAY ADJUSTMENT SYSTEMS AND METHODS	Faraday&Future Inc.	October 16, 2018	10101775
SYSTEMS AND METHODS FOR DETECTION AND PROCESSING OF PRESSURE SIGNALS	Faraday&Future Inc.	September 18, 2018	10078024
STATE-BASED OPERATION FOR AUTONOMOUS VEHICLES	Faraday&Future Inc.	September 18, 2018	10077052
Autonomous Vehicle Charging Station Connection	Faraday&Future Inc.	September 11, 2018	10071645
METHODS AND APPARATUS FOR IMPOVED PRECISION STREET MAPS USING LOW COST SENSORS	Faraday&Future Inc.	September 4, 2018	10066947

Patent Name	Owner	Reg. Date	Patent No.
INTEGRATED GARAGE DOOR OPENER FOR CONNECTED VEHICLE	Faraday&Future Inc.	August 28, 2018	10062229
PROGRAMMABLE ONBOARD INTERFACE	Faraday&Future Inc.	August 7, 2018	10042432
ULTRASONIC CHARGE PORT DETECTOR	Faraday&Future Inc.	July 18, 2018	10042053
METHODS AND SYSTEMS FOR CAMERA-BASED AUTONOMOUS PARKING	Faraday&Future Inc.	July 17, 2018	10025317
INTEGRATED TRAILER HITCH AND JUMP START SYSTEM	Faraday&Future Inc.	July 17, 2018	10023056
CONTROLLING DIMMING OF MIRRORS OR DISPLAYS USING DUAL-FUNCTION LIGHTING	Faraday&Future Inc.	June 19, 2018	10000157
HEAT PIPE FOR VEHICLE ENERGY-STORAGE SYSTEMS	Faraday&Future Inc.	June 12, 2018	9995535
DOOR HINGE AND DOOR HINGE SYSTEM FOR VEHICLE	Faraday&Future Inc.	May 8, 2018	9963020
IN-VEHICLE CAMERA SYSTEM	Faraday&Future Inc.	April 10, 2018	9942522
VOLTAGE GENERATION WITH HIGH MODULATION INDICES IN INVERTER DRIVES	Faraday&Future Inc.	March 20, 2018	9919615
INTERIOR PERMANENT MAGNET MACHINE FOR AUTOMOTIVE ELECTRIC VEHICLES	Faraday&Future Inc.	March 13, 2018	9917495
SYSTEMS AND METHODS FOR OPERATING VEHICLE DOORS	Faraday&Future Inc.	January 16, 2018	9869119
DRIVER VISIBILITY ENHANCING SEAT ADJUSTMENT	Faraday&Future Inc.	November 28, 2017	9827875
DETECTION OF WELDED CONTACTOR USING AC COUPLING	Faraday&Future Inc.	November 14, 2017	9817050

Patent Name	Owner	Reg. Date	Patent No.
VEHICLE SENSING GRID HAVING DYNAMIC SENSING CELL SIZE	Faraday&Future inc.	October 24, 2017	9796390
METHODS AND APPARATUS FOR GENERATING CURRENT COMMANDS FOR AN INTERIOR PERMANENT MAGNET (IPM) MOTOR	Faraday&Future Inc.	September 19, 2017	9768719
Methods and Systems for Interconnecting Parallel IGBT Modules	Faraday&Future Inc.	September 12, 2017	9762146
INTERIOR PERMANENT MAGNET MACHINE FOR AUTOMOTIVE ELECTRIC VEHICLES	Faraday&Future inc.	August 22, 2017	9742251
STEERING WHEEL HAVING INTEGRATED HORN ACTUATOR AND THE METHOD OF OPERATING THE SAME	Faraday&Future Inc.	August 22, 2017	9738220
PARTIALLY-SUBMERGED BATTERY CELLS FOR VEHICLE ENERGY-STORAGE SYSTEMS	Faraday&Future Inc.	June 27, 2017	9692096
FULLY-SUBMERGED BATTERY CELLS FOR VEHICLE ENERGY-STORAGE SYSTEMS	Faraday&Future Inc.	June 27, 2017	9692095
VEHICLE INTERIOR	Faraday&Future Inc.	May 30, 2017	D788000
REAR CONTOURED SEATS	Faraday&Future Inc.	May 30, 2017	D787999
STEERING WHEEL	Faraday&Future Inc.	May 30, 2017	D787994
ELECTRIC VEHICLE CHARGE PORT	Faraday&Future Inc.	March 14, 2017	9595790
ELECTRIC VEHICLE BATTERY	Faraday&Future Inc.	March 14, 2017	9595705
SERIAL COMMUNICATION SAFETY CONTROLLER	Faraday&Future Inc.	March 14, 2017	9592738
SYSTEM AND METHOD FOR IMPROVIING ACCELERATION PERFORMANCE OF AN ELECTRIC VEHICLE	Faraday&Future Inc.	November 1, 2016	9481254

Patent Name	Owner	Reg. Date	Patent No.
BATTERY MODULE FOR VEHICLE ENERGY-STORAGE SYSTEMS	Faraday&Future Inc.	August 31, 2021	11108100
AUTOMATICALLY RETRACTING AND EXTENDING A VEHICLE STERRING WHEEL	Faraday&Future Inc.	February 25, 2020	10569799
EMERGENCY SIGNAL DETECTION AND RESPONSE	Faraday&Future Inc.	September 11, 2018	10074274
VEHICLE ENERGY-STORAGE SYSTEMS	Faraday&Future Inc.	February 22, 2022	11258104
SEAMLESS VEHICLE ACCESS SYSTEM	Faraday&Future Inc.	January 15, 2019	10179568
VEHICLE EXTERIOR	Faraday&Future Inc.	January 23, 2018	D808302
USING CAMERAS FOR DETECTING OBJECTS NEAR A VEHICLE	Faraday&Future Inc.	December 1, 2020	10852741
ON-BOARD VEHICLE QUERY SYSTEM	Faraday&Future Inc.	December 14, 2021	11198446
WHEEL	Faraday&Future Inc.	July 17, 2018	D823432
JOINT FOR AN UNDERBODY OF A MOTOR VEHICLE	Faraday&Future Inc.	November 20, 2018	10131381
NESTED THREE PHASE BUS BAR UNIT	Faraday&Future Inc.	December 10, 2019	10505423
SYSTEMS AND METHODS FOR DISENGAGING A BATTERY	Faraday&Future Inc.	October 10, 2017	9783078
VEHICLE DISPLAY OR PORTION THEREOF WITH GRAPHICAL USER INTERFACE	Faraday&Future Inc.	February 5, 2019	D839882
Inverter Assembly	Faraday&Future Inc.	June 18, 2019	10326378
WHEEL	Faraday&Future Inc.	August 7, 2018	D824832
WHEEL	Faraday&Future Inc.	March 28, 2017	D782384
USER DATA-BASED AUTONOMOUS VEHICLE SYSTEM	Faraday&Future Inc.	March 31, 2020	10606276

Patent Name	Owner	Reg. Date	Patent No.
Active Vehicle Skirt Panel and the Method of Controlling the Same	Faraday&Future Inc.	April 3, 2018	9932074
ELECTRIC VEHICLE BATTERY	Faraday&Future Inc.	May 7, 2019	10283752
VEHICLE DISPLAY SCREEN OR PORTION THEREOF WITH ANIMATED GRAPHICAL USER INTERFACE	Faraday&Future Inc.	June 5, 2018	D819658*
CAR EXTERIOR	Faraday&Future Inc	April 3, 2018	D814353
GENERATING AND FUSING TRAFFIC SCENARIOS FOR AUTOMATED DRIVING SYSTEMS	Faraday&Future Inc.	October 5, 2021	11137763
IPM MACHINE WITH SPECIALIZED ROTOR FOR AUTOMATIVE ELECTRIC VEHICLES	Faraday&Future Inc.	February 19, 2019	10211690
VEHICLE ENERGY-STORAGE SYSTEMS HAVING PARALLEL COOLING	Faraday&Future Inc.	November 3, 2020	10826140
INFOTAINMENT BASED ON VEHICLE NAVIGATION DATA	Faraday&Future Inc.	June 1, 2021	11023515
WHEEL	Faraday&Future Inc.	August 7, 2018	D824831
CAMERA-BASED VEHICLE POSITION DETERMINATION WITH KNOWN TARGET	Faraday&Future Inc.	March 12, 2019	10227017
PRE-CHARGE SYSTEM AND METHOD	Faraday&Future Inc.	September 18, 2018	10076964
EXTERIOR VEHICLE ALERTING SYSTEM	Faraday&Future Inc.	February 6, 2018	9884585
PAIRING OF INPUT DEVICE AND DISPLAY IN VEHICLE INFOTAINMENT SYSTEMS	Faraday&Future Inc.	June 11, 2019	10318442
Heat Pipe For Vehicle Energy-Storage Systems	Faraday&Future Inc.	June 12, 2018	9995536
ELECTRIC VEHICLE CHARGING STATION	Faraday&Future Inc.	June 14, 2017	D791074

Patent Name	Owner	Reg. Date	Patent No.
AUTONOMOUS VEHICLE CHARGING STATION CONNECTION	Faraday&Future Inc.	April 24, 2019	10286793
METHOD AND APPARATUS FOR DETECTION AND RANGING FAULT DETECTION AND RECOVERY	Faraday&Future Inc.	February 12, 2019	10203408
SYSTEM AND METHOD FOR TRACKING MOVING OBJECTS TO AVOID INTERFERENCE WITH VEHICULAR DOOR OPERATIONS	Faraday&Future Inc.	March 1, 2022	11261642
Heat Exchanger for Vehicle Energy-Storage Systems	Faraday&Future Inc.	December 10, 2019	10505163
INTUITIVE VEHICLE CONTROL	Faraday&Future Inc.	June 6, 2017	9669712
SYSTEM AND METHOD FOR LIDAR-BASED VEHICULAR LOCALIZATION RELATING TO AUTONOMOUS NAVIGATION	Faraday&Future Inc.	April 5, 2022	11294060
VEHICLE POWER MANAGEMENT	Faraday&Future Inc.	October 15, 2019	10442306
Car, Toy Car Replica and/or Other Replica	Faraday&Future Inc.	October 18, 2017	D801857
DISPLAY SCREEN WITH GRAPHICAL USER INTERFACE	Faraday&Future Inc.	March 6, 2018	D812077
Dual Phase Battery Cooling System	Faraday&Future Inc.	February 26, 2019	10218043
SYSTEMS AND METHODS FOR CONNECTING BATTERY STRINGS TO A DC BUS	Faraday&Future Inc.	October 22, 2019	10449867
SYSTEMS AND METHODS FOR PROVIDING CUSTOMIZED AND ADAPTIVE MASSAGING IN VEHICLE SEATS	Faraday&Future Inc.	May 12, 2020	10647237
IMPACT ABSORBING DEVICE DEFINING APERTURE	Faraday&Future Inc.	June 26, 2018	10005410

Patent Name	Owner	Reg. Date	Patent No.
LOCATION BASED PARKING METER TIME REMINDER	Faraday&Future Inc.	June 27, 2017	9691190
CAR EXTERIOR	Faraday&Future Inc.	July 14, 2020	D890027
DETECTING POSITION MEASUREMENT ERRORS IN AN ELECTRIC MOTOR SYSTEM	Faraday&Future Inc.	September 25, 2018	10084399
SERIAL COMMUNICATION SAFETY CONTROLLER	Faraday&Future Inc.	March 10, 2020	10585828
ACTIVATE/DEACTIVATE FUNCTIONALITY IN RESPONSE TO ENVIRONMENTAL CONDITIONS	Faraday&Future Inc.	December 1, 2020	10852725
DASHBOARD FOR A CAR, INCLUDING TOY-CAR, MOTOR CAR, REPLICA CAR, SCALE-MODEL-CAR, AND/OR OTHER REPLICAS.	Faraday&Future Inc.	July 17, 2018	D823206
CHASSIS MONITORING SYSTEM HAVING OVERLOAD DETECTION	Faraday&Future Inc.	October 30, 2018	10112485
VEHICLE HAVING MULTI-MODE DOOR	Faraday&Future Inc.	April 30, 2019	10272748
INFORMATIONAL VISUAL DISPLAY FOR VEHICLES	Faraday&Future Inc.	January 22, 2019	10186089
SYSTEM AND METHOD FOR GOUND AND FREE-SPACE DETENTION	Faraday&Future Inc.	July 7, 2020	10705220
IN-VEHICLE LOCKING SAFE WITH DETACHMENT AND BREACH RESISTANT SEURITY FEATURES	Faraday&Future Inc.	January 7, 2020	10525892
USING POSITION ESTIMATE ERROR BOUNDS FOR SAFE VEHICLE NAVIGATION	Faraday&Future Inc.	January 26, 2021	10901422
VEHICLE INTERIOR	Faraday&Future Inc.	January 30, 2018	D808675
SYSTEM AND METHOD FOR OPERATING VEHICLE DOOR	Faraday&Future Inc.	September 10, 2019	10407968
SYSTEM AND METHOD FOR OPERATING VEHICLE USING MOBILE DEVICE	Faraday&Future Inc.	November 28, 2017	9830757

Patent Name	Owner	Reg. Date	Patent No.
LIQUID TEMPERATURE SENSOR	Faraday&Future Inc.	April 2, 2019	10247087
DUAL GAP CURRENT SENSOR FOR MULTI PHASE CONDUCTION	Faraday&Future Inc.	October 10, 2017	9784768
SYSTEM AND METHOD FOR ADJUSTING A LIDAR SYSTEM	Faraday&Future Inc.	August 11, 2020	10739441
SYSTEM AND METHOD FOR INTEGRATION OF REDUNDANT BUS ARCHITECTURE INTO A POWER SYSTEM	Faraday&Future Inc.	April 12, 2022	11299049
SYSTEM AND METHOD FOR DETECTING OCCLUDED OBJECTS BASED ON IMAGE PROCESSING	Faraday&Future Inc.	September 21, 2021	11126195
GPS ASSIST IN REGENERATIVE BRAKING	Faraday&Future Inc.	September 10, 2019	10406923
BRAKING CONTROL METHOD AND SYSTEM FOR A VEHICLE	Faraday&Future Inc.	September 18, 2018	10076962
CONTINUOUS STATOR WINDING AND ELECTRIC MACHINE COMPRISING THE SAME	Faraday&Future Inc.	November 3, 2020	10826364
ELECTRIC VEHICLE CHARGING STATION	Faraday&Future Inc.	June 14, 2017	D791073
METHOD AND SYSTEM FOR OVERCURRENT PROTECTION FOR INSULATED-GATE BIPOLAR TRANSISTOR (IGBT) MODULES	Faraday&Future Inc.	March 6, 2018	9912225
SEMI-AUTOMATED DRIVING USING PRE-RECORDED ROUTE	Faraday&Future Inc.	September 17, 2019	10416682
SYSTEM AND METHOD FOR IMPROVING ACCELERATION PERFORMANCE OF AN ELECTRIC VEHICLE	Faraday&Future Inc.	August 1, 2017	9722518
LIQUID COOLED BATTERY SYSTEM WITH INTEGRATED CURRENT CARRIER AND COOLANT PATH	Faraday&Future Inc.	October 20, 2020	10811740

Patent Name	Owner	Reg. Date	Patent No.
REMOTELY GRANTING VEHICLE PERMISSIONS	Faraday&Future Inc.	May 12, 2020	10647294
WHEEL	Faraday&Future Inc.	October 8, 2019	D862342
ELECTRIC VEHICLE BATTERY TEST	Faraday&Future Inc.	September 24, 2019	10421367
MODIFIED STATOR LEADS AND METHODS OF JOINING STATOR LEADS	Faraday&Future Inc.	June 23, 2020	10693335
DIMMABLE SUNVISOR	Faraday&Future Inc.	January 22, 2019	10183557
ELECTRICAL AND MECHANICAL CONNECTOR	Faraday&Future Inc.	April 17, 2018	9948044
BATTERY MODULE COMMUNICATION LINK CONNECTION WITH IMPROVED SEALING	Faraday&Future Inc.	January 21, 2020	10538170
CHARGING CONNECTOR	Faraday&Future Inc.	July 4, 2017	D791075
SETTING VEHICLE PERMISSIONS USING GEO-FENCING	Faraday&Future Inc.	May 12, 2020	10647302
METHODS AND APPARATUS FOR GENERATING CURRENT COMMANDS FOR AN INTERIOR PERMANENT MAGENT (IPM) MOTOR	Faraday&Future Inc.	September 12, 2017	9762164
SYSTEMS AND METHODS FOR SECURE USER PROFILES	Faraday&Future Inc.	November 5, 2019	10467429
EMERGENCY RELEASE SYSTEM FOR AUTOMOBILE SIDE DOOR	Faraday&Future Inc.	December 15, 2020)	10865591
WHEEL	Faraday&Future Inc.	July 31, 2018	D824309
WINDSHIELD WIPER FLUID REFILLING SYSTEM	Faraday&Future Inc.	December 11, 2018	10150453
SYSTEMS, METHODS, AND APPARATUS FOR ESTIMATING TORQUE DURING FAULT CONDITIONS	Faraday&Future Inc.	August 18, 2020	10744879

Patent Name	Owner	Reg. Date	Patent No.
ADAPTIVE CRUISE CONTROL SYSTEM HAVING CENTER-CONSOLE ACCESS	Faraday&Future Inc.	June 18, 2019	10322721
CAR INTERIOR	Faraday&Future Inc.	October 17, 2017	D800037
OPERATING POINT DETERMINATION IN AN ELECTRIC MOTOR SYSTEM	Faraday&Future Inc.	April 14, 2020	10622870
REDUNDANT LOW-VOLTAGE BATTERY SYSTEM OPERATION IN ELECTRIC VEHICLES	Faraday&Future Inc.	September 1, 2020	10761530
STEERING WHEEL	Faraday&Future Inc.	September 19, 2017	D797620
THRUST BALANCED PLANETARY GEAR ASSEMBLIES	Faraday&Future Inc.	April 9, 2019	10253848
REDUNDANT CIRCUIT DISCONNECTION FOR ELECTRIC VEHICLES	Faraday&Future Inc.	August 15, 2017	9731606
VEHICLE INSTRUMENT PANEL	Faraday&Future Inc.	January 15, 2019	D838280
CAN LISTEN ONLY CONFIGURATION FOR SAFETY CRITICAL SYSTEMS	Faraday&Future Inc.	January 5, 2021	10887127
WHEEL ALIGNMENT SYSTEMS AND METHODS	Faraday&Future Inc.	July 3, 2018	10012499
FRONT LIGHT FOR AN AUTOMOBILE	Faraday&Future Inc.	March 21, 2017	D782087
SAFETY AND CLEAN VEHICLE MONITORING SYSTEM	Faraday&Future Inc.	February 5, 2019	10196070
Inverter AC Bus Bar Assembly	Faraday&Future Inc.	January 4, 2022	11218080
DOOR HINGE MECHANISM FOR A VEHICLE	Faraday&Future Inc.	September 14, 2021	11118387
SYSTEMS AND METHODS FOR EVALUATING INSULATION OF FORMED WIRE OR WIRES	Faraday&Future Inc.	November 20, 2018	10132854
VEHICLE OTTOMAN	Faraday&Future Inc.	October 24, 2017	D800635
SWITCHING INTERFERENCE SUPPRESSION IN MOTOR DRIVING CIRCUITS USING SPACE VECTOR PULSE WIDTH MODULATION (PWM)	Faraday&Future Inc.	March 28, 2017	9608545

Patent Name	Owner	Reg. Date	Patent No.
WHEEL	Faraday&Future Inc.	March 14, 2017	D781196
TABLET CONNECTION SYSTEM	Faraday&Future Inc.	September 11, 2018	10075010
APPARATUS AND METHOD FOR HOLDING CIRCUIT AGAINST BATTERY MODULE	Faraday&Future Inc.	August 10, 2021	11088411
WINDSHIELD WIPER SYSTEM WITH ACTIELY MOVABLE PLATFORM	Faraday&Future Inc.	November 24, 2020	10843663
BATTERY ASSEMBLY PROCESSES	Faraday&Future Inc.	March 16, 2021	10950884
METHODS AND SYSTEMS FOR GENERATING DYNAMIC USER INTERFACE EFFECTS	Faraday&Future Inc.	April 14, 2020	10621778
ELETRIC VEHICLE CHARGE HANDLE	Faraday&Future Inc.	February 12, 2019	D840331
VISUALIZATION OF INTRA-VEHICULAR COMMUNICATIONS NETWORKS	Faraday&Future Inc.	July 5, 2022	11381472
INVERTER ASSEMBLY	Faraday&Future Inc.	Jan 19, 2016	9,241,428
SENSOR-TRIGGERING OF FRICTION AND REGENERATIVE BRAKING	Faraday&Future Inc.	Nov 22, 2016	9,499,141
INTERIOR PERMANENT MAGNET MACHINE FOR AUTOMOTIVE ELECTRIC VEHICLES	Faraday&Future Inc.	Dec 13, 2016	9,520,752
SYSTEMS AND METHODS FOR DISENGAGING A BATTERY	Faraday&Future Inc.	Dec 20, 2016	9,525,291
IN-VEHICLE BED ASSEMBLY	Faraday&Future Inc.	Jun 15, 2021	11,034,268

Patent Applications

Patent Name	Owner	App. Date	App. No.
MOVEABLE-SENSOR FOR AUTONOMOUS DRIVING	Faraday&Future Inc.	October 8, 2018	16092204
ELECTRIC VEHICLE BATTERY MANAGEMENT	Faraday&Future Inc.	October 1, 2018	16090567
SYSTEM AND MEHTOD FOR STEERING COMPENSATION	Faraday&Future Inc.	March 27, 2018	15763606*
SYSTEM FOR PROVIDING COLOR BALANCE IN AUTOMOTIVE DISPLAY	Faraday&Future Inc.	October 29, 2018	16097611
SYSTEM AND METHOD FOR VEHICULAR LOCALIZATION RELATING TO AUTONOMOUS NAVIGATION	Faraday&Future Inc.	April 17, 2018	15955524
VEHICLE ENERGY-STORAGE SYSTEMS HAVING PARALLEL COOLING	Faraday&Future Inc.	December 8, 2017	15836720
SYSTEM AND METHOD FOR CONTROLLING A DRIVING SYSTEM	Faraday&Future Inc.	August 30, 2017	15691606
METHODS AND SYSTEMS FOR DETECTING SIGNAL SPOOFING	Faraday&Future Inc.	March 30, 2018	15941640
APPARATUS AND METHOD FOR HOLDING CIRCUIT FOR LASER WELDING	Faraday&Future Inc.	March 30, 2018	15942317
SYSTEM AND METHOD FOR VEHICLE LOCALIZATION ASSISTANCE USING SENSOR DATA	Faraday&Future Inc.	August 16, 2017	15679019
VOICE ASSISTANCE SYSTEM FOR DEVICES OF AN ECOSYSTEM	Faraday&Future Inc.	August 28, 2018	16080662*
CONTENT SHARING SYSTEM AND METHOD	Faraday&Future Inc.	September 26, 2016	15275573
VEHICLE ENERGY-STORAGE SYSTEMS	Faraday&Future Inc.	December 29, 2017	15859072
CONNECTED VEHICLE NETWORK DATA TRANSFER OPTIMIZATION	Faraday&Future Inc.	August 8, 2019	16536258
SYSTEM AND METHODS FOR MOUNTING A PERIPHERAL VEHICULAR DEVICE	Faraday&Future Inc.	July 18, 2018	16039189
SYSTEM AND METHOD FOR HARDWARE-INDEPENDENT MEMORY STORAGE	Faraday&Future Inc.	July 26, 2018	16073335

SCHEDULE 3.18

Real Estate

CREDIT PARTY	LOCATION	OWNERSHIP INTEREST
Faraday SPE LLC and Faraday&Future Inc.	18455 S. Figueroa Street Gardena, CA 90248	Leasehold
Faraday SPE LLC and Faraday&Future Inc.	501 W. 190th Street Gardena, CA 90248	Leasehold
Faraday&Future Inc.	10701 Idaho Avenue Hanford, CA 93230	Leasehold
Faraday Future Intelligent Electric Inc.	14116 Towne Ave., Gardena, CA 90061	Leasehold
FF Eco Sales Company, LLC and Faraday Future Intelligent Electric Inc.	464 N. Beverly Drive, Beverly Hills, CA 90210	Leasehold
Faraday&Future Inc.	2885 & 2895 Zanker Road, San Jose, CA 95134	Leasehold
Faraday&Future Inc.	40 Sonwil Drive, Buffalo, NY 14225	Leasehold

SCHEDULE 3.20

Bank Accounts

CREDIT PARTY	FINANCIAL INSTITUTION	ACCOUNT NUMBER AND TYPE OF ACCOUNT	Exempt (Y/N)
Faraday future Intelligent Electric Inc.	Bank of America	[***]	Y
Smart King Ltd.	Bank of America	[***]	N
Smart Technology Holdings Ltd.	Bank of America	[***]	Y
	East West Bank	[***]	Y
FF Inc.	East West Bank	[***]	Y
		[***]	Y
	Bank of America	[***]	Y
Faraday&Future Inc.	Bank of America	[***]	N
		[***]	Y
		[***]	Y
		[***]	Y
		[***]	Y
		[***]	Y
		[***]	Y
		[***]	Y
		[***]	Y
		[***]	Y
	East West Bank	[***]	Y
		[***]	Y
		[***]	Y
FF Eco Sales Company, LLC	East West Bank	[***]	Y

SCHEDULE 3.23

Outstanding Debt

(a)	an amount of $193,000 paid in April 2022 in connection with the full settlement of the company’s PPP loan;

(b)	those certain promissory notes issued to FF Aventuras SPV XI, LLC, FF Adventures SPV XVIII LLC, FF Ventures SPV IX LLC and FF Venturas SPV X LLC with a combined aggregate principal amount of approximately $73.9 million;

(c)	that certain irrevocable Standby Letter of Credit No. 22OSL005034 dated March 4, 2022 issued by East West Bank for the aggregate amount of USD$1,500,000.00 for the benefit of B.H. Triangle Associates, L.P.;

(d)	that certain Hanford Capial Lease with a current book value of $12,635,356.55;

(e)	new and amended leases entered into in the second quarter of 2022 in 14116 Towne Ave, Gardena, CA 90061 and 2885 & 2895 Zanker Road, San Jose, California 95134;

(f)	obligations secured by any lien referenced on Schedule 5.2 listed below[4];

(g)	any additional Debt of each Credit Party outstanding as of the Closing Date can be found in Faraday Future Intelligent Electric Inc.’s quarterly filing for the first quarter of 2022 over Form 10-Q, including, but not limited to, footnotes 8, 9 and 10;

(h)	any Debt of the Credit Parties or any direct or indirect Subsidiary of the Issuer, as may be guaranteed by any of the Credit Parties, existing as of the Closing Date; and

(i)	provided that, in each case, the amounts listed above are as such amounts may have been updated or modified as of the Closing Date as a result of impacts related to remeasurement pursuant to customary financial accounting calculations, foreign currency and interest accrued, in each case, in the ordinary course of business.

[4]	The JR Automation equipment liens have been paid in full.

SCHEDULE 4.12

Post-Closing Tax Liens

Credit Party	Jurisdiction	Type of Lien	Amount
Faraday SPE, LLC	Los Angeles County, CA	State Tax Lien	#2020104882 filed 09/14/2020 Amount: $3,931.57
#20201104887 filed 09/15/2020 Amount: $438.56
#20201104892 filed 09/15/2020 Amount: $30,677.53
#20201104897 filed 09/15/2020 Amount: $2,012.20
FF Inc.	Kings County, CA	State Tax Lien	#2124468 filed 11/05/2021 Debtor: FF Inc dba Faraday& Future Inc Amount: $1,442.88
Faraday&Future Inc.	Kings County, CA	State Tax Lien	#2124468 filed 11/05/2021 Debtor: FF Inc dba Faraday& Future Inc Amount: $1,442.88

SCHEDULE 5.2

Liens

1.	UCC-1 Financing Statement listing Farday&Future Inc., as debtor, and FANUC America Corporation, as secured party, recorded in the Office of the Secretary of State of the State of California as filing number 187662490720 on August 6, 2018.

2.	UCC-1 Financing Statement listing Farday&Future Inc., as debtor, and Utica Leaseco, LLC, as secured party, recorded in the Office of the Secretary of State of the State of California as filing number 187677914020 on October 19, 2018.

3.	UCC-1 Financing Statement listing Farday&Future Inc., as debtor, and Cascade Engineering, Inc., as secured party, recorded in the Office of the Secretary of State of the State of California as filing number 197697127413 on February 13, 2019 .

4.	UCC-1 Financing Statement listing Farday&Future Inc., as debtor, and J.R. Automation Technologies, LLC, JR Automation, as secured party, recorded in the Office of the Secretary of State of the State of California as filing number 197715767696 on June 05, 2019.

5.	UCC-1 Financing Statement listing Farday&Future Inc., as debtor, and J.R. Automation Technologies, LLC, JR Automation, as secured party, recorded in the Office of the Secretary of State of the State of California as filing number 19771567717 on June 05, 2019.

SCHEDULE 5.3

Contingent Obligations

1.	A present, continual and irrevocable guarantee of the prompt payment by FF ECO Sales Company, LLC made by Faraday Future Intelligent Electric Inc. of all rentals and other sums payable by FF ECO Sales Company, LLC under that certain Retail Lease Agreement concerning the lease by B.H. Triangle Associates, L.P. to FF ECO Sales Company, LLC of certain space located at 464 Beverly Drive, Beverly Hills, California, and the faithful and prompt performance by FF ECO Sales Company, LLC of each and every one of the terms, conditions and covenants of said Lease to be kept and performed by FF ECO Sales Company, LLC.

2.	Guaranty of Lease, executed by Faraday&Future Inc., dated as of March 8, 2019, in favor of Atlas V Gardena LLC.

3.	Guaranty of Lease, executed by Faraday Future Intelligent Electric Inc., dated as of January 7, 2022, in favor of B.H. Triangle Associates, L.P.

SCHEDULE 5.9

Affiliate Transactions

1.	As described in FFIE’s quarterly filing for the first quarter of 2022 over Form 10-Q, including but not limited to, footnotes 8;

2.	Amounts loaned by any of the Credit Parties to any direct or indirect Subsidiary of the Issuer existing as of the Closing Date; and

3.	A certain tax obligation to withhold tax amounts from members of FF Global Partners LLC, a shareholder of Faraday Future Intelligent Electric Inc. with respect to exercises of units by members who are also employees of Faraday Future Intelligent Electric Inc., or any of its subsidiaries.

SCHEDULE 13.6

Equityholders

None.